                                                       EXHIBIT NUMBER (10)(xiii)
                                                       TO 2000 FORM 10-K


                           181 WEST MADISON BUILDING

                                  LEASE WITH

                          THE NORTHERN TRUST COMPANY
                                    TENANT













                                 LEASING AGENT

                DOUGLAS ELLIMAN-BEITLER MANAGEMENT CORPORATION
                            181 West Madison Street
                                  Suite 3900
                            Chicago, Illinois 60602


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

1.    LEASE OF PREMISES; DEFINITIONS.........................................................................  2

2.    TERM...................................................................................................  6

3.    RENT...................................................................................................  6

4.    OPERATING EXPENSES.....................................................................................  9

5.    HOLDING OVER........................................................................................... 18

6.    USE.................................................................................................... 18

7.    LANDLORD'S SERVICES AND OBLIGATIONS.................................................................... 19

8.    TENANT'S OBLIGATIONS................................................................................... 22

9.    RIGHTS RESERVED TO LANDLORD............................................................................ 28

10.   TELEPHONE, ELECTRIC AND OTHER SERVICES................................................................. 31

11.   LANDLORD'S TITLE....................................................................................... 31

12.   QUIET ENJOYMENT........................................................................................ 31

13.   LIMIT ON WAIVER OF CERTAIN CLAIMS...................................................................... 31

14.   CONDITION OF PREMISES AND LANDLORD'S WORK.............................................................. 32

15.   TERMINATION............................................................................................ 32

16.   ASSIGNMENT AND SUBLETTING.............................................................................. 33

17.   UNTENANTABILITY........................................................................................ 36

18.   DEFAULTS; CONDITIONS LIMITATIONS; REMEDIES............................................................. 38

19.   EMINENT DOMAIN......................................................................................... 44

20.   SUBORDINATION AND SUPERIORITY OF THIS LEASE............................................................ 44

21.   SPRINKLERS............................................................................................  45

22.   LANDLORD'S MAINTENANCE................................................................................  45

23.   NOTICE................................................................................................  46

24.   SUCCESSORS AND ASSIGNS................................................................................  46

25.   INSURANCE.............................................................................................  47

26.   MISCELLANEOUS.........................................................................................  49

27.   ESTOPPEL CERTIFICATES.................................................................................  52

28.   MORTGAGEE PROTECTION..................................................................................  52

29.   LANDLORD'S COMPLIANCE WITH LAW........................................................................  53

30.   INDEMNIFICATION BY TENANT.............................................................................  54

31.   INDEMNIFICATION BY LANDLORD...........................................................................  55

32.   POSSESSION............................................................................................  55

33.   EXONERATION CLAUSE....................................................................................  55

34.   WAIVER OF JURY TRIAL..................................................................................  56

35.   LANDLORD DEFAULT AND PERFORMANCE BY TENANT............................................................  56

36.   MOST FAVORED TENANT...................................................................................  57

37.   PEDESTRIAN BRIDGE.....................................................................................  58

38.   MONUMENT SIGNAGE......................................................................................  59

39.   LOBBY SIGNAGE.........................................................................................  59

40.   RIGHTS PERSONAL TO TENANT.............................................................................  59

41.   FIRST EXTENSION OPTION................................................................................  60

42.   SECOND EXTENSION OPTION...............................................................................  61

43.   MARKET RATE...........................................................................................  62

44.   ELEVATOR TRANSFER.....................................................................................  63

45.   CONTRACTION OPTION....................................................................................  63

46.   RIGHT OF FIRST OFFER UPON SALE OF THE BUILDING........................................................  65

47.   NAME OF THE BUILDING..................................................................................  66

48.   PUT SPACE.............................................................................................  67

49.   ALLOWANCE FOR EXTENSION PREMISES......................................................................  69

50.   TERMINATION OF EXISTING LEASE.........................................................................  69

51.   RIGHT OF FIRST OFFER TO LEASE.........................................................................  71

52.   EXPANSION SPACE.......................................................................................  74

53.   PARKING...............................................................................................  77

54.   BACK UP GENERATOR.....................................................................................  78

55.   KITCHEN FACILITIES....................................................................................  78

EXHIBIT A   Plan of Premises................................................................................  A-1

EXHIBIT B   Rentable Area...................................................................................  B-2

EXHIBIT C   Rules and Regulations...........................................................................  C-1

EXHIBIT D   Cleaning Specifications.........................................................................  D-1

EXHIBIT E   Tenant Lease Estoppel Certificate...............................................................  E-1

EXHIBIT F   Legal Description...............................................................................  F-1

EXHIBIT G   ["Intentionally Deleted"].......................................................................  G-1

EXHIBIT H   Base Rent.......................................................................................  H-1

EXHIBIT I   Items to be Removed.............................................................................   I-1

EXHIBIT J   Payment of Rent Adjustment......................................................................   J-1

EXHIBIT K   Example of Calculation of Special Tenant Fee....................................................   K-1

EXHIBIT L   Stacking Plan 181 West Madison Stacking Plan....................................................   L-1

EXHIBIT M   Level Pay.......................................................................................   M-1

EXHIBIT N   Short Form of Lease.............................................................................   N-1

EXHIBIT O   Form of First Offer Notice......................................................................   O-1

EXHIBIT P   Landlord's Work.................................................................................   P-1

EXHIBIT Q   Parking Space Location..........................................................................   Q-1

                                     LEASE

                                      FOR

                           181 WEST MADISON BUILDING


     THIS LEASE (this "Lease") is made and entered into at Chicago, Illinois, as of the 29th day of November, 2000, by and between LASALLE BANK NATIONAL
          ----        --------
ASSOCIATION, as successor trustee to American National Bank and Trust Company of Chicago, not individually, but solely and only as Trustee under a certain Trust Agreement (the "Trust Agreement") dated the 5/th/ day of April, 1990, and known as Trust Number 110513-07 (the "Landlord"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Tenant"), as follows:


                                   RECITALS
                                   --------

     A. American National Bank and Trust Company of Chicago, as Trustee under Trust No. 65287 ("Prior Landlord") and Tenant entered into that certain Lease dated August 28, 1985 (the "Original Lease") as amended by that certain First Amendment to Agreement of Lease dated August 15, 1986 (the "First Amendment"), that certain Second Amendment to Agreement of Lease dated August 6, 1987 (the "Second Amendment"), and that certain Third Amendment to Agreement of Lease dated May 20, 1988 (the "Third Amendment").

     B. The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, was assigned by Prior Landlord to Landlord by an assignment dated April 6, 1990.

     C. Landlord and Tenant further amended the Original Lease by that certain Fourth Amendment to Agreement of Lease dated May 1, 1990 ("Fourth Amendment"), that certain Fifth Amendment to Agreement of Lease dated January 12, 1995, that certain Sixth Amendment to Agreement of Lease dated November 30, 1995 ("Sixth Amendment") that certain Seventh Amendment dated February 24, 1998, that certain Eighth Amendment to Lease dated January 31, 2000, that certain Ninth Amendment to Lease dated January 31, 2000 ("Ninth Amendment"), that certain Tenth Amendment to Lease dated February 1, 2000, ("Tenth Amendment") that certain Eleventh Amendment to Lease dated August 1, 2000, ("Eleventh Amendment") and that certain Twelfth Amendment to Lease dated August 28, 2000, (Twelfth Amendment). The Original Lease, as amended, is hereinafter referred to as the "Existing Lease."

     D. Pursuant to the Existing Lease, Tenant leased the Extension Premises (as defined in Section 1B) and the 23/rd/ floor of the Building from Landlord, totally approximately 284,296 rentable square feet in the Building, and the 36/th/ floor, containing 20,866 square feet of Rentable Area (collectively, the "Existing Premises").

     E. Landlord and Tenant have agreed to terminate the Existing Lease and enter into a new lease of the Premises for a longer term, on the terms and conditions of this Lease.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.   LEASE OF PREMISES; DEFINITIONS.

     A. The Landlord hereby leases to the Tenant and the Tenant hereby accepts the lease of the premises consisting of that certain office space on Exhibit A and incorporated herein by reference (the "Premises") located in the office building (the "Building") located on the real estate commonly known as 181 WEST MADISON BUILDING, located at 181 West Madison Street, Chicago, Illinois, the legal description of which is attached hereto as Exhibit F and incorporated herein by reference (the "Real Estate"). The Building and the Real Estate together with the vehicular drives, the above and below ground parking facilities, and all other structures and improvements now or hereinafter located upon the Real Estate are hereinafter sometimes collectively referred to as the "Property". Rentable Area of the Premises is deemed to be as shown on Exhibit
A. A stacking plan of the Building showing Rentable Area per floor is attached as Exhibit L.

     B. The following terms shall have the following meanings wherever used in this Lease:

         (i)    "Affiliate" shall have the meaning set forth in Section 16.

         (ii)   "Alterations" shall have the meaning set forth in Section 8J.

         (iii)  "Special Tenant Fee" shall have the meaning set forth in
                Section 3D.

         (iv)   "Base Rent" shall have the meaning set forth in Section 3A.

         (v)    "Building" shall have the meaning set forth in Section 1A.

         (vi)   "Calculation Year" shall have the meaning set forth in
                Section 4A(vi).

         (vii)  "Commencement Date" shall have the meaning set forth in
                Section 2.

         (viii) "Default Rate" shall have the meaning set forth in Section
                3F.

         (ix)   "Deficiency" shall have the meaning set forth in Section 18F.

         (x) "Employee" means an officer, director, employee, partner, contractor, subcontractor, or representative.

       (xi)     "Existing Lease" shall have the meaning set forth in Recital
                C.

       (xii) "Existing Premises" shall have the meaning set forth in Recital D.

       (xiii)   "Expansion Space" shall have the meaning set forth in
                Section 52.

       (xiv) "Extension Premises" means the following space identified on Exhibit A: floors 4, 5, 6, 7, 8, 9, 10, 11, 12, 14, 15 (Suite
                1500, Suite 1550), Suite 1600 on the 16th floor, 20.

       (xv)     "First Offer Space" shall have the meaning set forth in Section
                51.

       (xvi)    "Fiscal Year" shall have the meaning set forth in Section 3D.

       (xvii) "Fiscal Year Tax and Expense Amount" shall have the meaning set forth in Section 3D.

       (xviii) "Government Entity" means the United States, the State of Illinois, the City of Chicago, and any and every other agency, department, commission, rule-making body, bureau, instrumentality, and/or political subdivision of government of any kind whatsoever, now existing or hereafter created, now or hereafter having jurisdiction over the Premises, the Building, and/or the use, occupancy, possession, operation and/or maintenance of the Premises and/or the Building.

       (xix)    "Indemnitee" means Landlord, Landlord's Affiliates, and Rental
                Agent.

       (xx) "Landlord" shall have the meaning set forth in the opening paragraph and in Section 24.

       (xxi)    "Landlord's Affiliates" means:

                (a) any Person controlling Landlord and any Person controlling the same;

                (b) any Person controlled by Landlord and any Person controlled by the same;

                (c)  any Person under common control with Landlord;

                (d) any Person which acquires substantially all of the assets of Landlord or any corporation into which Landlord may be merged or with which Landlord may be consolidated;

                (e) any Person who is a beneficiary under the Trust Agreement, any Person controlling or controlled by, or under common control with, such a beneficiary, and any Person controlling or controlled by the same; and

                (f) all Employees of Landlord and of every Person referred to in (a), (b), (c), (d) and (e) above.

                     For purposes of this definition, "control" means the direct or indirect ownership of more than twenty percent (20%) of the common stock of a corporation or the direct or indirect beneficial ownership of an unincorporated enterprise.

     (xxii)    "Landlord's Work" shall have the meaning set forth in Exhibit P.

     (xxiii) "Law" or "Laws" means each and every law, rule, regulation, order, ordinance, statute, requirement, code or executive mandate of any kind whatsoever, present or future, issued by any Government Entity applicable to or affecting the Premises and/or the Property, and/or the use, occupancy, possession, operation, and/or maintenance of the Premises and/or the Property.

     (xxiv) "Lease" shall have the meaning set forth in the opening paragraph.

     (xxv)     "Lease Termination Notice" shall have the meaning set forth in
               Section 18B(i).

     (xxvi)    "Lease Year" shall have the meaning set forth in Section 4A(i).

     (xxvii) "Legal Proceeding" means every action, litigation, summary proceeding, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind whatsoever.

     (xxviii)  "Market Rental Rate" shall have the meaning set forth in Section
               43.

     (xxix)    "Operating Expense Deposit" shall have the meaning set forth in
               Section 4A(v).

     (xxx) "Operating Expenses" shall have the meaning set forth in Section 4A(iii).

     (xxxi) "Person" means an individual person, corporation, partnership, trust, joint venture, proprietorship, estate or other incorporated or unincorporated enterprise, entity, or organization of any kind whatsoever.

     (xxxii) "Possession Termination Notice" shall have the meaning set forth in Section 18B(ii).

     (xxxiii)  "Premises" shall have the meaning set forth in Section 1.

     (xxxiv)   "Prime Rate" shall have the meaning set forth in Section 3C.

     (xxxv)    "Put Space" shall have the meaning set forth in Section 48.

     (xxxvi)   "Property" shall have the meaning set forth in Section 1.

     (xxxvii)  "Real Estate" shall have the meaning set forth in Section 1.

     (xxxviii) "Rent" shall have the meaning set forth in Section 3.

     (xxxix)   "Rent Adjustment" shall have the meaning set forth in Section 3.

     (xl)      "Rental Agent" shall have the meaning set forth in Section 3.

     (xli) "Rentable Area" for each full office floor in the Building from floors 4 through 38, both inclusive, is shown on Exhibit B, as agreed to by Tenant and Landlord. If "Rentable Area" is stated in the Lease for a partial floor then, that area shall be deemed agreed to by Landlord and Tenant. "Rentable Area" for partial floors which may be leased by Tenant in the Building and which are not specifically set forth in this Lease shall be determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International approved June 7, 1996, by American National Standards Institute, Inc., or other more recent issuance of such standards. Rentable Area does not equal useable area.

     (xlii) "RSF" shall mean, as the context requires, one square foot or a number of square feet of Rentable Area in any given space.

     (xliii)   "Superior Encumbrance" means the following:

               (a) any and every mortgage or trust deed now a lien, or hereafter becoming a lien, upon the Building, Real Estate or Property, or any part thereof;

               (b) any lease presently or hereafter in effect between Landlord, as lessee or tenant, and any fee owner of the Building, Real Estate or Property; and

               (c) any amendment, modification, or consolidation of the foregoing, and all liens securing any further advances made in connection with the foregoing.

     (xliv)    "Tax and Expense Cap" shall have the meaning set forth in Section
               3D.

     (xlv)     "Tax and Expense Component" shall have the meaning set forth in
               Section 3D.

     (xlvi)    "Taxes" shall have the meaning set forth in Section 4A(iv).

     (xlvii) "Tenant" shall have the meaning set forth in the opening paragraph.

     (xlviii) "Tenant's Proportionate Share" shall have the meaning set forth in Section 4A(ii).

     (xlix) "Tenant's Work" means all Alterations, and any repairs, maintenance, decorations or improvements which Tenant is obligated to perform under this Lease.

     (l)       "Term" shall have the meaning set forth in Section 2.

     (li) "Trust Agreement" shall have the meaning set forth in the opening paragraph.

     (lii) "23/rd/ Floor" shall mean that portion of the Premises located on the 23rd Floor, when used to identify a portion of the Premises.

     (liii) "include" or "including" shall be construed as meaning to include, or including, "but not limited to" or "without limitation".

2. TERM. The Term of this Lease commences on the 1st day of December, 2000 (the "Commencement Date") and ends on the last day of December 31, 2020 (the "Term"), unless sooner terminated or extended as hereinafter provided.

3. RENT. Tenant will pay to Landlord's rental agents, DOUGLAS ELLIMAN-BEITLER MANAGEMENT CORPORATION, (the "Rental Agents") at 181 West Madison Street, Suite 3900, Chicago, Illinois 60602, or to such other persons or at such other places as the Landlord may direct from time to time by written notice to the Tenant, in coin or currency or wire transfer of good funds which at the time of payment is legal tender for the payment of public and private debts in the United States of America, without setoff, recoupment or deduction whatsoever and, without demand or billing, except as hereinafter provided, the aggregate of the following, all of which are hereby declared to be "Rent".

     A. Base Rent (hereinafter defined), payable in advance in equal monthly installments each promptly on the first day of each and every calendar month during the Term of this Lease. "Base Rent" shall mean the sum of the amounts for each twelve month period during the Term of this Lease calculated for each portion of the Premises by multiplying the Rentable Area shown on Exhibit H for each portion of the Premises by the Base Rent per RSF shown on Exhibit H for such space for the applicable period shown opposite the Base Rent per RSF shown on Exhibit H.

     B. "Tenant's Proportionate Share of Operating Expenses" and "Operating Expense Deposits" (hereinafter defined);

     C. "Rent Adjustment" equal to the amounts provided for in Exhibit J, payable as set forth in Exhibit J.

     D. An annual fee ("Special Tenant Fee") per square foot of Rentable Area of the Premises for which it is applicable (as hereinafter set forth), multiplied by the Rentable Area to which it applies, payable for each Fiscal Year (hereinafter defined) set forth below, equal to the total of (i) Four Percent (4%) of the Tax and Expense Component (hereinafter defined) for a Lease Year immediately preceding the Fiscal Year for which it is payable, plus (ii) the Special Tenant Fee per square foot of Rentable Area of the Premises for which it applies for the previous Fiscal Year. The Special Tenant Fee shall be payable in equal monthly installments in advance on the first day of each month during each Fiscal Year as provided above. The Special Tenant Fee is not a component of Rent after the initial Term of the Lease (i.e. it is not a component of Rent during the First Extension Period and Second Extension Period) nor is it a component of Rent for Expansion or First Offer Space.

          (i)  Definitions.
               -----------

                    (a) A "Fiscal Year" shall mean each twelve-month period commencing on an April 1.

                    (b) "Tax and Expense Component" for any Lease Year means the lesser of the (1) Tax and Expense Cap (hereinafter defined) for such Lease Year and (2) the Tax and Expense Amount (hereinafter defined) for such Lease Year.

                    (c) "Tax and Expense Amount" for a Lease Year means the amount per square feet of Rentable Area obtained by dividing

                           (1) the sum of (i) Tenant's Proportionate Share of Operating Expenses (excluding Taxes) for such Lease Year plus

                    (ii) Tenant's Proportionate Share of Taxes payable during such prior Lease Year (regardless of the Lease Year to which attributable), by

                           (2)  Rentable Area of the Premises.

                    (d) The "Tax and Expense Cap" for any Lease Year shall be
               the product of 1.03 multiplied by the previous Tax and Expense Cap. The first Tax and Expense Cap is 1.03 multiplied by the Tax and Expense Amount for Lease Year 2000. Once the Tax and Expense Amount for Lease Year 2000 is determined, Landlord shall calculate the Tax and Expense Cap for the balance of the Term and Landlord and Tenant shall confirm it in a written and executed supplement to the Lease within 60 days after delivering of Landlord's statement under Section 4D.

        (ii)   When The Special Tenant Fee Commences.  With respect to the
               -------------------------------------
     23/rd/ floor space and Put Space, the Special Tenant Fee will be payable for each Fiscal Year commencing with the Fiscal Year beginning April 1, 2002 . For the Extension Premises, the Special Tenant Fee will be payable for each Fiscal Year commencing April 1, 2005, and shall be at the same rate per square foot as the 23/rd/ floor and Put Space.

        (iii)  Example.  An example of calculation of the Special Tenant Fee
               -------
     is shown on Exhibit K.

        (iv)   Proration.  If space for which the Special Tenant Fee is payable
               ---------
     is added or deleted from the Premises in any Fiscal Year, then the Special Tenant Fee shall be prorated for such Fiscal Year based on the RSF to which it applies for the period such RSF applies.

     E.  All other payments required to be made by the Tenant under this Lease.

     In the event the Term of this Lease commences on a day other than the first day of a calendar month or in the event that this Lease ends prior to the end of a twelve month period or ends on a day other than the last day of a calendar month, the Rent for such month or such period shall be prorated (except as provided in Section 4E or Exhibit J). Tenant's obligation and covenant to pay Rent is independent of every other covenant set forth in this Lease and shall survive the expiration or termination of this Lease.

     F. Interest at the Default Rate from the due date of each payment of Rent due under this Lease until paid, if Tenant is ever in Default. The phrase "Default Rate" means the lower of: (i) the highest lawful rate, or (ii) a rate of interest equal to the sum of two percent (2%) plus the "Prime Rate". The phrase "Prime Rate" means that rate of interest as defined in the most recently published in the Wall Street Journal (or any successor publication) as the"Prime
                 -------------------
Rate",changing simultaneously and automatically with each published change in the Prime Rate,such change to be effective as of and on the date published as the effective date for the change in its said Prime Rate. In the event the Wall
                                                                           ----

Street Journal (or any successor publication) shall discontinue to publish a
--------------
Prime Rate, Landlord shall substitute therefor, in Landlord's judgment reasonably exercised, the prime rate or base rate or similar rate of interest announced or published by a major United States bank or major business publication or financial publication.

4.   OPERATING EXPENSES  .

     A. Definitions. For the purposes of this Lease, the following terms, words or phrases shall have the meanings and definitions described in this subsection 4 A:

        (i) "Lease Year" means a consecutive twelve month period commencing January 1 and ending December 31, both inclusive. In the event the term of this Lease ends on a date other than December 31, then in such event, "Lease Year" also means that period ending on the date of expiration of the term of this Lease and commencing on the immediately preceding January 1.

        (ii) "Tenant's Proportionate Share" means 305,162/918,555, or thirty three and 22/100 percent (33.22%). If at any time additional space is added to the Premises, then Tenant's Proportionate Share shall increase by the percentage obtained by dividing the number of square feet of Rentable Area added, by 918,555. If at any time space is deleted from the Premises, then Tenant's Proportionate Share shall decrease by the percentage obtained by dividing the number of square feet of Rentable Area deleted, by 918,555. If at any time in the future the number of rentable square feet of office space in the Building is reduced by reason of a change in the Building's structure or by reason of the separation of ownership of a portion of the Building by a device such as vertical subdivision or submission of the Building to a condominium form of ownership, with the result that Tenant's Proportionate Share no longer reflects the ratio which the area of the Premises holds to the total amount of office space in the Building for which Landlord continues to pay Taxes and other Operating Expenses, then Landlord shall be entitled to equitably adjust Tenant's Proportionate Share to reflect such change in circumstance; provided that Operating Expenses associated with excluded rentable area are also equitably excluded.

        (iii) "Operating Expenses" means Taxes (as hereinafter defined) and all costs, expenses and disbursements of every kind, nature or description, paid or incurred by or on behalf of the Landlord or its beneficiaries relating to the ownership, management, operation, maintenance and repair of the Property and the sidewalks and areas adjacent thereto and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including, but not limited to: the costs of electricity, steam, water, fuel, heating, lighting, air conditioning, window cleaning, janitorial services; insurance (including, but not limited to, fire, extended coverage, liability, workmen's compensation, elevator, boiler, plate glass or any other insurance carried in good faith by the Landlord and applicable to the Property or the said personal property); painting; uniforms; management fees, (however if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for the management of first-class office buildings in Chicago, Illinois), supplies, sundries, sale or use taxes on supplies or services; costs of wages, salaries and bonuses of all persons at and below the level of Building manager engaged in the operation, maintenance and repair of the Property and so-called "fringe benefits" (including, but not limited to, overtime pay, social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs for any pensions, hospitalization, welfare or retirement plans, vacation or severance pay, or any other similar or like expense incurred under the provisions of any collective bargaining agreement, or any costs or expenses which the Landlord, or its beneficiaries, pays or incurs to provide benefits for employees so engaged, or previously engaged, in the operation, maintenance and repair of the Property), the purchase price or rental cost, as applicable, of all building and cleaning supplies, tools, materials, machinery and equipment; depreciation of movable equipment used in the operation, maintenance, and repair of the Building, expenses imposed on Landlord pursuant to Laws, metal, elevator cab, lobby, plaza, sidewalk, curb and other public area maintenance and cleaning; interior and exterior landscaping and decoration; cleaning of grounds, sidewalks, parking lots, and other areas of the Property; a computer and other services for bookkeeping, record keeping, accounting and rent collection; association fees or dues; guards, watchmen and other security personnel, services and/or systems; Building telephone system; repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building as a first-class building (including those relating to the heating, air conditioning, mechanical and electrical systems, and elevators); blacktopping or other paving or repaving of parking areas; and painting or striping of such areas; snow removal from sidewalks and parking areas and from roofs and other areas of the Property; water and sewer rents, rates and charges, and all costs and charges (if any) for installing, repairing, or replacing water meters; excises, levies, licenses and permit fees; service charges, if any, with respect to police and fire protection, security, or street maintenance and lighting; fees and charges for construction, maintenance, occupancy or use of any vault, passageway or space in, on, over or under the street or sidewalks adjacent to the Building, or for the construction, maintenance or use of any part of the Building within the limits of any street; the charges of any independent contractor who, under a contract with the Landlord, or its representatives, does any of the work of operating, maintaining or repairing of the Property; legal and accounting fees and expenses; or any other expense or charge, similar or dissimilar, whether or not heretofore mentioned, which, in accordance with generally accepted management and accounting principles, would be considered as an expense of maintaining, operating or repairing the Property or the said personal property.

Operating Expenses shall not include, however, the following:

         (a) Costs of alterations of any tenant's premises;

         (b) Interest, principal, points and fees on debts or amortization on any mortgage or debt instrument encumbering the Property (except as permitted in (c) below above), as well as or lease rentals paid or payable on any ground or underlying lease;

         (c) Costs of capital improvements, except that Operating Expenses shall include (1) the cost of any capital improvements completed after the Commencement Date of the Existing Lease (other than in connection with the original construction of the Building) which are initially projected by Landlord to reduce Operating Expenses, provided that the cost of capital improvement in (1) does not exceed $150,000, or if such cost does exceed $150,000, then (v) such cost must be evenly amortized by Landlord over the useful life of the capital improvement, with interest on the unamortized amount at the Prime Rate, (w) such amortized costs (including interest as aforesaid) shall only be included in Operating Expenses under this Lease for that portion of the useful life of the capital improvement which falls within the Term, (x) that portion of the annual amortized costs (including interest as aforesaid) to be included in Operating Expenses shall be the lesser of such annual costs or the projected annual reduction in Operating Expenses for the portion of the useful life of the capital improvement which falls within the Term, as reasonably estimated by Landlord in detail by expense category prior to making such capital improvement, (y) all elements of such projection shall be completed in accordance with generally accepted accounting principles and practices in effect at the time the capital improvement is proposed to be made, and (z) a copy of such projection and the underlying calculations shall be furnished to Tenant prior to Landlord's including the cost of any such capital improvement in Operating Expenses; and (2) provided that conditions (1)(v) and (1)(w) above are satisfied, the cost of any capital improvements which are necessary to keep the Land and Building in compliance with all governmental rules and regulations applicable from time to time thereto and enacted or adopted after the Commencement Date of the Existing Lease.

         (d) All expenses for which Landlord has received any reimbursement to the extent of such reimbursement, other than indirect reimbursement by the payment by any tenant of base rent or its share of Operating Expenses;

         (e) Attorney's fees, costs and disbursements and other expenses incurred in connection with tenant leases, including, without limitation, negotiations with prospective tenants or disputes with any tenant but excluding any expenses incurred in the performance of any of Landlord's obligations under such tenant leases which are reimbursed by tenants payment of Operating Expenses;

         (f) Expenses for repairs or other work occasioned by a casualty, except that Operating Expenses shall include the cost of repairs or other work occasioned by a casualty to the extent that such cost is not covered by Landlord's insurance described in Section 25 hereof because of the deductible amount permitted in Section 25;

         (g) Depreciation and amortization, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life.

         (h) Real estate brokers' commissions or compensation and other expenses (including, without limitation, architectural, space planning or engineering services) incurred in leasing or procuring tenants;

         (i) The cost of any electric current furnished for lighting and equipment (other than for the operation of fan rooms, telephone closets and other elements of the Building's shared systems) located in the Premises or in premises occupied by any other tenant in the Building;

         (j) The cost of correcting defects in the construction of the Building or in the Building equipment provided that this shall not exclude from Operating Expenses the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications;

         (k) The cost of any repair made by Landlord pursuant to or as a result of condemnation;

         (l) The cost of installing, operating and maintaining any specialty facility, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, cafeteria or dining facility not available to Tenant;

         (m) The cost of any repairs, alterations, additions, charges, replacements and other items not specifically referred to in subparagraph (c) of this Paragraph 5A and which, under generally accepted accounting principles, are properly classified as capital expenditures;

         (n) Any management or other fees and expenses paid to an agent which is related to Landlord or its beneficiary to the extent such fees are in excess of the customary amounts which would be paid in the absence of such relationship;

         (o) Executive salaries and benefits above the grade of Building manager;

         (p) Expenses incurred in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant of the Building;

         (q) Any penalty charges incurred by Landlord due to the violation of any law;

         (r) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

         (s) Advertising and promotional expenditures;

         (t) costs for sculptures, paintings and other objects of art located within the Building, except only for the costs of maintaining such objects in the public areas of the Building;

         (u) Expenses incurred by Landlord, if any, in connection with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided to the mezzanine, first floor and basement or any other portions of the Building which are leased for retail purposes which are provided solely for the benefit of tenants occupying such portions or for the parking garage; and

         (v) Expenses which could have been avoided by taking advantage of available discounts offered by suppliers to the Building of services and supplies and others in consideration for timely payments, unless Landlord promptly and in good faith disputes such expenses.

         (w) Costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitration pertaining to the Landlord or the Real Estate arising out of Landlord's tort, unexcused breach of contract or violation of Laws.

         (x) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building including accounting and legal matters of such entity, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, and disputes of Landlord with Building management.

         (y) Any expenses incurred by Landlord for use of any portions of the Building to accommodate events not benefitting Tenant including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the building in normal operations during standard Building hours of operation.

     If the Property is not fully occupied during all or any portion of the Calculation Year (as defined below), Landlord may elect to make an appropriate adjustment of the Operating Expenses for such year, employing sound management principles, to determine the amount of "Operating Expenses" that would have been paid or incurred by the Landlord had the Property been fully occupied and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Calculation Year. Further, if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant; provided, however, that by reason of the foregoing adjustment or increase Tenant shall in no event pay for any item of expense which is adjusted or increased an amount in excess of the product of "Tenant's Occupancy Share" (as hereinafter defined) multiplied by the total amount actually paid or incurred by Landlord for such item. For purposes hereof, the term "Tenant's Occupancy Share" shall mean a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the total occupied area of the office space leased and provided with services in the Building. If any Operating Expenses, though paid in one year, relates to more than one Lease Year, at the option of the Landlord, such Operating Expense may be allocated among such related Lease Years in such a manner as Landlord may reasonably determine. If any Operating Expense benefitting the Property relates to the Property and any other parcel of property, such Operating Expense shall be allocated among all parcels of property to which it relates in such a manner as Landlord may reasonably determine.

          (iv) "Taxes" means all federal, state and local governmental taxes, assessments and charges (including transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its beneficiaries shall pay or become obligated to pay because of or in connection with ownership, leasing, management, control or operation of the Property or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including without limitation, any and all assessments made upon or with respect to any air rights or development rights now or hereafter appurtenant to or affecting the Property; all ad valorem taxes; any tax measured or based upon rental or rental receipts; any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Property; fines, penalties, interest and similar charges, if any, applicable to the foregoing only if caused by Tenant's delayed payments of Tenant's Proportionate Share of Taxes or arising out of permitted installment payments (interest only but not fines or penalties); and all interest or costs attributable thereto. The amount included in Taxes for any Lease Year shall be the amount indicated by the tax bills due or payable for that Lease Year (e.g., the taxes includable in Taxes for 2000 shall be the tax designated as 2000 taxes, whether or not they are paid in 2000), except that if the tax bills for such year are not available as of the date of the statement prepared for Landlord in accordance with subsection 4F, the amount of such taxes may be reasonably estimated by the person preparing the statement. There shall be deducted from Taxes, as determined for any year, the amount of any refund of taxes received by Landlord during such year. There shall be included in Taxes for any year the amount of all fees, costs and expenses paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Tenant shall be entitled to Tenant's Proportionate Share of any refund of Taxes attributable to any Lease Year during the Term for which Tenant paid Taxes based on Tenant's Proportionate Share in effect for such Lease Year. If any special assessment payable in installments is levied against the Property, Taxes for any year shall include only installments of such assessments and any interest thereon, payable with respect to such year (all without regard to any right to pay or payment of any such special assessment in a lump sum or single payment). Taxes shall not include any federal or state franchise, capital stock, inheritance, income from all sources generally, or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution of any such taxes for any Taxes as herein above defined, such substituted taxes shall be included in Taxes. Taxes include legal fees, court costs and expenses charged or payable by or on behalf of the Landlord for the contest of or protest of any Taxes. Landlord shall consult with Tenant once the local assessing authorities of Cook County (Assessor and Board of Review) have issued the final assessed valuation for the Property and Landlord shall advise Tenant whether Landlord will be filing a specific objection suit in Cook County, Illinois, or appealing the assessed valuation with the Property Tax Appeal Board. Landlord shall file such suit or appeal if it believes it would reasonably be successful in reducing the assessed valuation. If Landlord decides not to file suit or appeal, Landlord shall inform Tenant of its reasons for such decisions. Landlord may also file an objection to the tax rate in the appropriate forum.

          (v) "Operating Expense Deposits" means one-twelfth (1/12th) of the amount of the Tenant's Proportionate Share of Operating Expenses (subject to the provisions of Section 4G below) for the then current Lease Year as Landlord shall reasonably estimate and communicate in writing to Tenant.

          (vi) "Calculation Year" means that Lease Year for which Tenant's Proportionate Share of Operating Expenses described in this
               Section 4 is payable, applicable or calculated.

     B. Operating Expenses. Notwithstanding any provision of this Lease to the contrary, it is mutually agreed that the Base Rent payable by the Tenant under this Lease does not include Operating Expenses.

     C. Operating Expense Deposits. Tenant agrees to pay to the Rental Agent on the first day of each and every month during the term of this Lease the Operating Expense Deposit (subject to the provisions of Section 4G below). The Operating Expense Deposit shall be deposited against the Tenant's Proportionate Share of the Operating Expenses due or to become due for the Lease Year during which such deposits are required to be made. All Operating Expense Deposits may be commingled and need not be segregated by the Landlord or the Landlord's Rental Agent, and may be held and utilized by the Landlord without payment to the Tenant of interest or any sums for the use of any of said deposits. During the last Lease Year or during any partial Lease Year during which this Lease terminates, Landlord may include in the Operating Expense Deposit its estimates of Tenant's Proportionate Share of the Operating Expenses which may not be finally determined until after the expiration or termination of this Lease.

     D. Landlord's Statement-Tenant's Payment Of Tenant's Proportionate Share Of Operating Expenses. No later than one hundred twenty (120) days after the expiration of each Lease Year of this Lease, the Landlord shall cause to be furnished to the Tenant a statement setting forth the following:

       (i) Operating Expenses for the Calculation Year, divided into the following categories (to the extent applicable): Utilities, Insurance, Repairs and Maintenance, Cleaning, Management Fee and Administration. Landlord will also indicate the monthly Building occupancy for the Calculation Year shown as a percentage of total Rentable Area. Landlord shall be permitted to change the categories above if Landlord changes its chart of accounts or method of accounting.

       (ii) The amount of Tenant's Proportionate Share of Operating Expenses due Landlord for the Calculation Year, less credit for Operating Expense Deposits both paid by the Tenant in and allocable to said Calculation Year.

       (iii) The Operating Expense Deposit due monthly, as aforesaid, during the Lease Year next following the Calculation Year for which the statement is given (subject to revision as aforesaid), including the amount or revised amount due and payable for the months prior to the rendition of the statement.

       The Landlord and Tenant do hereby acknowledge that the real estate tax bills for the Property, in relation to any Calculation Year, will not be available until near the end of the calendar year following such Calculation Year. Accordingly, the Landlord shall have the right to amend such statement to take into account the actual real estate taxes payable in relation to a Calculation Year for a period of twelve months following the end of such Calculation

     Year. The Landlord shall furnish any such amended statement to Tenant as soon as reasonably feasible after Landlord receives the final installment bill for such real estate taxes relating to such Calculation Year.

          On the day for payment of Base Rent next following receipt of any such statement, and provided at least thirty days has elapsed after Tenant's receipt of such statement, the Tenant shall pay to the Rental Agent the amount of Tenant's Proportionate Share of Operating Expenses due to the Landlord for the Calculation Year, as reflected in said statement, and the amount of Operating Expense Deposit due for the months between the expiration of the Calculation Year described in the statement to and including the month in which the statement is furnished; provided, however, that such payment shall be made due and payable without prejudice to any written exception made by Tenant with respect to Landlord's statement in accordance with Section 4F. If such statement shall reflect an amount due from the Landlord to the Tenant, then Landlord shall first apply such amount against the next due and payable Operating Expense Deposit and, if not exhausted, then to the next ensuing monthly Base Rent, due and payable and if there is any remaining balance, and Tenant is not in Default hereunder, said remaining balance shall be paid promptly to the Tenant. No interest or penalties shall accrue on any amounts which Landlord is obligated to pay or credit to Tenant by reason of this subsection 4D.

     E. Proration. If the Lease Term ends on any day other than the last day of December, any portion of Tenant's Proportionate Share of Operating Expense payment due Landlord shall be prorated, and the Tenant shall pay such amount within ten (10) business days after Tenant's receipt of the statement referred to above. Tenant's Proportionate Share of Operating Expenses shall not be prorated for the Calculation Year in which the Commencement Date falls, it being intended that such rent be paid as if the Commencement Date were January 1 of such Calculation Year and amounts were payable and Operating Expense Deposits made under this Lease and not the Existing Lease. In that regard, all payments by Tenant on account of Tenant's Proportionate Share of Operating Expenses (including payments under Section 4G under the Existing Lease) will be credited as a payment by Tenant under this Lease. If Tenant's Proportionate Share changes during a Calculation Year, then Tenant's Proportionate Share of Operating Expenses shall be prorated for such year based on the RSF for which Tenant's Proportionate Share applied and the time period within the Calculation Year to which it was applicable.

     F. Books and Records. Landlord shall maintain books and records in accordance with sound accounting and management practices, reflecting the Operating Expenses and Taxes. The Tenant or his representative shall have the right to examine the Landlord's books and records relative to Operating Expenses during normal business hours at any time within twenty (20) business days following the furnishing by the Landlord to the Tenant of any statement described in subsection 4F above. Unless the Tenant shall take written exception to any item within forty (40) days after the furnishing of the said statement, the said statement and all items and matters reflected therein shall be considered as final and accepted by the Tenant. If Tenant makes such timely written exception, a certification as to the proper amount of Tenant's Proportionate Share of Operating Expenses (as defined in Section 4A(iii) of this Lease) shall be made by Landlord's independent certified public accountant which shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined Landlord's original determination of Tenant's Proportionate Share of Operating Expenses for the subject Calculation Year was in error by more than five percent (5%) of actual Tenant's Proportionate Share of Operating Expenses, in which case, such cost shall be paid by Landlord. If the dispute shall be determined in Tenant's favor, Landlord, on demand, shall promptly pay Tenant the amount of Tenant's overpayment of Tenant's Proportionate Share of Operating Expenses.

     G.   Payment of Taxes upon Receipt of Bill.  Notwithstanding the provisions
          -------------------------------------
of this Section 4 to the contrary, if Tenant is not in Default under this Lease, the Operating Expense Deposit shall not include Tenant's Proportionate Share of Taxes. In such event, Landlord shall deliver to Tenant a copy of each bill for Taxes after it is received by Landlord, together with a calculation of Tenant's Proportionate Share of such Taxes. Tenant shall deliver a check drawn on an account of Tenant and payable to the appropriate taxing authority in an amount equal to Tenant's Proportionate Share of such Taxes to Landlord within ten (10) days of Tenant's receipt of a copy of such bill and the calculation of Tenant's Proportionate Share as stated aforesaid, but Tenant shall deliver such check to Landlord not later than thirty (30) days before the due date for payment of such Taxes. Upon expiration of the Term or if Tenant vacates the Premises prior to Lease expiration, Landlord may require Tenant to pay an estimate of, or give Landlord reasonable security for payment of, Tenant's Proportionate Share of Taxes attributable to periods of Tenant's prior occupancy for which bills for Taxes have not yet been received from governmental authorities. Tenant's right to pay Tenant's Proportionate Share of Taxes when bills for Taxes are received from governmental authorities is personal to the original named Tenant and any Affiliate (as defined in Section 16) to whom this Lease is assigned but shall not extend to other sublessees or assignees. Landlord's statement described in
Section 4D shall not be required to include Taxes except in instances where a readjustment is required because Tenant has underpaid or overpaid Taxes pursuant to this Section 4G.

5. HOLDING OVER. Tenant shall pay to the Landlord for each day Tenant retains possession of the Premises or any part thereof after termination hereof, by lapse of time or otherwise, (A) 150% of the amount of the daily rate of Base Rent, Rent Adjustment and Special Tenant Fee (if applicable), plus (B) Tenant's Proportionate Share of Operating Expenses then required by the terms hereof for the last monthly period prior to the date of such termination and also pay all Direct damages sustained by Landlord by reason of such retention. If Tenant retains possession of the Premises for more than 60 days after termination of the Lease, then Landlord shall be entitled additionally to consequential damages. Acceptance by Landlord of Rent after such termination shall not constitute or be deemed a renewal of this Lease and in no event shall it constitute a waiver of or prejudice Landlord's right of reentry or any other right.

6. USE. Tenant shall occupy and use the Premises only for general office purposes and other purposes incidental to or reasonably related to Tenant's business as it is conducted from time to time, and for no other use or purpose. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in or occupancy of the Premises and if failure to secure such license or permit would in any way affect adversely Landlord or the Building, then the Tenant, at its expense, shall procure and thereafter maintain such licenses or permits and submit the same to Landlord for inspection. Tenant shall comply with the terms and conditions of each such license and/or permit. Tenant may, if Tenant so elects, install and operate vending machines for the exclusive use of Tenant's employees and invitees to dispense hot and cold beverages, ice cream, candy, food and cigarettes, provided that such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances. Tenant may, if it so elects, install, equip and operate one or more cafeterias or dining rooms, subject to the provisions of Section 55. In addition, Tenant may serve alcoholic beverages therein for the exclusive use of Tenant's employees and invitees, subject to compliance with all applicable codes and ordinances provided further, Tenant has delivered to Landlord certificates evidencing insurance (which insurance shall in all respects and at all times comply with the provisions of Section 25 of this Lease) against any liability of Landlord arising from serving of alcoholic beverages in the Premises.

7. LANDLORD'S SERVICES AND OBLIGATIONS. So long as Tenant is not in Default hereunder, Landlord shall furnish the following services:

     A. Heating-Air Conditioning. Landlord shall furnish heat and air conditioning to provide a temperature and humidity condition required, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m. (Saturday to 1:00 p.m.), Sundays and holidays excepted. Tenant will be charged for all heating and cooling requested and furnished before or after these hours at rates to be established and published by Landlord. Building standard air conditioning system is based on an average electrical load of four watts/square foot and one person/100 square feet of usable area. The HVAC system will be capable of providing inside space conditions of 74+/-2 degrees F. dry bulb at 50+/-5% relative humidity when outside conditions are 91 degrees F. dry bulb and 74 degrees wet bulb. The heating installation will provide interior conditions of 72+/-2 degrees F. inside when the outside temperature is -10 degrees F. HVAC zones are on a variable volume system with stripline diffusers (subject to adjustment pursuant to voluntary or mandatory laws or regulations of public authorities.) The HVAC System is also designed to include the following:

     The discharge air temperature shall be 55 degrees F. to the mixing box. Fresh air is 20% per Chicago ventilation code.
     Air quantity is 0.07 CFM  to 1.2 CFM average.
     Air supply shall be filtered with a minimum efficiency of 65% per ASHRE standard 52-76.
     The HVAC controls in the Premises are pneumatic and have the capacity allowing Tenant control within the Premises to be maintained at the operating dry bulb temperature of +/- 2 degrees F. Interior zones shall be manually adjusted by the Building personnel.

Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to require Tenant to provide, install, operate and maintain supplementary air conditioning units in the

Premises and the cost of providing, installing, operating and maintaining the same shall be paid by Tenant.

     B. Water. Landlord shall furnish cold water from City of Chicago mains from regular Building outlets for drinking, lavatory, toilet and vending machine purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and hot water for public lavatory and vending machine purposes from the regular supply of the Building. Tenant shall pay Rental Agent at rates fixed by Landlord for water furnished for any other purpose as additional Rent hereunder upon being invoiced for the same. The water pressure and the hot water temperature must be not less than customarily provided in premises comparable to the Premises in first-class office buildings in the Chicago central business district. At Landlord's election, Tenant shall install and maintain, at Tenant's expense, a water meter to register consumption of water for any other purposes. Tenant shall not waste or permit the waste of water by Tenant or its employees.

     C. Window Washing. Landlord shall furnish window washing of all exterior windows, weather permitting, at intervals to be determined by the Landlord, but not less than three times per calendar year. Tenant will not clean or cause to be cleaned windows in the Premises from the outside in violation of applicable Laws.

     D. Janitor Service. Landlord shall furnish daily janitor services in the Premises, Saturdays, Sundays and holidays excepted in accordance with the standards set forth in Exhibit D. For this purpose, Tenant shall permit Landlord's Employees or janitorial contractor access to the Premises between 5:00 p.m. and 8:00 a.m., and permit such persons to use necessary electricity, light and water without charge. Tenant shall not provide janitor services without the prior written consent of Landlord and then only subject to the supervision of the Landlord and at Tenant's sole responsibility, cost and expense, by contractors or employees at all times satisfactory to Landlord. Landlord shall not be required to furnish janitorial services to deal with conditions generated by receptions, parties, renovations, redecorating, remodeling or conditions not within the scope of ordinary office use, and shall be reimbursed by Tenant upon demand in the event such services are provided.

     E. Elevator Service. Landlord shall furnish passenger elevator service in common with Landlord and other tenants, daily. Daily freight elevator service shall be available in common with Landlord and other tenants of the Building and any use of the freight elevator service by contractors, agents or employees of Tenant shall be at Tenant's sole cost, responsibility and expense and at all times satisfactory to Landlord.

     F. Window Coverings. Landlord shall furnish blinds for all exterior windows of standard type and color for the Building, which Tenant agrees not to remove or alter. Tenant may install, at its expense, drapes, window or door coverings (and, if installed, shall maintain them in an attractive and safe condition); provided, however, that in the sole judgment of Landlord they are in harmony with the exterior and interior appearance of the Building, create no safety or fire hazard and do not interfere with the HVAC system of the Building.

     G. Monitor Access. Landlord shall have a program to monitor access to the Building, which may consist of a combination of security equipment and entry verification procedures, and which may include lobby personnel or a system of registration for monitoring access to the Building, Initially the monitoring program will include key cards (to be provided by Landlord) for passenger and garage elevators, as well as points of entry (to be provided by Tenant) on Tenant's floors. The program will provide for procedures for verification of day and time of entry and exit by individuals during hours specified by Landlord. Tenant's security personnel will cooperate with Landlord in coordinating Tenant's security procedures with Building procedures.

     H. Other Services. Landlord shall furnish Tenant, upon Tenant's request, such other services (a) for which the Building is suited, which Landlord is able to perform and which are customarily furnished by landlords of other first-class office buildings in the central business district of the City of Chicago and (b) for which Tenant and other tenants will pay Landlord as Operating Expenses or for which Tenant will pay Landlord separately.

     I. Interruption of Services. Landlord does not warrant that any service or availability of any Building system will be free from interruptions (i) caused by labor controversies, accidents, inability to obtain fuel, steam, water or supplies, governmental regulations, or other causes beyond the reasonable control of Landlord, or (ii) which Landlord may reasonably deem necessary in connection with the maintenance, repair or improvement of the Building. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, (except as hereinafter provided) or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of service.

          (a) If the Landlord ceases to furnish any of the services referred to in this Section 7 as a result of a condition which affects only the Building (and does not affect office buildings in general in the central business district of the City of Chicago), but not a condition described in
     Section 17 and if (i) such cessation is within Landlord's reasonable control, (ii) such cessation does not arise as a result of a negligent act or omission of Tenant or any other third party, or if such cessation does arise as a result of an act or omission of any third party, such cessation is able to be cured by reasonable and prompt action on the part of the Landlord but has not been so cured, (iii) as a result of such cessation, the Premises, or any floor within the Premises, is rendered untenantable (meaning the inability to use any or all of the floor(s) within the Premises in the normal course of its business) and Tenant in fact so ceases to use such floor(s), and (iv) such cessation continues for a period of three (3) business days after notice from Tenant of such cessation of services, then, in addition to such other remedies as Tenant may have either at law or in equity, the Rent payable hereunder shall be equitably abated based upon the percentage of the space in the Premises so rendered untenantable and not being used by Tenant. The foregoing abatement shall become effective as of the first business day following the day the affected floor(s) become(s) untenantable and Tenant ceases to use such floor(s). If there is a cessation of services described in Section 7A, 7B or 7E for any reason outside of Landlord's reasonable control (other than as described in Section 17, which shall control), whether or not affecting other office buildings in the Chicago central business district, Tenant may abate rent on the circumstances set forth in this paragraph if such cessation continues for more than five (5) business days after notice from Tenant of such cessation of services.

          (b) If any period of untenantability due to failure to receive services identified in Sections 7A, 7B and 7E involving more than fifty percent (50%) of the area of the Premises continues for longer than one hundred eighty (180) consecutive days, then unless subject to the provisions of Section 17 (which shall control), Tenant may elect to terminate this Lease by written notice to Landlord within the thirty (30) day period following such one hundred eighty (180) consecutive day period; provided, however, if such stoppage of services requires work to be performed, acts to be done, or conditions to be removed which, by their nature, cannot reasonably be performed, done or removed, as the case may be, within such one hundred eighty (180) consecutive day period, then if Landlord shall have commenced curing or correcting the same within such period and shall have diligently prosecuted such correction or cure, such one hundred eighty (180) consecutive period shall be extended by such additional time period not to exceed an additional one hundred twenty (120) days, for a total of three hundred (300) days in the aggregate.

8.   TENANT'S OBLIGATIONS.

     A. Repairs. Except for ordinary wear and tear and as otherwise provided in this Lease, Tenant shall, at all times during the Term hereof, at its sole expense, keep all Tenant's movable and removable fixtures located in or appurtenant to the Premises in good order, repair and condition, and Tenant shall promptly arrange with Landlord to have Landlord (or Landlord's agent) make repairs of all other damages to the Premises and the replacement or repair of all damaged or broken glass (including signs thereon), fixtures and appurtenances (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord. Landlord may, but shall not be required to do so, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, preservation or improvement of the Building, or as Landlord may be required to do by any Government Entity or Law. The cost of all repairs made by Landlord to the Property which are made necessary as a result of misuse or neglect by Tenant or Tenant's employees, invitees or agents shall be paid as additional Rent by Tenant to Landlord within 30 days after Tenant is billed for same. The cost of all other repairs and replacements (except those caused by Tenant's misuse or negligence and those relating to Tenant's movable fixtures) shall be paid for by the Landlord and deemed an item of Operating Expenses. Tenant shall notify Landlord, in writing, of any damage to the Premises promptly after learning of the same.

     B.   [INTENTIONALLY DELETED].

     C. Laws and Regulations. Tenant shall, at Tenant's sole expense, comply and cause its employees, agents, clients, customers, invitees, visitors and guests to comply with the rules and regulations set forth in Exhibit C attached hereto and with all other reasonable rules and regulations Landlord may adopt from time to time for the protection and welfare of the Building, the Property and its tenants and occupants, and with all Laws (including, but not limited to, the Americans With Disabilities Act), and with all rules, orders, regulations or requirements of any fire insurance underwriters for insurance for the Building, and with the directions of any public officers authorized by law affecting the Premises and the use and occupancy thereof. Landlord shall not be liable to Tenant for any violation by any other tenant or such tenant's Employees of (i) such tenant's lease, or (ii) the rules and regulations of the Building; but Landlord shall attempt in good faith to apply the rules and regulations without discrimination against any tenant of the Building. The terms, covenants, conditions, and provisions of this Lease shall govern in the event of any conflict or inconsistency between the Lease and the rules and regulations.

     D. Advertising. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than that of the business address of tenant, or use any picture or likeness of the Building or "181 WEST MADISON BUILDING" or any other name by which the Building may from time to time be known, on any letterhead, envelope, circular, notice, advertisement, container or wrapping material, without the prior written consent of Landlord.

     E. Articles Sold. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or on the Property any article, thing or service except those ordinarily embraced within the use of the Premises specified in
Section 6 without the prior written consent of Landlord.

     F.   Hazardous Materials.

          (i) During the term of the Lease, Tenant shall fully comply with any Environmental Laws.

                    (a) "Environmental Law" shall mean any Federal, state or
               local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above-ground tanks) and shall include, without limitation: Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq.; the Toxic
                                                       -------
               Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the
                                                                -------
               Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, 42 U.S.C. Sections 7901, et seq.; the
               -------                                              -------
               Clean Water Act, 33 U.S.C. Sections 1251, et seq.; the
                                                         -------
               Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the 1986 Superfund Amendments and Reauthorization Act, 42

               U.S.C. Sections 9601, et seq.; the National Environmental Policy
                                     -------
               Act, 42 U.S.C. Sections 4231, et seq.; the Refuse Act, 33 U.S.C.
                                             -------
               Sections 407, et seq.; the Safe Drinking Water Act, 42 U.S.C.
                             -------
               Sections 300(f), et seq.; the Emergency Planning and Community
                                -------
               Right-to-Know Act, 42 U.S.C. Sections 11001, et seq.; the
                                                            -------
               Illinois Environmental Protection Act, 415 ILCS 5/1 et seq.; the
                                                                   -------
               Gasoline Storage Act, 430 ILCS 15/0.01 et seq.; the Municipal
                                                      -------
               Code of the City of Chicago; and any other local, state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future, as well as applicable Department of Transportation regulations.

                    (b) "Hazardous Material" shall mean any substance, whether solid, liquid or gaseous; which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Law; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; or which causes or poses a threat to cause contamination or a nuisance on the Premises or any adjacent property or is a hazard to the environment or to the health or safety of persons. Tenant shall notify Landlord immediately if Tenant receives any notice of non-compliance with any Environmental Laws or rules and regulations promulgated thereunder, including, but not limited to, those enumerated above.

         Tenant shall not cause or permit its business in the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Laws. Tenant shall notify Landlord immediately if Tenant learns of any non-compliance or of any facts (such as the existence of any release or threat of release of Hazardous Materials at, on, from or beneath the surface of the Premises) which could rise to a claim of non-compliance with such Laws. Notwithstanding the foregoing, Tenant may keep reasonable amounts of cleaning and office equipment fluids in the Premises properly stored in appropriate containers.

         (ii) During the term of the Lease, Tenant shall obtain, shall fully comply with, and shall maintain in full force and effect all governmental licenses, permits, registrations and approvals (federal, state, local, county and foreign) necessary to conduct its business in the Premises including, but not limited to, those required by the statutes enumerated above in Paragraph (i). During the term of the Lease, Tenant shall keep a copy of all such permits at the Premises and shall make the same available at all reasonable times for Landlord's inspection.

         Tenant warrants and represents that if during the term of the Lease any violations are recorded or any notices are received with respect to any of such licenses, permits, registrations and approvals or if a proceeding is commenced or threatened to revoke or limit any of them, Tenant shall notify Landlord immediately.

         (iii) In addition to all other indemnities under the Lease, Tenant hereby assumes for itself and for its successors and assigns any and all environmental, health and safety liabilities or obligations not otherwise caused by Landlord relating to the Premises and or Tenant's use of Premises, including, but not limited to, any liabilities or obligations in breach of the obligations imposed by Paragraphs (i) and (ii) hereof on Tenant and its successors and assigns. Tenant, for itself and its successors and assigns, shall indemnify, defend and hold Landlord, its successors, assigns, owners and affiliates harmless from and against any claims, demands, liabilities and damages (including, but not limited to, reasonable attorneys' fees and court costs) arising out of or in connection with any environmental contamination or pollution of the Premises, and the existence on, or removal from, the Premises of any Hazardous Material not otherwise caused by Landlord. The obligations of this paragraph shall survive the expiration or termination of this Lease.

     G. Various Prohibited Uses. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any manufacturing, production or mechanical business, operation or activity without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; permit preparation or warming of food in the Premises (warming of coffee and individual lunches of employees and business invitees of Tenant excepted and except as otherwise expressly provided in Section 6 of this Lease), or permit food to be brought into the Premises for consumption therein by persons other than Tenant, its employees and business invitees, without the prior written consent of Landlord. Landlord may in its sole discretion refuse such permission or impose any conditions in granting it, and revoke it at will. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Law, ordinance or governmental regulation, or which may be dangerous to persons or property. Tenant, at its sole expense, shall comply with all rules, regulations and requirements of the Illinois Inspection and Rating Bureau. Tenant shall not do or permit anything to be done upon the Premises, or bring or keep anything thereon which is in violation of rules, regulations or requirements of the Chicago Fire Department, Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization, or any other similar authority having jurisdiction over the Building. Tenant shall not use the Premises for any immoral purposes. Tenant shall not at any time do or permit the manufacture, sale, purchase, use or gift of any spirituous, fermented, intoxicating or alcoholic liquors. Nothing in this subsection shall be read as limiting the restrictions on use imposed elsewhere in this Lease.

     H. Nuisances. Tenant shall not bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal; make or permit any noise, vibration or odor to emanate from the Premises; do anything therein tending to create, or maintain, a public or private nuisance; disturb, solicit or canvass any occupant of the Building, or do any act tending, in Landlord's judgment, to injure the reputation, appearance or character of the Building as a first-class building, or impair any building services or repairs, or the use of other areas of the Building by Landlord or other tenants or occupants of the Building.

     I.  Overload Any Floor.  Tenant shall not overload any floors.

     J. Alterations. Tenant shall not make installations, alterations or additions ("Alterations") in or to the Premises without submitting plans and specifications ("Tenant's Plans") to Landlord and securing the prior written consent of Landlord in each instance. Landlord will not unreasonably withhold condition or delay consent to any Alteration EXCEPT, HOWEVER, that Landlord may withhold its consent in its sole and absolute discretion to any Alterations, which will (a) alter or affect any portion of the Building's mechanical systems, service systems, structural components, facade, roof, or foundation; (b) detract from the use or character of the Building; (c) require amendment of any certificate of occupancy for the Premises or the Building; (d) interfere with the use or occupancy of Landlord or any other tenant in the Building; or (e) require the consent of any insurer under any required insurance or any other policy of insurance covering the Building. Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved) Tenant's Plans within ten (10) business days of Landlord's receipt of a complete set of Tenant's Plans. In the event Tenant's Plans are disapproved, Tenant shall revise and resubmit Tenant's Plans expeditiously and Landlord shall review the same and notify the Tenant of its approval or disapproval within five
(5) business days thereafter in the same manner as required for the initial submittal. Landlord's approval shall not be unreasonably withheld conditioned or delayed. Landlord's authorized representative ("Landlord's Representative") for the purpose of Tenant's deliveries or to communications to Landlord shall be the Building General Manager, at the management office located in the Building. Tenant shall not commence any work in the Premises until Tenant's Plans have been approved. Such Alterations shall be done at the sole cost and expense of Tenant by contractors employed by Tenant, subject to Landlord's approval as to the qualifications of such contractor (which shall not be unreasonably withheld conditioned or delayed) and subject to all conditions Landlord may impose including, conditions which will assure Landlord that all work will be performed lien free, that adequate insurance coverage is provided, and that all contractors (and all subcontractors) employed by Tenant shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. All Alterations shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used, and shall comply with all insurance requirements, and with all Laws. Tenant shall promptly pay Tenant's contractors for such Alterations. Tenant shall permit Landlord's Representative (and an architect or engineer designated by Landlord) to observe all construction operations within the Premises performed by Tenant's contractor, provided that no supervision fee shall be charged by Landlord other than reimbursement of Landlord's direct out-of-pocket costs. Such observation by persons on behalf of Landlord shall be solely and only for the benefit of Landlord. Tenant shall pay to the Landlord the cost of any materials purchased from Landlord at Landlord's actual invoice cost for said items or the cost of any labor of employees of Landlord performing work or providing service to Tenant, based on Landlord's customary charges. Tenant shall not be charged for hoisting. No silence or statement by any person acting on behalf of Landlord shall be deemed or construed as an assumption by said persons or Landlord of any responsibility for or in relation to the construction of the Premises or any guarantee that the work completed within the Premises complies with Laws, complies with Tenant's Plans, or is suitable or acceptable to the Tenant for Tenant's intended business purposes. The cost of all work necessary to build out all of the Premises (including, but not limited to, all labor, material, permits and working drawings and design costs) shall, be the responsibility of Tenant, except for any required contribution of Landlord expressly provided for in this Lease. Tenant shall furnish to Landlord prior to commencement of Alterations, all building permits (or other documentation required by the City of Chicago to commence work) and other permits and certificates required by any Government Entity in connection with the Alterations and all certificates of required insurance and bonds, and within thirty (30) days of completion of any Alteration, any building or other permits not previously furnished, "as built" plans and specifications, if any, contractor's affidavits and full and final waivers of lien covering all labor and material expended and used. If Tenant has applied for a building permit but one has not been issued by the time work must commence solely due to delays in the City of Chicago Building Department review process, Tenant shall provide self-certification to Landlord as permitted under applicable City of Chicago codes and ordinances and furnish Landlord a copy of the permit when received. Tenant shall hold Indemnitee harmless from all claims, costs, damages, liens and expenses which may arise out of or be connected in any way with said installations, alterations or additions.

     If the estimated cost of any Alteration exceeds one hundred thousand dollars ($100,000.00), before commencing any work with respect to such Alteration, Tenant shall deliver to Landlord the following, at Tenant's sole expense, each in form satisfactory to Landlord and each issued by an insurer previously approved in writing by Landlord: insurance policies for each contractor for coverage and amounts reasonably satisfactory to Landlord which policies shall name the parties set forth in Section 25C as additional insureds. Tenant shall cause all work to be undertaken under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord.

     K. Consent Not Required For Decoration, etc. The specific consent of Landlord shall not be required for Non-Structural Work (hereinafter defined) and Tenant may perform such work, so long as Tenant informs Landlord in reasonable detail of the nature of the work, complies with Landlord's scheduling requirements and otherwise complies with the provisions of this Section 8K. "Non-Structural Work" means: painting, wall covering and carpeting not involving hazardous or toxic materials; reconfigure moveable furniture, relocation of work stations, install and rework telecommunications systems and install all new computer, data processing or security equipment for Tenant and other work not affecting the Building's structure or its mechanical, plumbing, telecommunications, security and life safety, electrical or other building systems (except for low wattage electrical work for which Landlord's consent is not required and which does not require a building permit). Non-Structural Work, however, does not include any work which involves floor coring, access to common electrical or telecommunications closets, penetrates the floor slab or leaves the floor of the Premises on which the work is being performed or requires entry into another tenant's premises. Where plans and specifications are available for Non-Structural Work, Tenant shall furnish Tenant's Plans to Landlord for its approval as provided above.

     Landlord shall not be responsible for any labor or materials furnished to Tenant. No lien for any labor, materials, or other services, or things furnished to Tenant shall attach to or affect Landlord's estate or interest in the Premises, and/or the Property. Tenant agrees to discharge, at Tenant's expense (whether by payment, bonding, or otherwise) every lien filed against the Premises and/or the Property for work claimed to have been done for or materials claimed to have been furnished to Tenant, within thirty (30) days after written notice from Landlord.

     L. Records. Tenant shall keep records of the cost of all Alterations costing more than one hundred thousand dollars ($100,000) in each instance for at least one year after substantial completion of the Alterations and shall give copies of such records to Landlord upon request if Landlord requires the same in connection with any Legal Proceeding or other reasonable purposes.

9. RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby released), and without effecting an eviction or disturbance or Tenant's use or possession or giving rise to any claim for setoffs, or abatement of rent:

     A. To change the name or street address of the Building, subject to the provisions of Section 47.

     B. To install and maintain signs on the exterior and interior of the Building or anywhere on the Property, subject to the provisions of Section 47.

     C. To designate all sources furnishing sign painting and lettering, towels, or toilet supplies used or consumed on the Premises.

     D.  To have, and use, when appropriate and subject to the provisions of
Section 9F, passkeys or key cards to the Premises; provided that Landlord and Tenant shall use reasonable efforts to protect any such magnetic key card system or the individual cards against theft or misappropriation, and use reasonable efforts to maintain the system; and provided further that such system will permit the Landlord upon request of Tenant to cancel the effectiveness of the card held by any partner or employee or invitee of Tenant upon such person's departure from Tenant or for any other reason. Landlord shall have the right to retain keys and magnetic cards for entry into the Premises and all doors within the Premises except for doors to such spaces as Tenant may designate as security areas. Tenant agrees to purchase only from Landlord additional duplicate keys or magnetic cards as required, to change no locks or magnetic card readers, and not to affix locks or magnetic card readers on doors without the prior written consent of the Landlord not to be unreasonably withheld conditioned or delayed, provided that Landlord shall respond to Tenant's requests for such consent with reasonable promptness. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys or magnetic cards to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises;

     E. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last six months of the Term hereof, if during or prior to such time Tenant vacates the Premises, or any time after Tenant abandons the Premises.

     F. To enter the Premises at reasonable hours to make inspections, or to exhibit the Premises to prospective, purchasers, lenders or others, or for other reasonable purposes. To enter the Premises at reasonable hours to exhibit the Premises to prospective tenants during the last eighteen months of the Term or after Tenant has abandoned the Premises, or at any time with respect to the 36th Floor. With respect to Landlord's entry, reasonable advance notice (which may be oral and may be given to Tenant's representatives) shall be required and Landlord shall be accompanied by a representative of Tenant (unless otherwise authorized) except in an emergency, except for a governmental inspection or to provide janitorial or other routine services. Landlord shall use reasonable efforts to minimize interference caused by its entry.

     G. To enter the Premises at any time in case of emergency (and by force, if necessary in such event) in connection therewith. If Tenant is not personally present to open and permit entry into the Premises, Landlord or its employees may forcibly enter the Premises without liability to Tenant or waiver or modification of Tenant's obligations under this Lease.

     H. To have access to all mail chutes according to the rules of the United States Post Office.

     I. To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine or during times of emergency to identify themselves to a watchman by registration or otherwise and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Property. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any Person.

     J. To approve (in a reasonable manner) the weight, size and location of safes, computers, all other heavy articles in and about the Premises and the Building and to require all such items and other office furniture and equipment to be moved in and out of the Property and Premises only at such time and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility.

     K. At any time or times and without abatement of Rent or liability to Tenant subject to conditions hereinafter set forth and the provisions of Section 9F, to decorate the Building or any part thereof, excluding the Premises, and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Property or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through and store on the Premises or any part of the Property all material and equipment required, and to erect scaffolding and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall (i) cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, (ii) shall not do any act which reduces the size of the Premises (except for duration of the work), (iii) shall maintain reasonable accessibility to the Premises, and
(iv) shall use reasonable diligence in performing work. If any work to be performed by Landlord (except in an emergency) requires modifications to the Premises (other than temporary modifications needed to perform work), then Landlord shall provide Tenant with copies of plans and specifications, if any, which have been prepared for such work. If such work affects the appearance or utility of the Premises in a material way, Tenant's shall have the right to approve that aspect of the plans and specifications, which approval shall not be unreasonably withheld. If Tenant desires to retain a consultant to assist in its review of plans and specifications, it shall advise Landlord and Landlord agrees to pay Tenant the reasonable fees of such consultant for such review. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the Premises. To the extent reasonably practicable, Landlord shall install such pipes, ducts and conduits by methods and in locations which will not materially interfere with or impair Tenant's layout or use of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

     L. To do or permit to be done any work in or about the Premises or the Property or any adjacent or nearby building, land, street or alley. Without limiting the foregoing, if excavation, foundation, other substructure work, or other construction work shall be made or authorized upon land adjacent to the Property, Tenant shall afford to the Person causing (or authorized to cause) such excavation, license to enter the Premises to do such work as necessary to preserve the walls of the Building from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

     M. To grant to anyone the exclusive right to conduct any business or render any service on the Property, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Section 6 of this Lease; and provided further that Tenant need not obtain its business or service from such person or limit Tenants right to obtain such business or service from another person.

     N. To close the Building at 8:00 p.m. or at such other reasonable time as Landlord may determine, subject, however, to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord, it being understood that Tenant's employees will require access to the Premises seven days a week, twenty-four hours a day.

     O. Except as provided in Section 6, to prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of the Landlord.

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

     P. All other rights reserved by the Landlord pursuant to the provisions of this Lease.

10.  TELEPHONE, ELECTRIC AND OTHER SERVICES.

     A. The electrical system of the Building was designed for Tenant's usage (not including service described in Section 7A) on each floor to have a 400 amp fused switch at 120/208 volts. Certain floors may have been modified to increase that capacity.

     B. Tenant shall make arrangements directly with the telephone and electric companies servicing the Building for such telephone and electric service in the Premises as may be desired by Tenant. Tenant shall pay the entire cost of all telephone charges, electricity consumed within the Premises, maintenance of light fixtures and replacement of lamps, bulbs, tubes, ballasts and starters. Tenant may, at its election, on ten (10) days' prior notice, provide for its own lighting maintenance service.

     C. If Tenant desires telegraphic, telephonic, burglar alarm, computer installations or signal service (which service shall be at Tenant's sole expense), Landlord shall, upon request, direct where and how all connections and wiring for such service shall be introduced and run. In the absence of such directions, Tenant shall make no borings, cutting or install any wires or cables in or about the Premises.

     D. Tenant covenants and agrees that Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders and equipment in or otherwise servicing the Premises when reviewed in conjunction with electrical usage of other tenants in the Building or the Premises or wiring or installation; and also that it shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance.


11. LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.


12. QUIET ENJOYMENT. Subject to the Tenant's keeping and performing the terms, covenants, conditions and provisions of this Lease, on its part to be performed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease.


13. LIMIT ON WAIVER OF CERTAIN CLAIMS. Subject to the provisions of Section 25A, to the extent permitted by law, no agreement of Tenant in this Lease shall be deemed to exempt

Landlord from liability or damages for injury to persons or damages to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.

14. CONDITION OF PREMISES AND LANDLORD'S WORK. To the extent available, the Landlord will supply Tenant, at Tenant's request, drawings representing additional premises to be leased by Tenant other than Existing Premises. Common area exits, stairwells and men and woman restrooms in such additional premises will have locking devises and door closures. Tenant, at its own cost, may install combination locks on all restroom entrance doors where Tenant is a full-floor tenant provided that there is a key override keyed to the Building current key system. Landlord shall perform Landlord's Work as to such additional premises to the extent not existing in the additional premises at the time possession is delivered to Tenant. Tenant's taking possession of any additional premises other than the Existing Premises shall be conclusive evidence that the premises were then in good order, repair and satisfactory condition, except for latent defects with respect to any of Landlords' Work. Except as may be set forth in any written agreement between the parties, no promise has been made to alter, remodel, improve, repair, decorate or clean any premises, and no representation respecting the condition of the Premises or the Property has been made to Tenant, except as made herein.

15. TERMINATION. At the termination of this Lease or Tenant's right to possession hereunder, by lapse of time or otherwise:

     A. Surrender of Keys. Tenant shall surrender all keys of the Premises to Landlord and make known to Landlord the explanation of all combination locks remaining on the Premises.

     B. Return of Premises. Tenant shall return to Landlord the Premises and all equipment and fixtures of Landlord broom-swept clean and in as good a condition and state of repair as when Tenant originally took possession subject, however, to (a) the provisions of Section 17 and Paragraphs C and D of this
Section 15; and (b) ordinary wear and tear, failing which Landlord may restore the Premises, equipment and fixtures to such condition and state of repair and Tenant shall, upon demand, pay to Landlord the reasonable cost thereof.

     C. Removal of Additions. All installations, additions, hardware, non-trade fixtures and improvements temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if Landlord so directs Tenant by notice as hereinafter provided, Tenant shall promptly remove the items falling within categories described on
Exhibit I hereto, the pedestrian bridge described in Section 37, and any personal property of Tenant placed in or upon the Premises by Tenant and designated in the notice and repair any damage to the Premises or Building caused by such removal. If Tenant fails to do so, Landlord may remove the same and Tenant shall, upon demand, pay to Landlord the reasonable cost of such removal and of any necessary restoration of the Premises. In no event shall Landlord be responsible for the value, preservation or safekeeping of any property so removed. Approximately one year prior to the expiration of the Lease, Landlord and Tenant shall conduct a walk- through of the Premises and Landlord shall identify to Tenant which items Tenant is required to remove. Landlord shall confirm the requirement of removal of such items in a notice to Tenant. With respect to any deletion of space from the Premises or any termination due to casualty, eminent domain or Default of Tenant, Landlord shall furnish such notice no later than thirty days after the contraction or termination.

     D. Floor Covering. Tenant may remove any floor covering entirely paid for and laid by Tenant, provided Tenant (a) removes all fastenings, paper, glue, bases and other vestiges thereof and restores the floor surface to its previous condition, or (b) pays to Landlord, upon demand, the reasonable cost of restoring the floor surface condition, or Tenant may leave in place any floor covering.

     E. Property Presumed Abandoned. All fixtures, installations, and personal property belonging to Tenant not removed from the Premises upon termination of this Lease and not required by Landlord to have been removed as provided in Paragraph C of this Section 15, shall, at Landlord's election (which may be exercised as to any or all of such items), be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord under this Lease as by a Bill of Sale.

     F. Survival. The obligations of the Tenant contained in this Section 15 shall survive any termination of this Lease.


16.  ASSIGNMENT AND SUBLETTING.

     A. Except as otherwise expressly provided herein, Tenant shall not, without the prior written consent of Landlord in each instance or as otherwise provided in this Section 16: (i) assign, transfer, mortgage, pledge, hypothecate or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof by anyone other than the Tenant and Tenant's employees. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

     For the purposes of this Section 16, if The Northern Trust Company is no longer Tenant, then the transfer of the direct or indirect ownership or control of more than fifty percent (50%) of any Person, however accomplished, whether directly or indirectly, in a single transaction or in a series of related or unrelated transactions, and not including transfers of stock of a company publicly traded on a national securities exchange or quoted on the NASDAQ stock market or other quotation system available for public trading of securities, shall be deemed an assignment of this Lease.

     Consent by Landlord to any assignment or sublease shall not be deemed to constitute consent to any further assignment or subleases by Tenant or any assignees or subtenants.

     B. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee or transferee or any other Person, Tenant shall remain fully and primarily and with the assignee or transferee jointly and severally liable for the payment of all Rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of the Tenant to be performed or observed, except as otherwise provided herein. After any assignment, subletting, or other transfer permitted under Subsection 16A or 16B, Tenant's liabilities and obligations under this Lease shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord (or the holder of any Superior Encumbrance) extending the Term or modifying any obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of Tenant's obligations under this Lease.

     C. Except as set forth in Section 16D, Landlord may withhold its approval of Tenant's proposed sublease or assignment for the reason that the proposed subtenant or assignee is an existing tenant in the Building if, at the time of the proposed sublease or assignment, Landlord has existing available premises in the Building that can accommodate the existing tenant's space requirements; provided, however, Landlord shall have 120 days from the date that the existing tenant first contacted Landlord or the date that Tenant (or its agent) first notified Landlord of its proposed sublease or assignment to the existing tenant (whichever is earlier) within which to negotiate the basic terms of a lease at
the Building with the existing tenant.   If  Landlord and the existing tenant
cannot agree on the basic terms for any such lease within such 120 day period, then Landlord may no longer withhold its approval of the sublease or assignment for the reason that the proposed sublessee or assignee is an existing tenant.

     D. Tenant may at any time and from time to time assign or transfer this Lease or any interest under it, and may sublet the Premises or any part thereof to (i) a Person controlling, controlled by or under common control with The Northern Trust Company or to any successor to The Northern Trust Company by merger, consolidation or acquisition (any such entity or successor being sometimes hereafter referred to as an "Affiliate" of Tenant), without Landlord's consent; or (ii) any financially responsible Person approved by Landlord, (which approval shall not be unreasonably withheld, denied conditioned or delayed) whose stated use of the Premises will not result in a breach of an exclusive use provision for space in the Building theretofore granted by Landlord (subject to Landlord's written right to recapture as hereafter set forth). Not less than thirty (30) days prior to the proposed commencement of such assignment or sublease to a Person other than an Affiliate of Tenant, Tenant shall give Landlord written notice of the proposed assignment or sublease which notice shall contain the name of the proposed assignee or sublessee and proposed principal terms thereof and shall be accompanied by the last available financial statement of such proposed assignee or sublessee. Within ten (10) days of Landlord's receipt of such written notice and financial statement Landlord by notice to Tenant shall approve or disapprove of the proposed assignee or sublessee, or if such proposed transfer is (i) a sublease to other than an Affiliate (A) for more than 50% of the Rentable Area of the Premises (when taken together with all other space subleased at that date or proposed to be subleased at such time) as of that date, and (B) for substantially all of the remainder of the Term, or (ii) an assignment to other than an Affiliate, Landlord may terminate this Lease as to such proposed subleased space in the case of a proposed sublease, or all of the Premises in the case of a proposed assignment. If Landlord exercises such right to terminate, Tenant shall have ten (10) days from receipt of Landlord's notice to terminate to rescind its notice of sublease, assignment or transfer, by notifying Landlord in writing of its rescission, in which case Landlord shall not proceed with any such termination. If Landlord does not terminate as aforesaid, Landlord may withhold its consent to such proposed assignee or sublessee only for reasonable reasons related to the financial responsibility of the proposed Person but such disapproval may not be given because (a) vacant space exists in the Building, (b) such proposed assignee or sublessee is a tenant in the Building or has discussed tenancy in the Building with the Landlord, or (c) the price or rental rate of the proposed assignment or sublease. Failure of Landlord to respond within such ten (10) day period shall constitute Landlord's approval of such proposed assignee or sublessee. Upon the assignment of all of Tenant's interest in this Lease to an assignee wherein the Rent to be paid by the assignee equals, or exceeds the Rent payable under this Lease, which assignment is approved by Landlord as aforesaid (including an assignment to an Affiliate, if such an Affiliate is approved by Landlord, although Tenant is not required to obtain approval of an assignment to an Affiliate, but if Tenant elects not to, it shall not be relieved of its obligations under this Lease]), and delivery of a written assumption of this Lease and the obligations hereunder by such assignee, Tenant shall be relieved of all obligations under this Lease accruing after such release, except the obligation to pay to the Landlord excess rent as provided in the next paragraph. If Tenant's notice shall entitle Landlord to terminate this Lease as to the entire Premises and Landlord shall elect to terminate this Lease as to the entire Premises, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent herein reserved shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, as described in this Lease, Tenant shall pay for the cost of physically separating the portion of space so deleted from the Premises, and this Lease, as so amended, shall continue thereafter in full force and effect. In such event, at Landlord's request, Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in a form satisfactory to Landlord and Tenant.

     E. With respect to any sublease, Tenant shall bear all costs of providing appropriate means of ingress and egress from the sublet space (or of separating the space to be subleased from the remainder of the Premises).

     F. If Tenant shall assign or transfer its interest in this Lease or sublet the Premises pursuant to this Section 16, then Tenant shall pay to Landlord as additional rent within 10 days after receipt under any such assignment or in the case of a sublease on the first day of each month during the term of any such sublease, one-half (1/2) of the excess of all rent over the sum of (x) all Rent then payable to Landlord under this Lease for said month (or if only a portion of the Premises is being sublet, then portion of the Rent then payable to Landlord under this Lease for said month which is allocable on a square foot basis to the space sublet) plus y) an amount equal to the quotient of "Tenant's Costs" (as hereinafter defined) incurred by Tenant in connection with said sublease divided by the number of months in the term of such sublease. As used in the preceding sentence, "Tenant's Costs" for such assignment or sublease shall include the unamortized amount of improvements made at Tenant's expense, alterations to the Premises in connection with such assignment or sublease made at Tenant's expense, and leasing commissions, rent concessions, advertising cost, and legal expenses in connection with such assignment or sublease.

     G. Tenant agrees that if it requests Landlord's consent to an assignment or a subletting, that it shall reimburse Landlord for its reasonable costs and expenses in considering whether to grant its consent (including, but not limited to, reasonable attorneys' fees).

17.  UNTENANTABILITY.

     A. In the event (a) a substantial part of the Premises is damaged by fire or other casualty, or (b) a substantial part of the Building (or any area required to provide access or services to the Premises or Building) is damaged by fire or other casualty, Landlord shall, within 60 days after the date of said fire or casualty, give Tenant an estimate of the length of time that will be required to complete the rebuilding and restoration of the Premises or the Building (including an estimated construction schedule) so that affected areas of the Premises or Building are no longer untenantable. For purposes of this
          Section 17, a "substantial part of the Premises" shall be deemed damaged if at least 100,000 square feet of Rentable Area of the Premises is thereby rendered untenantable, and a "substantial part of the Building (or any area required to provide access or services to the Premises of Building)" shall be deemed damaged if at least 300,000 square feet of Rentable Area in the Building (whether within or outside the Premises) is rendered untenantable. "Untenantable" shall mean that the normal conduct of a tenant's business in its premises in the Building, is materially impaired. If such estimated time for rebuilding and restoration exceeds twelve (12) months from the date of such fire or other casualty, or if the unexpired portion of the Term as of the date of such fire or other casualty is eighteen months (18) or less, then either Landlord or Tenant (but only if more than 100,000 square feet of Rentable Area of the Premises is rendered untenantable) may terminate this Lease upon written notice to the other given any time within 30 days after Landlord gives Tenant written notice containing the estimate. If neither party so elects, this Lease shall not terminate (except as otherwise provided in Section 17F) and Landlord shall, at Landlord's expense, use all reasonable efforts to repair and restore the Premises or Building within the estimated time for rebuilding and restoration given by Landlord to Tenant in its notice, subject to (i) delays due to insurance adjustment, or (ii) matters beyond Landlord's reasonable control, and Rent shall abate on a per diem basis during the period of reconstruction and repair until the Premises are again tenantable.

     B. In the event that less than a substantial part of the Premises is damaged by fire or other casualty or less than a substantial part of the Building (or any area required to provide access or services to the Premises or Building) is damaged by fire or other casualty, then Landlord shall, except during the last eighteen (18) months of the term hereof, proceed with all due diligence to repair and restore the Premises, subject, however, to (i) reasonable delays for insurance adjustments, and (ii) delays caused by forces beyond Landlord's reasonable control; but Landlord shall not be liable to incur overtime, double time, or other premium charges in order to expedite the work of repair or restoration. In such event, Rent shall abate in proportion to the untenantable area of the Premises during the period while repairs are in progress. If the Premises or Building are damaged by fire or other casualty as aforesaid during the eighteen (18) months year of the Term hereof (unless Tenant has exercised an available option to extend), either Landlord or Tenant shall have the right to terminate this Lease as of the date of fire or other casualty by written notice to the other given any time written thirty (30) days after the date of such fire or other casualty.

     C. In the event Landlord is obligated or elects pursuant hereto to restore and rebuild the Premises, or any portion thereof, or the Building as a result of a fire or other cause, Landlord shall only be obligated to restore or rebuild those portions of the improvements in the Premises, or the affected portion thereof constituting the core and shell of the Building and not improvements or betterments to the Premises, including Alterations.

     D. Landlord shall have no liability for any loss, cost, expense, damage, or compensation whatsoever (including any claim for inconvenience, loss of business or annoyance) by reason of any restoration of the Premises or the Building under this Section.

     E. In the event Landlord is obligated or elects pursuant hereto to restore and rebuild, then at Tenant's expense, Tenant shall repair and restore improvements and betterments to the Premises Alterations which are not required to be repaired or restored by Landlord following substantial completion of Landlord's repair and restoration work, if any (as determined by Landlord's architect).

     F. If Landlord is unable to or fails to substantially complete its repair or restoration by the date ("Outside Date") which is the later of (i) the estimated completion date plus 60 days or (ii) twenty-four (24) months from the date of such fire or casualty, in each case as extended by (a) delays due to insurance adjustment or (b) matters beyond Landlord's reasonable control, then either Landlord (if it has used all reasonable efforts to perform its repair and restoration as required above) or Tenant may terminate this Lease by notice to the other given within thirty (30) days after such Outside Date.

     G. In the case of termination of this Lease under this Section 17, Rent shall abate from the date of the fire or casualty in proportion to the area of the Premises rendered untenantable.

18.  DEFAULTS; CONDITIONS LIMITATIONS; REMEDIES.

     A.  Each of the following events shall be a "Default" under this Lease:

         (i) Tenant fails to make any payment of Rent when due, and such failure continues for ten (10) days after written notice from Landlord.

         (ii) Tenant fails to keep or perform any other term, covenant, condition, or provision of this Lease, and such failure continues for thirty (30) days after written notice from Landlord specifying such failure unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot be performed, done or removed within such thirty (30) days, in which case the Default shall not be deemed to exist so long as Tenant:

               (a) advises Landlord by written notice within said ten (10) days that Tenant intends to take all steps necessary to diligently remedy such failure and specifies a date by which all steps will have been completed (which shall not, exceed thirty (30) days after the date of Landlord's notice subject to matters beyond Tenant's reasonable control);

               (b)  duly commences curing the same within such period; and

               (c) diligently and continuously prosecutes to completion all steps necessary to remedy the same;

         (iii) Tenant, admits, in writing, that Tenant is unable to pay Tenant's debts as such become due;

         (iv) Tenant makes an assignment for the benefit of creditors;

         (v) Tenant files a voluntary petition in bankruptcy or a petition is filed against Tenant and an order for relief is entered, or Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or Tenant seeks or consents to, acquiesces in, or suffers the appointment of any trustee, receiver, or liquidator of Tenant or of the Premises (or Tenant's interest therein) or of all or any substantial portion of Tenant's assets;

         (vi) if, within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, such proceeding is not dismissed or if, within sixty (60) days after the appointment (without the consent or acquiescence of Tenant) of any trustee, receiver or liquidator, of Tenant or of all or any substantial part of Tenant's properties or of the Premises (or Tenant's interest therein), such appointment is not vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated;

         (vii) Tenant sublets the Premises (or any part thereof) or mortgages, pledges, assigns, transfers, or otherwise disposes of or encumbers this Lease (or any part of Tenant's right, title and interest hereunder) without complying with all requirements of this Lease;

         (viii) if the Premises shall be taken or occupied by any Person other than Tenant except as expressly permitted under Section 16 hereof;

         (ix) Tenant fails to cure, immediately after receipt of notice form Landlord, any hazardous condition which Tenant has created in violation of any Law or this Lease;

         (x) if a levy under, execution or attachment is made against Tenant or Tenant's property and is not vacated or removed by court order, bonding or otherwise within thirty (30) days thereafter;

         (xi)    if the Premises become vacant, deserted or abandoned; and/or

         (xii) if there shall be any default by Tenant under any other lease or sublease of space in the Building which shall not be remedied within the applicable grace or cure period, if any, provided therein.

     B. If and whenever any Default occurs, at Landlord's option, Landlord may, but shall not be required to do so:

         (i) give written notice to Tenant (the "Lease Termination Notice"), stating that this Lease and the Term shall expire and terminate on the date specified in such Lease Termination Notice; or

         (ii) give written notice to Tenant (the "Possession Termination Notice"), stating that Tenant's right to possession, but not the Lease, shall expire and terminate on the date specified in such Possession Termination Notice.

     Either the Lease Termination Notice or the Possession Termination Notice may take the form of a statement contained in the notices (if any) required by subsection 18 A advising the Tenant that unless the Tenant has cured the violation stated in the notice within the applicable cure period (if any), Landlord has elected to terminate the Lease or Tenant's right to possession, but not the Lease, as the case may be, as of the expiration of such cure period.

     C. In the event that Landlord gives the Lease Termination Notice, this Lease and the Term (and Tenant's entire right, title and interest therein) shall expire and terminate as if the date specified in the Lease Termination Notice were the expiration date, and Tenant shall quit and surrender the Premises but shall remain liable as hereinafter provided. In the event that Landlord gives the Possession Termination Notice, this Lease shall continue in effect; however, Tenant's right to possess and occupy the Premises shall expire and terminate on the date specified in the Possession Termination Notice, and Tenant shall quit and surrender the Premises on or before such date but shall remain liable as hereinafter provided.

     D. If and whenever any Default occurs, or if this Lease and the Term terminate under Subsection 18C or otherwise, or if Tenant's right of possession terminates under Subsection 18C or otherwise, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and hereby irrevocably grants to Landlord full and free license to enter into and upon the Premises, with or without notice or process of law, and repossess Landlord of the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages (or being deemed to be guilty of trespass, eviction, forcible entry or detainer, or conversion of property, or otherwise); and Tenant shall remain liable as hereinafter provided. If, Landlord so re-enters, at its option, Landlord may, at Tenant's sole expense payable on demand as additional Rent:

         (i) repair and alter the Premises in such manner as Landlord may deem reasonably necessary or desirable in connection with efforts to relet the Premises and change the locks to the Premises without relieving Tenant of any liability whatsoever under this Lease; and/or

         (ii) let or relet the Premises (or any parts thereof) for the whole or any part of the remainder of the Term, or for a longer period, in Landlord's name or as agent of Tenant.

No re-entry by Landlord, whether under summary proceedings or otherwise, shall absolve or discharge Tenant from any liability whatsoever under this Lease or be deemed an election by Landlord to terminate or accept a surrender of this Lease. Except that Landlord covenants to use reasonable efforts to mitigate damages, Landlord have no obligation whatsoever to relet the Premises (or any parts thereof), or to collect any rent or other sum due on any such reletting, or accept any tenant offered by Tenant or to observe any instructions given by Tenant concerning such reletting; and except to the extent required by law, Landlord's failure to relet, to collect rent or to accept such tenant or instructions shall not relieve Tenant of any liability whatsoever under this Lease. Tenant shall not be entitled to, or receive any credit for, any excess of rents collected upon any reletting of the Premises over the Rents and other sums payable by Tenant under this Lease.

     E. If this Lease and the Term terminate under Subsection 18C or otherwise, or if Tenant's right of possession is terminated under Subsection 18C or otherwise, or if Landlord re-enters the Premises under Subsection 18D or by any summary proceeding or other Legal Proceeding, then, in any of such events, Tenant shall pay Landlord on demand:

        (i)    all Rent then due under this Lease;

        (ii) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) which Landlord pays or incurs in terminating this Lease or Tenant's right of possession, re-entering, retaking, repossessing, repairing and/or altering the Premises, and removing all Persons and property therefrom; and

        (iii) all reasonable costs and expenses which Landlord incurs in securing any new tenant(s) of the Premises (including such costs as brokerage commissions, reasonable attorneys' fees and disbursements, and expenses of preparing the Premises for reletting, and if Landlord maintains the Premises, all costs and expenses of maintaining the Premises).

     F. If Tenant's right of possession is terminated as aforesaid, Tenant shall pay Landlord on demand, also, as damages, any deficiency (a "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the amount, if any, of rents collected under any reletting effected pursuant to subsection 18D(iii) for any part of such period (after deducting from such collections all amounts actually paid by Landlord under Subsection 18 E(iii)). Tenant shall pay any Deficiency in installments on the days specified in this Lease for payments of Rent. Landlord shall be entitled to recover from Tenant each Deficiency installment as the same arises; and no Legal Proceeding to collect, any Deficiency installment shall prejudice Landlord's right to collect any subsequent installment by a similar or other Legal Proceeding.

     G. If Landlord terminates this Lease as aforesaid, Tenant shall pay Landlord, on demand, in lieu of any further Deficiency, as and for liquidated and agreed final damages (it being agreed that it would be impractical or extremely difficult to fix the actual damages), a sum equal to the amount by which Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the term EXCEEDS the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum, LESS the aggregate of Deficiency installments previously collected by Landlord for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises (or any part thereof) shall have been relet for the period which otherwise would have constituted the unexpired portion of the Term, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of such reletting.

     H. Landlord may bring Legal Proceedings from time to time, at Landlord's election, for the recovery of damages, or for a sum equal to any installment or installments of Rent or any Deficiency or other sum payable by Tenant to Landlord pursuant to this Section, and nothing in this Lease shall require Landlord to wait for any such purpose until the date originally scheduled for termination of the Term.

     I. Nothing in this Lease shall limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any applicable law at the time when such damages are to be proved, whether such amount is greater, equal to, or less than, the amount of damages otherwise specified in this Section.

     J. No receipt and/or retainage of moneys by Landlord from Tenant after the giving of a Termination Notice, or after a termination of this Lease, shall reinstate, continue or extend the Term or affect any Termination Notice or other written notice, previously given to Tenant, or operate as a waiver of Landlord's right to enforce payment of Rent then or subsequently becoming due, or operate as a waiver of Landlord's right to recover possession of the Premises. Tenant agrees that after the giving of a Termination Notice or commencement of summary proceedings or other Legal Proceeding, or after final order or judgment for possession of the Premises, Landlord may demand, receive and collect all moneys without invalidating or rescinding such Termination Notice, Legal Proceeding, order, suit or judgment; and at Landlord's election, all moneys so collected shall be deemed payments either on account of the use and occupancy of the Premises or on account of Tenant's liability hereunder.

     K. In the event Tenant is dispossessed by judgment or warrant of any court, or in the event of re-entry or repossession by Landlord or in the event of expiration or any termination of this Lease or Tenant's right of possession hereunder, Tenant (on behalf of Tenant and all Persons claiming by, through, or under Tenant) hereby expressly waives:

         (i) service of any notice of intent to re-enter now or hereafter provided by law for such purpose;

         (ii) any and all rights of redemption now or hereafter provided by law; and

         (iii) any re-entry or repossession or right to restore the Term or legal continuance of this Lease.

Tenant expressly waives the service of any notice or demand whatsoever, except those notices required by this Section 18, and agrees that the simple breach of any covenant or provision of this

Lease by Tenant shall, of itself, without the service of any other notice or demand whatsoever, except those notices specifically required by this Section 18, constitute a Default and a forcible detainer by Tenant of the Premises within the meaning of the statutes of the State of Illinois.

     L. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meaning. If Landlord commences any summary proceeding or other Legal Proceeding for non-payment of Rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

     M. No failure by Landlord to insist upon the strict performance of any covenant agreement, term or condition of this Lease or to exercise any right or remedy after any Default, and no acceptance of the payment of full or partial Rent during the continuance of any Default shall constitute a waiver of any such covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no Default, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any default shall affect or alter this Lease, but each and every term, covenant, condition and provision of this Lease shall continue in full force and effect with respect to any other then existing or subsequent Default.

     N.  [INTENTIONALLY DELETED]

     O. (i) Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Landlord (including costs of appeal and judgment), incurred by Landlord in successfully enforcing Tenant's obligations hereunder or incurred by landlord in any legal proceeding, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

         (ii) Landlord shall pay upon demand all Tenant's costs, charges and expenses including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Tenant (including costs of appeal and judgment) incurred in successfully enforcing Landlord's obligations hereunder or incurred by Tenant in any legal proceeding, negotiation or transaction in which Landlord causes Tenant without Tenant's fault to become involved or concerned.

     P.  [INTENTIONALLY DELETED].

     Q. In the event of any threatened breach by Tenant of any term, covenant, condition or provision of this Lease, Landlord shall be entitled to enjoin such Default or threatened breach and shall have the right to invoke all rights and remedies allowed at law or in equity as though this Lease did not provide for re-entry, summary proceedings, or other remedies.

     R. Each right and remedy of Landlord in this Lease shall be cumulative and in addition to every other right or remedy in this Lease, or now or hereafter existing at law or in equity; and the exercise (or beginning of exercise) by Landlord of any one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any and all other rights or remedies.

19. EMINENT DOMAIN. A. If the Property, or any portion thereof which includes a substantial part of the Premises, shall be taken or condemned by any competent authority for any public use or purpose, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award. Rent shall be apportioned as of the date of such termination. If a substantial part of the Property other than the Premises shall be taken or condemned by any competent public authority for any public use or purpose, Landlord shall have the right in Landlord's reasonable opinion to cancel this Lease upon not less than 180 days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for said cancellation, and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by said eminent domain proceeding and any right of Tenant to receive the proceeds of any such award are hereby assigned to Landlord, except as hereinafter provided.

     B. Provided, however, that to the extent (a) Tenant is entitled under the law to receive a separate award in a separate proceeding, following or apart from the determination of the award for other interests in Property, in respect of (i) the unamortized value of any existing improvements made by Tenant and which Tenant is permitted to remove under this Lease (but only if such improvements were (A) not paid for in whole or part by Landlord or any contribution from Landlord, and (B) were proven in such proceeding to have enhanced the value of the Building at least to the extent of such unamortized value), or (ii) for moving or for business interruption, and (b) such separate award does not reduce the award otherwise payable to Landlord or the fee owner of the Land or Building, then Tenant shall be entitled to such an award which it claims, proves and receives at its own expense. Tenant's rights under this paragraph shall be subject to the rights of Landlord and any Superior Encumbrance to any award for eminent domain.

20. SUBORDINATION AND SUPERIORITY OF THIS LEASE. This Lease shall be prior to any Superior Encumbrance, subject to the terms and conditions of this Section, Tenant agrees to subordinate its rights hereunder at all times to any Superior Encumbrance and to execute evidencing such subordination as may be required by the mortgagee or ground or underlying lessor, as the case may be, and to attorn to and to recognize, as Landlord, the purchaser at a foreclosure sale or the mortgagee or its nominee in the event the mortgagee or such nominee in the event the mortgagee or such nominee accepts a deed in lieu of foreclosure, or the ground or underlying lessor in the event of termination of such underlying or ground lease, in return for and upon delivery to Tenant by such purchaser or such mortgagee or its nominee or the ground or underlying lessor, as the case may be, of an agreement providing that in the event of a foreclosure of such mortgage or the giving of the deed in lieu of foreclosure or a termination of such ground or underlying lease, this Lease shall not be terminated and Tenant may remain in possession of the Premises pursuant to the terms of this Lease and retain all the rights, options and privileges granted to it hereunder as long Tenant is not in Default hereunder and continues to perform its obligations hereunder and further providing that the purchaser at a foreclosure sale or transferee in the case of a deed given in lieu of foreclosure or ground or underlying lessor, as the case may be, will assume all of the obligations of the Landlord in such case; provided, however, that in no event shall the mortgagee, said purchaser at a foreclosure sale, said transferee in the case of a deed given in lieu of foreclosure or ground or underlying lessor, as the case may be, have any personal liability whatsoever hereunder for its own acts or omissions or obligations; and further provided that the mortgagee, said purchaser at a foreclosure sale or said transferee in the case of a deed given in lieu of foreclosure or ground or underlying lessor, as the case may be, shall also have no personal liability for the acts or omissions or obligations of Landlord arising or to be performed prior to any such sale or transfer of the Land or Building to such party except to the extent such acts or omissions or obligations of Landlord continue after foreclosure or a foreclosure sale including, without limitation, any liability for any deposits made by the Tenant hereunder, unless such deposits have been transferred to such party; and provided, further, that the mortgagee, said purchaser at a foreclosure sale, said transferee in the case of a deed given in lieu of foreclosure or ground or underlying lessor, as the case may be, shall be subject to any offsets or defenses which Tenant might have against any prior Landlord pursuant to Tenant's rights as set forth in Sections 7 or 35 hereof. Such agreement may, among other things, require the Tenant to notify the mortgagee or the ground or underlying lessor of any default by the Landlord and afford such mortgagee the opportunity to cure such default prior to any termination of this Lease by Tenant (as provided in Section 28) provided that the Premises are reasonably usable by Tenant for its normal business activities. Tenant further agrees that, except as to secondary mortgage financing expressly permitted in such mortgage or ground or underlying lease, it will not, without the consent of the mortgagee or ground or underlying lessor, as the case may be, voluntarily subordinate this Lease to any lien or encumbrance without the consent of said mortgagee or ground or underlying lessor, as the case may be.

21. SPRINKLERS. If state or city government or any fire insurance underwriters for fire insurance for the Property, requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said underwriters, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

22. LANDLORD'S MAINTENANCE. Landlord, as an Operating Expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Building and the Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease. Without limiting the generality of the foregoing, Landlord shall repair and maintain, and if necessary, replace (i) Building structure, foundation, roof, gutters, exterior walls, window coverings, windows, and all other exterior and structural parts of the Building, (ii) halls, stairways and entryways, elevators and common passageways and all other common areas of the Building, (iii) premises occupied by other tenants to the extent necessary to prevent any damage to the Premises, and (iv) all elements of the plumbing system, the sprinkler system, the light fixtures and electrical distribution system, the heating, ventilating and air conditioning system and any other of the Building's shared systems located within the Premises, and any damage caused to any items in the Premises which would become the property of the Landlord upon termination of this Lease by any malfunction or misfunction of such systems, except only for any supplementary portions of such systems owned by Tenant. Nothing contained in this Section 22 shall require Landlord to paint or decorate the Premises. No liability of Landlord to Tenant shall accrue however under subparagraphs (iii) and (iv) above unless and until Tenant has given written (except in the case of an emergency) notice to Landlord of the specific repair required to be made or of the failure to properly furnish any service and Landlord does not promptly thereafter undertake and diligently pursue such repair or furnish such service. Landlord shall have no obligation to maintain, repair or replace the pedestrian bridge described in Section 37.

23. NOTICE. In every instance where it shall be necessary or desirable for Tenant to give or serve any notice or demand upon Landlord, such notice or demand shall be in writing and sent by United States Registered or Certified Mail (return receipt requested), postage prepaid or by a commercial courier, prepaid, addressed to Landlord c/o the Rental Agent at the place where rental under this Lease is then being paid. Any notice or demand to be given or served by Landlord to Tenant shall be effective if mailed or delivered by Landlord or Landlord's Rental Agent to The Northern Trust Company 50 South LaSalle Street Chicago, IL 60675, Attention: Vice President Corporate Real Estate with a copy to: The Northern Trust Company, 50 S. LaSalle Street, Chicago, IL 60675,
Attention: General Counsel. Notice mailed as aforesaid shall be conclusively deemed to have been served at the close of the second business day following the date said notice was mailed; notice delivered by courier as aforesaid shall be conclusively deemed to have been received at the close of the first business day following the date said notice was given to the courier.

24. SUCCESSORS AND ASSIGNS. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except any permitted assignee as provided in Section 16.

     The term "Landlord", as used in this Lease, means only the owner, or the mortgagee in possession (including anyone claiming any title or any interest in the Land or Building by, through or under said mortgage), for the time being, of the Property (or the owner of a lease of the Building or of the Real Estate and the Building) of which the Premises form a part, so that in the event of any conveyance or sale of said Real Estate and the Building (including a sale or transfer arising by virtue of a foreclosure of any mortgage of the Land or the Building or any deed given in lieu of foreclosure thereof) or of said Lease, or in the event of a lease of the Building, or of the Real Estate and the Building, the seller or lessor shall be and hereby is entirely free and relieved of all covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the said lessee of the Building, or of the Real Estate and the Building, provided that the purchaser or the lessee of the Building, as applicable, has (subject to the provisions of Section 20) assumed and agreed to carry out any and all covenants, obligations and liabilities of Landlord hereunder.

25.  INSURANCE.

     A. Landlord and Tenant agree to have all property insurance policies which may be carried by either of them, and Tenant agrees to have all business interruption insurance carried by it, endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that each insurer waives all rights of subrogation which such insurer may have against the other party. Without limiting any release or waiver of liability or recovery contained in any other paragraph of this Lease, but rather in confirmation and furtherance thereof, Landlord and Tenant each hereby waive and release any and every claim for recovery from the other, its officers, agents, employees and beneficiaries for any and all loss of or damage to the Property or to the contents thereof or damages as a result of business interruption, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable by the party giving the waiver under said insurance policies, or would have been recoverable by the party giving the waiver had it carried the insurance required of it under this Lease. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other Person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it such property and business interruption insurance policies, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

     B. At all times during the Term of this Lease, Tenant shall at its sole cost and expense maintain in full force and effect insurance protecting Tenant and Landlord and its respective agents and any other Persons reasonably designated by Landlord from time to time, with terms, coverages and in companies at all times reasonably satisfactory to Landlord and with such increases in limits as Landlord may, from time to time, reasonably request. Initially, such coverage shall be in the following amounts:

         (i) Commercial Liability Insurance, including Contractual Liability insuring the indemnification provisions contained in this Lease, with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence for Bodily Injury, Death and Property Damage. The liability policy shall include as an additional insured the Landlord, with a severability of interest endorsement.

         (ii) Insurance against (A) "All Risks", "Special Form" or comparable coverage of physical loss coverage for all betterments and improvements to the Premises, including alterations, and including any improvements or betterments made by Tenant outside the Premises (including the pedestrian bridge described in Section 37) whether in existence upon execution of this Lease or made hereafter, the entire replacement cost from time to time of all movable fixtures, office equipment, furniture, trade fixtures, merchandise and all other items of Tenant's property on the Premises; plus valuable papers insurance covering documents and papers of value in Tenant's vaults with limits not less than those customarily carried by prudent tenants in such businesses and (B) loss of use of the Premises.

     Insurance carried by Tenant shall be with insurers licensed to do business in the State of Illinois, have a Best's (or comparable rating entity's) financial rating of A and a financial size of X or higher.

     C. The policy referred to in Section 25B(i) shall name Landlord, Landlord's Building manager and their respective agents and employees (and the holder of a Superior Encumbrance, if required by such holder) as additional insureds, and the policy in Section 25B (ii)(A) shall insure Landlord as its interests may appear and the holder of any Superior Encumbrance under a standard mortgagee clause.

     D. Tenant shall, prior to the earlier of (a) the Commencement Date, or (b) the entry upon the Premises by Tenant or its Employees or contractors, and prior to the expiration of any policy, furnish Landlord with certificates evidencing that all required insurance is in force and providing that such insurance may not be canceled or changed without at least thirty (30) days' prior written notice to Landlord and Tenant (ten (10) days' in case of non-payment of premium). All policies shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained.

     E. Tenant and Landlord shall cooperate with each other and with the holder of any Superior Encumbrance in connection with collection of any insurance monies.

     F. All insurance of Tenant shall be primary and not contributory with any insurance of Landlord. Tenant shall not secure separate insurance concurrent in form or contributing in the event of loss with any insurance policy required under this Lease unless Landlord is included as a named insured with loss payable to Landlord. Tenant shall give Landlord written notice promptly upon securing any such separate insurance, specifying the insurer and full particulars of applicable policies.

     G. Tenant shall, before seeking any recovery from Landlord or Landlord's insurer, recover all sums payable by Tenant's insurer. For purposes of Tenant's waiver of claims in Section 25A of this Lease, any deductible in excess of $5,000 shall be deemed to be self-insured and, for purpose of any waiver of claims, any such excess deductible or other self-insurance shall be deemed to have been recoverable under insurance carried by Tenant.

     H. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate any insurance policy or be in conflict with any insurance requirements, or increase the rate of fire insurance premium applicable to the Building, or necessitate Landlord's carrying of additional insurance coverage; and Tenant shall not do or permit to be done any act or thing upon the Premises which will or might subject Landlord to any liability or responsibility for injury to any Person or to property. Tenant shall reimburse Landlord, as additional Rent upon demand, for all increases of Landlord's insurance premiums resulting from violations of Tenant's obligations under this Section. In any Legal Proceeding involving the cost of insurance, a schedule or "make-up" of rates issued by the body making insurance rates for the Building or the Premises shall be presumptive evidence of the items and charges taken into consideration in fixing the insurance rates then applicable to the Premises or the Building.

     I. At all times during the Term of this Lease, Landlord shall carry insurance with commercially reasonable deductible amounts and with reputable and solvent insurance companies authorized to do business in Illinois in the following amounts: (i) "all-risk" or "special form" replacement cost property insurance on the Building against fire and other extended coverage perils (including boiler and machinery and electrical apparatus coverage) in an amount sufficient to prevent Landlord from being deemed a co-insurer of the risks insured under the policy, (ii) commercial liability insurance, including contractual liability, in an amount not less than $3,000,000.00 per occurrence.


26.  MISCELLANEOUS.

     A. Wherever there is provided in this Lease a time limitation for performance by the Landlord or Tenant of any construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, public enemy, strikes, governmental control, fire, flood, quarantine restriction, freight embargo, shortage of materials or labor, or other factors beyond the reasonable control of the Landlord or Tenant.

     B. If any provision of this Lease or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Lease and the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     C. The headings of sections are for convenience only and do not define, limit or construe the contents of such sections or subsections. References made in this Lease to numbered sections and subsections shall refer to the numbered sections or subsections of this Lease, unless otherwise indicated.

     D. The Lease is to be executed in copies, each of which executed copy shall constitute an original.

     E. Each of the parties agrees, at the request of the other, to execute such instruments or documents as any party may reasonably request, acknowledging: the date of completion of construction of Premises; the date of acceptance of possession of Premises; the date of commencement of Rent; the commencement of the Term; the commencement and expiration dates of this Lease; Tenant's Proportionate Share of the Operating Expenses, Taxes, Operating Expense Deposits for any Lease Year; the number of rentable square feet demised to the Tenant; Base Rent amount; and the compliance or noncompliance by any party with any of the terms or provisions of this Lease; and to evidence such other or further matters as may be so reasonably requested by Tenant or Landlord.

     F. Tenant represents to Landlord, and Landlord represents to Tenant, that except for Douglas Elliman-Beitler and Staubach Midwest L.L.C., the representing party has not dealt with any real estate broker in connection with this Lease and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest L.L.C. initiated or participated in the negotiation of this Lease, submitted or showed the Premises or any other space in the Building to Tenant or is entitled to any commission or fee in connection with this Lease. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any other real estate broker for commissions or fees in connection with this Lease who claim to have dealt with the Tenant or Staubach Midwest L.L.C. not in accordance with its commission agreement with Landlord entered into prior to the date of this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all claims of any other real estate broker for a commission or fee in connection with this Lease who claims to have dealt with Landlord.

     G. No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or affect any such notice, demand, suit or judgment.

     H. No waiver of Default of Tenant shall be implied, and no express waiver shall affect any Default other than the Default specified in such waiver and then only for the time and to the extent therein stated. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No Employee of Landlord shall have any power to accept the keys of the Premises prior to the expiration of the Term. The delivery of keys to any Employee of Landlord shall not operate as a termination of this Lease or an acceptance of a surrender of the Premises. If Tenant, at any time, desires to have Landlord sublet the Premises for Tenant's account, Landlord is authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the rules and regulations (now or hereafter in effect) shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

     I. Clauses, plats, exhibits and riders, if any, affixed to this Lease are part hereof and in the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

     J. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Submission of this instrument to Landlord, signed by Tenant, shall constitute an irrevocable offer to lease the Premises on the terms herein stated to and including November 30, 2000.

     K. Wherever the consent of either Landlord or Tenant is required by the provisions of this Lease, such party shall not unreasonably withhold, condition, or delay such consent.

     L. No modifications, termination or surrender of this Lease or surrender of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by Landlord, and no act by any representative or agent of Landlord, other than delivery of such a written agreement and acceptance by Landlord shall constitute an acceptance thereof.

     M. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

     N. As used herein, the terms "Landlord" or "Tenant" and any pronouns used to refer to Landlord or Tenant shall, as the context requires, include the singular and the plural, and the masculine, feminine and neuter.

     O. This Lease has been jointly negotiated and reviewed by all of the parties hereto and shall be construed accordingly; any principle or rule of construction which construes any provision of this Lease against the draftor of the Lease is hereby declared to be inapplicable to this Lease and all parties to this Lease.

     P. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     Q. Time shall be of the essence with respect to every provision under this Lease.

     R.  [INTENTIONALLY DELETED].

     S. This Lease and the exhibits attached hereto represent the entire agreement between the parties hereto relating to the subject matter hereof and all prior agreements, representations and understandings, either oral or written, are merged herein.

     T. This Lease shall not be recorded; provided, however, at the request of either party, Landlord and Tenant shall execute a short form of this Lease containing the Premises and Term in the form of Exhibit N (and terminate any existing short form or memorandum of lease) for the purpose of giving record notice of this Lease and Tenant's possession or amend any existing recorded short form lease to reflect the present premises and term.

27. ESTOPPEL CERTIFICATES. The Tenant agrees that, from time to time upon not less than ten (10) business days prior written request by Landlord, the Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) to the knowledge of Tenant, that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail, and (iv) as to such other matters as may be reasonably requested by Landlord relating to the status of the Lease, it being intended that any such statement may be relied upon by any prospective purchaser or tenant of the Property, any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgage thereof. Tenant shall execute and deliver the form of Estoppel Certificate attached hereto as Exhibit E, or such other form required by Landlord meeting criteria set forth above as is reasonably acceptable to Tenant. In the event Tenant fails so to do within twenty (20) business days after demand in writing, Tenant shall be considered in Default under this Lease, or at Landlord's option, the failure to deliver such instruments within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, there are no uncured defaults by or defenses or claims against Landlord and that not more than one (1) month's rental has been paid in advance and Tenant shall be estopped from asserting any defaults, defenses or claims known to it at that time. In the event that any existing or prospective purchaser or holder of a Superior Encumbrance requires information from Tenant in order to comply with the rules and regulations of the Employee Retirement Income Security Act ("ERISA"), Tenant shall promptly represent to such holder such information as such holder may reasonably require in order to determine its compliance with ERISA requirements and Tenant shall indemnify such holder against any inaccuracy in such representation.

28. MORTGAGEE PROTECTION. Tenant will pay no Rent under this Lease more than thirty (30) days in advance of its due date other than Operating Expense Deposit, unless otherwise agreed by the holder of any Superior Encumbrance.

     Tenant shall give the holder of any Superior Encumbrance whose name and address shall have been given in writing to Tenant a copy of any notice of default or claim given by Tenant to Landlord, such notice to be given by registered or certified mail or by commercial courier. Tenant will not exercise any right which it may have to terminate this Lease, or abate Rent or set off any amounts against Rent unless Tenant first gives written notice of such act or omission to the holder of each such Superior Encumbrance and gives the holder of the Superior Encumbrance at least thirty
(30) days after the giving of such notice to remedy such act or omission, plus the time to obtain possession if possession is necessary to remedy such act or omission (during which time such holder shall have the right, but no obligation, to remedy the alleged act or omission). Tenant agrees, further, not to exercise any such right if the holder of any such Superior Encumbrance commences to cure such act or omission within thirty (30) days after such notice and diligently prosecutes such cure to completion.

29.  LANDLORD'S COMPLIANCE WITH LAW.

     A. Landlord shall be responsible for keeping those portions of the core and shell of the Building (the term "core and shell" not deemed to include improvements and betterments to any tenant's premises, including the Premises) in compliance with Laws, whose condition, if a violation existed, would materially affect Tenant's use and occupancy of the Premises for office use or subject Tenant to criminal liability, fines or penalties. The foregoing obligation on the part of Landlord shall not limit the obligations of Tenant as set forth in the this Lease, or in any other provision of the Lease requiring Tenant to repair damage caused by it or its employees, agents or contractors, or to make alterations required by any Law which affect Tenant or the Premises solely by reason of its manner of use of the Premises.

     B. Landlord shall have responsibility for compliance with Title III of the provisions of the Americans With Disabilities Act of 1990 ("ADA") and regulations promulgated thereunder applicable to Building common areas (including Building entrances, lobbies, hallways not located in tenants' spaces and corridors, restrooms, public elevators), and Tenant shall have responsibility for compliance with ADA as to the entrances to and interior of the Premises. If as a result of Tenant's alterations and additions or particular use of the Premises (other than general office use), Landlord is required to alter common areas, Tenant shall pay the cost of such alterations.

     C. During the term of the Lease, Landlord shall fully comply with any Environmental Laws. Landlord shall not cause or permit its business in the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all Environmental Laws. Landlord shall notify Tenant if it receives a notice of Landlord's violation of Environmental Laws if such violation would affect Tenant's safe occupancy of the Premises. Landlord shall obtain all necessary permits under Environmental Laws and shall make them available for inspection by Tenant, at Tenant's written request. Landlord, for itself and its successors and assigns, shall indemnify, defend and hold Tenant harmless from and against any claims, demands, liabilities and damages (including, but not limited to, attorneys' fees and court costs) arising out of or in connection with Landlord's violation of Environmental Laws. The obligations of this paragraph shall survive the expiration or termination of this Lease.

     D. Landlord, at its expense, may contest the validity of any Laws and postpone compliance therewith pending such contest (so long as Tenant is not subject to criminal proceeding criminal investigation, criminal liability, fines or penalties as a result). If Tenant receives written notice of any violation of any Laws applicable to the Premises, it shall give prompt notice thereof to Landlord.


     30.  INDEMNIFICATION BY TENANT.

     A. Tenant hereby agrees, to the fullest extent permitted by Law, to indemnify each and every Indemnitee and hold each and every Indemnitee harmless from and against (and to pay the full amount of) all loss, liability, obligation, damage, penalty, tax, cost, claim, demand, judgment, charge or expense of every kind whatsoever which any Indemnitee may suffer, incur, or pay out, or which may be asserted against any Indemnitee, in whole or in part, by reason of, or in connection with:

         (i) any Legal Proceeding brought by Tenant against Landlord (or any officer, partner, or Employee of Indemnitee) in which Tenant fails to secure a judgment against Indemnitee, final beyond appeal; and

         (ii) any negligent or willful act or omission of Tenant or Tenant's Employees or invitees (to the extent not waived pursuant to the provision of Section 25A).

         (iii) use of Tenant's name on the Building (if named for Tenant under Section 47).

     B. Tenant shall defend any and all Legal Proceedings commenced against Indemnitee by any Person (other than Tenant) concerning any matter which may or might be covered by any indemnity or obligation under Subsection 31A (ii) (i.e., regardless of any alleged fault or cause) using counsel reasonably acceptable to Landlord (provided that counsel of the insurance company shall be deemed acceptable), and Landlord shall have the right, but not the obligation, to participate in such defense with counsel of its choice. Tenant shall deliver to Landlord copies of documents served in any such Legal Proceeding and, whenever requested by Landlord, shall advise as to the status of such Legal Proceeding. If Tenant fails to defend diligently any such Legal Proceeding, or if Landlord elects to defend by written notice to Tenant at any time, Landlord shall have the right (but no obligation) to defend the same at Tenant's expense. Tenant shall not settle any such Legal Proceeding without a release of Landlord without Landlord's prior written consent.

     C. Tenant shall notify Landlord and all applicable insurers immediately of every Legal Proceeding or claim which may or might be covered by any indemnity under this Section and/or by any required insurance.

31.  INDEMNIFICATION BY LANDLORD.

     A. Landlord hereby agrees, to the fullest extent permitted by law, to indemnify Tenant and hold Tenant harmless from and against (and to pay the full amount of) all loss, liability, obligation, damage, penalty, tax, cost, claim, demand, judgment, charge or expense of every kind whatsoever which Tenant may suffer, incur, or pay out, or which may be asserted against Tenant, in whole or in part, by reason of, or in connection with:

         (i) any Legal Proceeding brought by Landlord against Tenant (or any officer, partner, or Employee of Tenant) in which Landlord fails to secure a judgment against Tenant, final beyond appeal; and

         (ii) any negligent or willful act or omission of Landlord or Landlord's Employees or invitees (to the extent not waived pursuant to the provisions of Section 25A).

     B. Landlord shall defend any and all Legal Proceedings commenced against Tenant by any Person (other than Landlord) concerning any matter which may or might be covered by any indemnity or obligation under Subsection 30A(ii) (i.e., regardless of any alleged fault or cause) using counsel reasonably acceptable to Tenant (provided that counsel of the insurance company shall be deemed acceptable), and Tenant shall have the right, but not the obligation, to participate in such defense with counsel of its choice. Landlord shall deliver to Tenant copies of documents served in any such Legal Proceeding and, whenever requested by Tenant, shall advise as to the status of such Legal Proceeding. If Landlord fails to defend diligently any such Legal Proceeding, or if Tenant elects to defend by written notice to Landlord at any time, Tenant shall have the right (but no obligation) to defend the same at Landlord's expense.
Landlord shall not settle any such Legal Proceeding without a release of Tenant without Tenant's prior written consent.

     C. Landlord shall notify Tenant and all applicable insurers immediately of every Legal Proceeding or claim which may or might be covered by any indemnity under this Section or by any required insurance.

32.  POSSESSION. Tenant is presently in possession of the Existing Premises.

33.  EXONERATION CLAUSE.

     A. This Lease is executed by the undersigned, LaSalle Bank National Association, not personally, but as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee and under the express direction of the beneficiaries of the said Trust. It is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

     B. Tenant agrees to look solely to Landlord's interest in the Property, or the lease of the Building or of the Property, and the Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord or Landlord's Affiliates shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord or Landlord's Affiliates to Tenant.

34. WAIVER OF JURY TRIAL. Tenant and Landlord hereby waive trial by jury in any Legal Proceeding brought by either against the other with respect to Landlord's recovery of possession under this Lease, but not otherwise.

35.  LANDLORD DEFAULT AND PERFORMANCE BY TENANT.
     ------------------------------------------

     A. If Landlord shall at any time default in the performance of any obligation under this Lease which may be performed solely by the payment of money, and such default shall continue for ten (10) days after written notice from Tenant to Landlord, Tenant shall have the right, but shall not be obligated, to make such payment on behalf of Landlord. In the event that any services to be performed by Landlord for Tenant under this Lease shall be totally suspended and Landlord shall not have commenced and diligently pursued the repair or restoration of such service within ten (10) days after written notice to Landlord from Tenant (which period may be extended as a result of delays described in Section 26A for a period equal to any and such delays), (i) Tenant shall have the right, but shall not be obligated, to perform such obligation if such obligation affects the Premises and not the Building generally, and (ii) Tenant shall have such other rights or remedies allowed by law. In performing such obligation under subsection (i) above, Tenant may make any payment of money or performance any other act related to the repair or restoration of such service.

     B. If Landlord shall at any time default in the performance of any other material obligation under this Lease which materially affects Tenant's ability to conduct business from the Premises and such default continues for a period of sixty (60) days after written notice from Tenant to Landlord and the holder of any Superior Encumbrance (provided, however, that such sixty day period shall be extended if such default cannot be reasonably cured within such sixty day period) and Landlord shall have promptly, within such sixty day period undertaken a cure, and diligently pursues such cure to completion and provided further that an opportunity to cure shall have been given the holder of a Superior Encumbrance under Section 28 hereof, Tenant may terminate this Lease or bring an action in law or equity to recover damages and require Landlord to perform its obligations hereunder.

     C. All sums reasonably paid by Tenant pursuant to this Section 35, together with interest at the rate of 2% per annum over the Prime Rate and all necessary incidental costs and expenses in connection with the payment or performance of any such act by Tenant shall be payable to Tenant immediately upon demand and if not so paid within thirty (30) days after demand and are not then subject of a good faith dispute between Landlord and Tenant, may be deducted or set off against any amount (including Rent) due Landlord under this Lease. Further, any Allowance, Put Space Allowance or other allowance required to be paid by Landlord to Tenant for Expansion Space or First Offer Space not paid when due which is thereafter not paid within thirty (30) days after demand to Landlord and notice to the holder of a Superior Encumbrance as required under this Lease, and which is not the subject of a good faith dispute, may be deducted or set off by Tenant against any amount including Rent due under this Lease.

     D. Unless otherwise provided specifically to the contrary, this Lease and Tenant's obligations to pay Rent and perform all of Tenant's other covenants, agreements, terms, provisions and conditions hereunder shall not be affected, impaired or excused because Landlord is unable to furnish or is delayed in furnishing any work or service whatsoever expressly or implicitly to be furnished, or is unable to make or is delayed in making any repairs, if Landlord is prevented, or delayed from so doing by reason of any cause beyond Landlord's reasonable control (including strikes, governmental preemption in connection with a national emergency, Laws, failure of utilities or public services, or severe weather).

36.  MOST FAVORED TENANT.  Tenant is executing this Lease upon Landlord's
     -------------------
representation that Tenant has received the most favorable terms in certain economic issues under this Lease that Landlord is presently prepared to agree upon with a "Major Tenant" (a tenant leasing more than 150,000 square fee to Rentable Area in the Building) for occupancy in the Building. If within the period ending eighteen months (18) months after execution of this Lease by Landlord and Tenant, Landlord agrees, in an executed lease with a Major Tenant, to give another such Major Tenant more favorable terms than the Rent per RSF (other than Rent for Extension Premises in effect for the period prior to April 1, 2005) under this Lease, Tenant shall be entitled, in accordance with this Section, to have this Lease amended by Landlord to provide for the more favorable terms. It is intended that Rent for the Extension Premises for the period prior to April 1, 2005 not be reduced by operation of this Section. This Lease shall be amended to reflect the more favorable terms under the following conditions:

     A. Only leases to a Major Tenant for an initial term of ten (10) years or more ("Qualifying Leases") shall be considered.

     B. Amendments under this Section shall be made as of the commencement date of each Qualifying Lease and shall be prospective only.

     C. Landlord shall submit all Qualifying Leases to Tenant on a confidential basis for review. At Tenant's request to Landlord, a certified public accountant acceptable to both Landlord and Tenant (the "Accountant") shall be directed, at equal cost to Landlord and Tenant, to review all Qualifying Leases to evaluate the following economic issues ("Comparison Matters");

          (i)    Base Rent;

          (ii) Any other forms of rent, however characterized, including adjustments to compensate for inflation, any management fees, stepped adjustments and operating expenses and tax pass-throughs, whether on a "net" basis or on a "base amount" or "base year" basis;

          (iii) Tenant inducements, including but not limited to rent abatements or concessions, construction allowances and equity participations; and

          (iv) Over-standard tenant services, including parking or storage space.

     D. The accountant shall derive projected net rental cost per RSF for such Qualifying Lease based on such evaluation of Comparison Matters. The Accountant shall then derive a projected net rental cost per RSF for Tenant under this Lease for the term of the Qualifying Lease, using the same assumptions that were used in evaluating the Qualifying Lease, including escalations in operating expenses and taxes, value of equity participation, and discounted value of money, but assuming a rental rate per RSF not less than that which would be payable after April 1, 2005. The Accountant shall complete such analysis within fifteen (15) business days after such direction. If such comparison discloses that Tenant's net rental cost per RSF exceeds the net rental cost per RSF under the Qualifying Lease, Tenant shall receive a reduction in costs or increase in benefits adequate to eliminate such excess in a manner satisfactory to Landlord and Tenant. If the parties do not agree on the different manner within thirty
(30) days after the Accountant determines such excess, the adjustment shall be made to Base Rent hereunder. Any such adjustment shall only be effective during the term of the Qualifying Lease. Landlord, in order to evaluate the effect of a Qualifying Lease under this Paragraph, may submit the relevant terms of a Qualifying Lease to Tenant prior to its execution. Tenant must then notify Landlord in writing within ten (10) days after receipt of such terms if Tenant reasonably believes such Qualifying Lease is at a net rental cost per RSF less than Tenant's or Tenant will be deemed to have waived consideration of such Qualifying Lease. If Tenant does notify Landlord of its belief, Landlord may submit the Qualifying Lease for review by the Accountant as described above prior to signing such Qualifying Lease. The Accountant's determination shall be binding and conclusive on Landlord and Tenant whether made before or after a Qualifying Lease is executed, so long as the terms outlined by Landlord do not vary from those in the actual Qualifying Lease.

37.  PEDESTRIAN BRIDGE.  Tenant has constructed an enclosed pedestrian bridge
     -----------------
pursuant to the terms of the Existing Lease, from the 7th floor of the Building to the 5th floor of the building at 50 South La Salle Street ("50 S. LaSalle"). Tenant shall be responsible for installing all necessary Building systems in the existing or any future bridge and for heating, cooling, insuring and maintaining any bridge and for providing all necessary security. The bridge space shall not be included in Rentable Area for any purpose under the Lease. At the end of the Lease term by lapse of time otherwise, Tenant shall at its sole expense remove each bridge in its entirety and repair the floor in the Premises and walls to which it was connected so that it is fully enclosed in like manner to the other floors. Tenant shall, at its sole expense, maintain, repair or replace each pedestrian bridge to keep it in safe operating condition. Provided that (i) Tenant complies with the provisions of Section 8J of the Lease (except for Landlord's consent to construction of a bridge, which consent is hereby given provided Tenant complies with the provisions of this Section 37), (ii) the design of each such bridge is formulated in consultation with the Building engineer and the Building architect, (iii) the structural integrity of each such bridge is approved by the Building engineer (which approval shall not be unreasonably withheld conditional or delayed), and (iv) the aesthetics of each such bridge are approved by the Building architect (which approval shall not be unreasonably withheld conditioned or delayed), who may not specify glass as being aesthetically required, Tenant shall have the right to construct, at its costs, additional fully enclosed pedestrian bridges between a floor in the Premises and an equivalent floor at 50 S. LaSalle, or redesign or relocated existing bridges. Landlord shall cooperate with Tenant in obtaining the necessary municipal and governmental permits, licenses and consents that may be required in connection with construction of said bridges.

38.  MONUMENT SIGNAGE.  During the Term of this Lease, as long as, Tenant
     ----------------
leases and occupies at least 25% of Rentable Area in the Building, Tenant may, at its expense and subject to approvals and the requirements of applicable Laws, and documents of record, (a) design and construct, a ground level monument sign (the "Monument Sign") adjacent to the Building located on the Real Estate in a size, design and location acceptable to both Landlord and Tenant (and approved by the City of Chicago, if required by the City of Chicago), and (b) use the Monument Sign solely for Tenant's name and logo to identify Tenant's occupancy in the Building. If Tenant ever leases and occupies fewer than the required percentage of Rentable Area in the Building, Tenant's rights with respect to the Monument Sign shall thereupon expire and be without further force and effect. Upon termination of Tenant's rights, Tenant shall remove all Tenant identification, at Tenant's expense; otherwise, the Monument Sign shall remain and Landlord may use or permit others to use the Monument Sign. Tenant shall maintain and repair the Monument Sign in good and safe condition and in compliance with all Laws. Tenant's insurance under Section 25 shall include the Monument Sign.

39.  LOBBY SIGNAGE.   Tenant may, at its expense, install an identifying sign
     -------------
("Lobby Sign") on the walls in the ground floor elevator lobbies for both the Low-Rise and Lower Mid-Rise (as to the Lower Mid-Rise, only after existing signage is removed, which Landlord covenants will occur, no later than September 1, 2002) elevator banks of a size, design and in a location approved by Landlord, consistent with other lobby signage, solely for Tenant's name and logo to identify Tenant's occupancy in the Building. Upon termination of the Lease, Tenant shall, remove the Lobby Sign and restore the wall to its previous condition.

40.  RIGHTS PERSONAL TO TENANT.  There are references in Section 4G and 47 of
     -------------------------
this Lease to rights being personal to Tenant or The Northern Trust Company. Such references mean that those rights may not be assigned, granted or transferred by The Northern Trust Company and may not be exercised by any sublessee or assignee, other than an Affiliate to whom this Lease is assigned. Wherever in this Lease it is provided that Tenant must Lease and occupy prescribed square footage or Rentable Area, these requirements may be satisfied by Tenant or any assignee which is entitled to exercise such right.

41.  FIRST EXTENSION OPTION.  Subject to the provisions hereinafter set forth,
     ----------------------
Landlord hereby grants to Tenant an option to extend the Term of this lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for one period of five (5) years (the "First Extension Period") after the expiration of the Term, which First Extension Period shall commence on January 1, 2021 ("First Extension Period Commencement Date") and end on December 31, 2025.

     A. Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is eighteen (18) months prior to the First Extension Period Commencement Date. If Tenant's option is not so exercised, then except as otherwise provided in Paragraph D of this Section 41, said option shall thereunder expire.

     B. Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the First Extension Period Commencement Date this Lease is in full force and effect and Tenant is not in Default in payment of Rent or any other monetary obligation under this Lease.

     C. Rent per square foot of Rentable Area of the Premises payable during the First Extension Period with respect to all space included in the Premises as of the First Extension Period Commencement Date shall be equal to ninety five percent (95%) of the Market Rental Rate (as hereinafter defined in Section 43). Landlord shall give Tenant written notice of the Market Rental Rate and the Rent for the First Extension Period within thirty (30) days following written request by Tenant made not earlier than twenty four (24) months prior to the First Extension Period Commencement Date. If Tenant disagrees with Landlord's determination, then Tenant shall notify Landlord as provided in Section 43C, and such dispute shall be determined in accordance with the provisions of
Section 43C.

     D. If for any reason other than Tenant's failure to timely request Market Rental Rate or otherwise comply with provisions of this Section on a timely basis, the arbitrators fail to arrive at a determination of Market Rental Rate by a date which is 90 days prior to the date on which Tenant must elect to exercise its option to extend the Term, then the date for Tenant's exercise of its option and the Term shall be extended day for day by each day after such 90th day until such arbitrators' determination is made (but by not more than 90 days in the aggregate). No such extension shall affect the date on which the First Extension Period is to end. Until determination of the Market Rental Rate, Rent shall be payable for the limited extension period at a rate equal to the greater of the last rate of Rent payable under the Lease and Tenant's determination of Market Rental Rate. Once Market Rental Rate is determined, if different from the rate theretofore paid by Tenant, it shall be payable retroactive to the expiration of the Term at the Market Rental Rate, and the parties shall promptly refund or pay the excess or difference as necessary. If the option is exercised, the First Extension Period shall be deemed to have commenced on the date stated in this Lease.

     E. If Tenant has validly exercised said option, then once Rent has been determined, Landlord and Tenant shall enter into a written supplement to this lease confirming the Rent for the First Extension Period.

42.  SECOND EXTENSION OPTION.  Subject to the provisions hereinafter set forth,
     -----------------------
Landlord hereby grants to Tenant an option to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, but only if Tenant has previously exercised or concurrently exercises its option to extend the Term for the First Extension Period, for one period of five (5) years (the "Second Extension Period") after the expiration of the First Extension Period, which Second Extension Period shall commence on January 1, 2026 (the "Second Extension Period Commencement Date") and end on December 31, 2030.

     A. Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is eighteen (18) months prior to the Second Extension Period Commencement Date. If Tenant's option is not so exercised, then, except as otherwise provided in Paragraph D of this Section 42, said option shall thereupon expire.

     B. Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the Second Extension Period Commencement Date this Lease is in full force and effect and Tenant is not in Default in payment of Rent or any other monetary obligation under this Lease.

     C. Rent per square foot of Rentable Area of the Premises payable during the Second Extension Period with respect to all space included in the Premises as of the Second Extension Period Commencement Date shall be equal to ninety five percent (95%) of the Market Rental Rate (as hereinafter defined in Section
43). Landlord shall give Tenant written notice of the Market Rental Rate and the Rent payable during the Second Extension Period within thirty (30) days following written request by Tenant made not earlier than twenty one (21) months prior to the Second Extension Period Commencement Date. If Tenant disagrees with Landlord's determination, then Tenant shall notify Landlord as provided in
Section 43C, and such dispute shall be determined in accordance with the provisions of Section 43C.

     D. If for any reason other than Tenant's failure to timely request Market Rental Rate or otherwise comply with provisions of this Section on a timely basis, the arbitrators fail to arrive at a determination of Market Rental Rate by a date which is 90 days prior to the date on which Tenant must elect to exercise its option to extend the Term, then the date for Tenant's exercise of its option and the Term shall be extended day for day by each day after such 90th day until such arbitrators' determination is made (but by not more than 90 days in the aggregate). No such extension shall affect the date on which the Second Extension Period is to end. Until determination of the Market Rental Rate, Rent shall be payable for the limited extension period at a rate equal to the greater of the last rate of Rent payable under the Lease and Tenant's determination of Market Rental Rate. Once Market Rental Rate is determined, if different from the rate theretofore paid by Tenant, it shall be payable retroactive to the expiration of the Term at the Market Rental Rate, and the parties shall promptly refund or pay the excess or difference as necessary. If the option is exercised, the Second Extension Period shall be deemed to have commenced on the date stated in this Lease.

     E. If Tenant has validly exercised said option, then within thirty (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this lease confirming the terms, conditions and provisions applicable to the Second Extension Period as determined in accordance herewith, with such revisions to the rental provisions of this lease as may be necessary to conform such provisions to the new rental rate.

     F. Tenant shall not have any option to extend the term of this lease beyond the expiration of the Second Extension Period.

43.  MARKET RATE.   A. "Market Rental Rate" shall mean annual amount per
     -----------
rentable square foot and other rental charges for the portion of the term in question equivalent to the period for which the Market Rental Rate is being determined beginning the first (1st) day of the subject period that a willing, credit-worthy, non-equity tenant leasing space comparable to the space to be leased would pay and a willing landlord of an office building comparable to the Building in the Chicago central business district office market (the "Market") would accept at arm's length. Appropriate consideration will be given to base net rent, rent escalations, tenant concessions (e.g. free rent, tenant improvements and other cash allowances), length of term, size and location of the premises being leased, tenant improvement allowances, brokerage commissions and other generally applicable terms and conditions prevailing for comparable space in comparable buildings located in the Market, as evidenced by then recently completed renewals, or new leases or similar expansion leases (in the event of an expansion option), within the Market.

     B. Base Rent shall consist of a fixed annual rent reduced to a net per square foot amount which represents rent minus the total rental concessions provided by the Landlord. When this Lease provides that Rent per square foot of Rentable Area is equal to a percentage of the Market Rental Rate, such percentage shall be applied only against the fixed net rental component of Market Rental Rate (before deductions of allowances and abatements), and not against other components (such as Tenant's Proportionate Share of Operating Expenses).

     C. If Tenant disagrees with Landlord's determination of Market Rental Rate (which Tenant must do, if at all, in writing setting forth Tenant's determination of Market Rental Rate within seven (7) days after notice of Landlord's determination of Market Rental Rate) and if the parties cannot agree on the Market Rental Rate within ten (10) days thereafter, then such dispute shall be determined by arbitration as hereinafter provided. Landlord and Tenant will each select an arbitrator within ten (10) days who shall be disinterested and shall be a person that has been actively engaged in the development or leasing of first-class office buildings in the downtown Chicago area or otherwise knowledgeable about rental rates for a period not less than five (5) years immediately preceding his or her appointment. The arbitrators so appointed shall appoint a third arbitrator within ten (10) days after appointment of the initial two arbitrators. If a party fails to select an arbitrator or an arbitrator selected by a party fails to make a determination or select a third arbitrator as required, the Market Rental Rate determined by the other party shall be deemed the Market Rental Rate. Landlord and Tenant shall each simultaneously submit to the arbitrators a determination of Market Rental Rate. (If no submittal is made, the parties shall be deemed to have submitted their original determinations.) The arbitrators shall be directed to determine the Market Rental Rate within twenty
(20) days after the appointment of the third arbitrator; provided, however, that in determining Market Rental Rate, the arbitrators shall select either Landlord's estimate or Tenant's estimate of Market Rental Rate, and in no event shall the arbitrators have the right (i) to average the Market Rental Rate estimates submitted by Landlord or Tenant or (ii) to choose another number. The decision of the arbitrators shall be in writing and in duplicating, one counterpart thereof to be delivered to each of the parties who appointed them. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Illinois law, and a decision of the majority of the arbitrators shall be binding, final and conclusive on the parties. The fees of the arbitrators and the expenses incident to the proceeding and the fees of respective counsel engaged by the parties and the fees of expert witnesses and other witnesses called for by the parties shall be paid by the losing party. If no determination is made prior to the date for commencement of payment of rent for which Market Rental Rate must be determined, then Landlord's determination shall be used until the arbitration is completed, except as above provided. If a different Market Rental Rate is later determined, Landlord shall refund any overpayments to Tenant or Tenant shall pay any excess owed in each instance promptly.

44.  ELEVATOR TRANSFER. On or before December 31, 2001, Landlord will modify the
     -----------------
Lower Mid-Rise elevators (accessing floors 17 through 27) in the Building so that each elevator will stop on the 16th floor as a transfer floor for Tenant, all at Landlord's expense. If Landlord fails to do so, then Tenant shall have the following remedies; If transfers at such floor cannot be made by January 1, 2002, as such date may be extended due to Landlord's failure or inability to complete the work due to causes or delays beyond Landlord's reasonable control, then Rent shall abate for the Premises then located on floors 17 through 27. If the required transfers at such floor cannot be made by January 1, 2003, as such date may be extended due to Landlord's failure or inability to complete the work due to causes or delays beyond Landlord's reasonable control, then Rent shall abate for the entire Premises. Any abatement provided for in this Section shall continue only so long as all of such transfers cannot be made as required. Tenant shall not have the right to terminate this Lease as a result of any default by Landlord with respect to the work provided for in this Section. At Landlord's request, Tenant shall confirm to Landlord that such transfer floor is operational when such is the case.

45.  CONTRACTION OPTION.  Tenant shall have the right, exercisable by written
     ------------------
notice delivered to Landlord no later than fifteen (15) months prior to an "Exclusion Date" shown below, to reduce the Premises in size by deleting one full floor in the Building from the Premises as of the applicable Exclusion Date ("Contraction Option"), on the terms and conditions hereafter set forth. In the case of each exercise of a Contraction Option, the floor to be deleted from the Premises ("Excluded Premises") shall be a full floor which is not contiguous to any other full floor of the Premises or which is at the top or bottom of a contiguous stack of full floors in the Lower Mid-Rise elevator banks (floors 17-27, both inclusive). Tenant's notice to Landlord shall identify the Excluded Premises. The Contraction Option may be exercised up to three times.

--------------------------------------------------------------------------------
     A.  Exclusion Date                     Waived Expansion Option
         --------------                     -----------------------
--------------------------------------------------------------------------------
          July 1, 2007                      Second Expansion Option
--------------------------------------------------------------------------------
          July 1, 2011                      Third Expansion Option
--------------------------------------------------------------------------------
          July 1, 2015                      Fourth Expansion Option
--------------------------------------------------------------------------------


     B. In the event that Tenant exercises a Contraction Option, the term of this Lease shall terminate (except as otherwise provided herein) as to the Excluded Premises as of the applicable Exclusion Date, as if the Lease had expired by lapse of time, and the remainder of the Premises shall be the Premises under this Lease ("Remainder Leased Premises").

     C. Tenant shall vacate and deliver possession of the Excluded Premises to Landlord on the Exclusion Date in the manner set forth in Lease for surrender of the Premises. Any retention of possession by Tenant of all or part of the Excluded Premises after the Exclusion Date shall be deemed a holding over without consent of Landlord, and shall be subject to the terms and conditions of this Lease with respect to such retention of possession.

     D. Effective as of the Exclusion Date, Rentable Area of the Premises, Base Rent provided to be paid pursuant this Lease for the Excluded Premises and Tenant's Proportionate Share, shall be reduced based upon the reduced square footage of the Rentable Area of the Premises, as reasonably determined by Landlord.

     E. As a condition to the effective exercise of a Contraction Option, Tenant shall pay Landlord a Contraction Fee (hereinafter defined), one-half of which shall be paid on exercise of the Contraction Option and one-half no later than one (1) month before the Exclusion Date. The "Contraction Fee" means an amount equal to Rent which would be payable for the twelve months following the Exclusion Date, consisting of Base Rent, Tenant's Proportionate Share of Operating Expenses (based on the last amounts estimated by Landlord and being paid by Tenant and latest available tax bills, in the case of Taxes where not paid by Tenant on the basis of estimates), Special Tenant Fee (based on amounts last payable by Tenant for such component of Rent), and any other component of Rent which is not a component of Rent as of Commencement Date but which payable under the Lease.

     F. Any notice of exercise of a Contraction Option shall be irrevocable by Tenant once given.

     G. Tenant represents and warrants to Landlord that the following will be true as of the date Tenant exercises its Contraction Option, that there exist no subleases affecting the Excluded Premises which are not simultaneously being terminated by Tenant as of the Exclusion Date.

     H. Tenant acknowledges that the Termination Fee constitutes a non-refundable prepayment of rent, notwithstanding any subsequent leasing of the Excluded Premises by Landlord.

     I. Upon each exercise of a Contraction Option, Tenant thereby waives its rights under Section 52 to lease as Expansion Space, the Expansion Space, the Expansion Space Option identified in Section 45A opposite the applicable Exclusion Date as a waived Expansion Option, and Landlord shall have no further obligation to Tenant under Section 52 with respect to the identified herein as the "Waived Expansion Option," Expansion Space.

46.  RIGHT OF FIRST OFFER UPON SALE OF THE BUILDING.
     ----------------------------------------------

     A.  Offering of the Real Estate for Sale.

         (i) In the event that, at any time during the Term of this Lease, Landlord intends to sell the Property, Landlord shall deliver written notice of its intention ("Notice of Intent") to Tenant in advance of any such offering, including a copy of any proposed offering memorandum relative to the Property, and a then current operating statement and rent roll.

         (ii) Further, if prior to delivery of a Notice of Intent, Landlord receives an unsolicited offer to purchase the Property and is considering selling the Property to the offeror (or others) as a result of having received such an offer, Landlord shall so notify Tenant ("Notice of Offer") and, in advance of accepting such offer and stating the principal terms of the offer.

         (iii) Tenant shall have a period of thirty (30) days following delivery of the Notice of Intent or Notice of Offer to Tenant as the case may be within which to advise Landlord by written notice ("Notice of Acceptance") that Tenant is interesting in negotiating with Landlord for the purchase of the Property and to negotiate and agree upon the basic terms of the purchase with Landlord in a legally binding agreement ("Term Sheet").

         (iv) If Tenant fails to deliver the Notice of Acceptance and execute a Term Sheet within thirty (30) days following delivery of the Notice of Intent or Notice of Offer, Tenant's rights shall terminate, and Landlord may offer the Property for sale or accept any offer free of Tenant's rights under this Section 46.

     B. The provisions set forth in this Section 46 shall not apply to a proposed sale of the Property to any entity having a direct or indirect ownership interest in Landlord, to a mortgagee of the Property having a participating mortgage or similar right to share in profits derived from the sale or refinancing of the Property (each such party being hereinafter referred to as a "Participant"), to any entity controlled by, controlling or under common control with any Participant, or to any sale or transfer between any of any Participant, or any affiliates thereof." Further, the rights of Tenant and restrictions set forth in this Section 46 shall also not apply to any initial sale or transfer of the Property, Building or Real Estate pursuant to a mortgage foreclosure sale of any mortgage encumbering the Property, Building or Real Estate or any deed given in lieu of foreclosure thereof, but shall thereafter apply to any transfer by the purchaser who took title at said mortgage foreclosure sale including the holder of said mortgage or its nominee who took title by virtue of said mortgage foreclosure sale or deed in lieu of foreclosure thereof.

     C. At Landlord's request, following waiver, expiration or termination of Tenant's rights under this Section, Tenant shall execute an instrument in recordable form confirming termination of its rights under this Section 46.

     D. Tenant acknowledges and agrees that notwithstanding the delivery of the Notice of Intent or Notice of Offer by Landlord, the delivery of the Notice of Acceptance by Tenant, or the execution and delivery of a purchase and sale agreement with respect to the Property, rent due under this Lease with respect to the Property shall continue to accrue and be payable until such time, if any, as the closing of the sale of the Property occurs.

     E. Tenant's rights under this Section 46 shall only apply so long as Tenant or its Affiliates lease and occupy at least 25% of the Rentable Area of the Building.

47.  NAME OF THE BUILDING.  As of the date of this Lease, Landlord does not
     --------------------
intend to change the name of the Building from "181 West Madison Building." Landlord agrees not to hereafter grant to any Person the right to name the Building for such Person (i.e., prominently identify the Building with a particular name of such Person) by (a) installing prominent exterior signage at the main entrance of the Building containing such other Person's name (other than eyebrow signage for a ground floor retail tenant) and (b) referring to the Building in marketing materials as the "XYZ" building" where "XYZ" is the name of the other Person, without first offering to Tenant, on the same conditions, the same rights to have the Building named for it. Further, Landlord agrees not to grant to any Person the right to name the Building, if such Person does not lease and occupy at least 25% of the Rentable Area of the Building. If Landlord decides to offer such naming rights to Tenant, it shall give Tenant notice thereof. If Tenant decides to exercise such rights, it shall do so by giving Landlord notice thereof within fifteen (15) business days after Landlord's notice of offer given to Tenant; if not exercised within said fifteen (15) business day period, Tenant's rights under this Section 47 shall expire; provided, however, if Landlord does not actually grant such rights to such Person within one hundred eighty (180) days after expiration of Tenant's fifteen
(15) business day exercise period (or until consummation of the transaction including the grant of such naming right, if longer), Tenant's rights shall automatically be reinstated Tenant's right under this Section 47 to be offered the rights to have the Building named for it, and any future naming right granted to Tenant, is personal to The Northern Trust Company and to any Affiliate to whom this Lease has been assigned and only applies at any time that Tenant itself (or an Affiliate), occupies not less than 25% of the Rentable Area of the Building; provided, however, if The Northern Trust Company has subleased space to an Affiliate, it may designate the Affiliates, it may designate the Affiliate's name to be used in lieu of The Northern Trust Company (or other new name, as provided above).

     If Tenant ever leases and occupies fewer than the required number of square feet of Rentable Area in the Building, Tenant's rights with respect to naming of the Building shall thereupon expire and be without further force and effect.

     In the case of any change of name due to Tenant's change of name where Building identification will be changed as described above, or a termination of Tenant's rights to have the Building named for it, or Tenant's election not to thereafter have the Building named for it, Tenant will pay all actual costs and expenses of physically changing the identification of the Building and replacement of all marketing materials using Tenant's name.

     If the Building is named for Tenant, then Tenant represents that it has the right to use the name of the Tenant as the name of the Building. Landlord has no obligation to use any of the aforesaid names if prevented by injunction or other court order or decree from using such names.

48.  PUT SPACE. Subject to the provisions hereinafter set forth, the space shown
     ---------
in the schedule below as "Put Space" shall be included in the Premises on a date shown on the schedule set forth below (the "Put Space Commencement Date") associated with such Put Space.

--------------------------------------------------------------------------------
 Put Space      Square Feet of    Put Space Commencement   Put Space Rent
 ---------      --------------    ----------------------   --------------
                Rentable Area     Date                     Commencement Date
                -------------     ----                     -----------------
--------------------------------------------------------------------------------
 25             21,804            9/1/2001                 2/1/2002
--------------------------------------------------------------------------------
 24 and 26      43,608            9/1/2002                 2/1/2003
--------------------------------------------------------------------------------

Landlord may, for any reason, one or more times and on not less than 120 days' notice to Tenant prior to a Put Space Commencement Date, substitute any of the following floors for any floor included in the Put Space shown in the schedule above: 17, 18, 19, and 22.

     A. Effective as of each Put Space Commencement Date, the applicable Put Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease, except that:

         (i) the Base Rent per square foot of Rentable Area of the Put Space shall be $21.75, which shall commence on the applicable Put Space Rent Commencement Date, subject to increase during the First Extension Period and Second Extension Period as provided in this Lease;

         (ii) the Rentable Area of the Premises shall be increased by the Rentable Area of the Put Space;

          (iii) the term of the demise covering the Put Space shall commence on the Put Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term of this Lease, including any extension or renewal thereof;

          (iv) the Put Space shall be rented in its "as is" condition as of the Put Space Commencement Date; provided, however, Landlord agrees to contribute an allowance to Tenant of up to $35.00 per square foot of Rentable Area of each Put Space (the " Put Space Allowance") to be used to reimburse Tenant for (1) costs of improvements (both hard and soft) and (2) for other costs of Tenant not to exceed $5.00 per square foot of Rentable Area of the applicable Put Space. The Put Space Allowance shall be paid in one lump sum payment by Landlord to Tenant within ten (10) business days following Tenant's submission to Landlord of a contract or contracts evidencing that the cost of the work performed and which has not been reimbursed by Landlord equals or exceeds the amount of the Put Space Allowance. As the work in the Put Space progresses, Tenant shall require and collect, and submit copies to Landlord of, general contractor's statements, architect certificates (as to substantial completion of the stages of the Put Space work as payments are being made therefor) and partial and final lien waivers, as the case may be, covering all work (including design costs) for which the Put Space Allowance is being used to pay costs thereof. Tenant shall be responsible for collecting and submitting to Landlord the final lien waivers from all contractors, subcontractors and materialmen involved in the work.

          (v) Tenant's Proportionate Share of Operating Expenses owed on account of such Put Space for the Calculation Year in which the Put Space Commencement Date occurs shall be prorated based on that portion of the Calculation Year which falls on and after the Put Space Rent Commencement Date.

          (vi) After April 1, 2002, provided that the Put Space Rent Commencement Date has occurred, Tenant shall pay Special Tenant Fee, for the Put Space being included in the Premises.

     B. Landlord shall deliver possession of the Put Space on the applicable Put Space Commencement Date; provided however, if Landlord should be unable for any reason to deliver possession of the Put Space on the Put Space Commencement Date, Landlord shall not be subject to any liability for failure to deliver possession, except as hereinafter provided. Such failure to deliver possession shall not affect either the validity of this lease or the obligations of either Landlord or Tenant hereunder, or be construed to extend the expiration of the Term of this lease either as to the Put Space or the balance of the Premises; provided, however, that under such circumstances, (i) Landlord shall use good faith efforts to deliver 120 days advance notice of the inability to deliver possession on a timely basis, (ii) if the delay is not within Landlord's reasonable control, the Put

Space Commencement Date shall be delayed until possession is delivered, and the Put Space Rent Commencement Date shall be delayed by the number of days that the Put Space Commencement Date was delayed, (iii) if the delay is caused by Landlord, the Put Space Commencement Date shall be delayed until possession is delivered, and the Put Space Rent Commencement Date shall be delayed by two times the number of days that the Put Space Commencement Date was delayed, (iv) if the delay was caused by the existing tenant, then in addition to the delay described in clause (ii) above, Tenant shall be entitled to receive from Landlord any penalty which Landlord may receive from the existing tenant on account of its retention of possession in the Put Space beyond the date provided in its lease for surrender of possession. If possession of the Put Space is not delivered within 24 months after the Put Space Commencement Date, Tenant may, by notice to Landlord within ten (10) days thereafter (but prior to delivery of such space) terminate its lease of such Put Space.

     C. In the event any Put Space is leased to Tenant as First Offer Space, Rent for the period prior to the Put Space Commencement Date shall be at the Market Rental Rate for such space and determined only with reference to the period prior to the Put Space Commencement Date. After the Put Space Commencement Date, Rent shall be payable at the rate applicable to Put Space, and such space shall be deemed to be Put Space.

49.  ALLOWANCE FOR EXTENSION PREMISES. Landlord agrees to contribute an
     --------------------------------
allowance of up to $15.00 per square foot of Rentable Area of the Extension Premises (the "Allowance") to reimburse Tenant for costs of improvements (both hard and soft) previously made in the Premises and for which Landlord has not previously reimbursed Tenant. The Allowance shall be paid in four installments, the first three installments being in the amount of $4.00 per square foot of Rentable Area, payable in the years 2003, 2004, and 2005, respectively, and the fourth installment in the amount of $3.00 per square foot of Rentable Area of the Extension Premises payable in 2006. Each installment shall be paid within ten (10) business days following Tenant's request for payment, including Tenant's submission to Landlord of a contract or contracts evidencing that the cost of the work performed and which has not been reimbursed by Landlord equals or exceeds the amount of the Allowance. As work progresses, Tenant shall require and collect, and submit to Landlord copies of, general contractor's statements, architect certificates (as to substantial completion of the work) and final lien waivers, covering all work (including design costs) for which the Allowance is being used to pay costs. Tenant shall be responsible for collecting and submitting to Landlord the final lien waivers from all contractors, subcontractors and materialmen involved in the work.

50.  TERMINATION OF EXISTING LEASE. Tenant is presently leasing and occupying
     -----------------------------
the Existing Premises under the Existing Lease. The Existing Lease shall terminate on the Commencement Date of this Lease ("Existing Lease Termination Date"), as if such date were the stated expiration date of the term of the Existing Lease, including all options to lease additional space or purchase the Real Estate shall terminate on the Existing Lease Termination Date; provided, however, Tenant and Landlord shall not be released from liability under the Existing Lease accruing prior to termination of such Existing Lease.

     A.  23/rd/ Floor.  The 23/rd/ Floor was included in the Premises under the
         ------------
Twelfth Amendment for a term ending March 31, 2005. Pursuant to such Twelfth Amendment, Landlord was obligated to contribute certain sums toward work being performed by Tenant on the 23/rd/ Floor. Landlord shall contribute (i) the amounts required under the Twelfth Amendment (being $166,800.60) plus (ii) such additional amounts (being $596,300) as are required to equal the total sum of $763,140, less (iii) any amounts previously paid by Landlord under the Twelfth Amendment, provided that Tenant complies with the conditions and requirements set forth in Section 49 above necessary to receive an Allowance. The term of lease of the 23/rd/ floor is hereby extended to be coterminous with the Term; Base Rent for the 23/rd/ floor shall be payable at the applicable rate shown in Exhibit H on and after the Commencement Date. Notwithstanding the date for commencement of Rent for the 23/rd/ Floor under the Twelfth Amendment, Rent shall commence on the date shown on Exhibit H.

     B.  36/th/ Floor.  The 36/th/ floor of the Building was leased to Tenant
         ------------
pursuant to the Ninth Amendment referred to in the Recitals and extended pursuant to the Eleventh Amendment temporarily for a term expiring January 31, 2001 and, thereafter, on a month-to-month basis, subject to the parties' rights hereinafter described. The parties have previously agreed and hereby confirm that the Lease for the 36/th/ floor will expire February 28, 2001, without any
                                                                           ---
further extension. The 36/th/ Floor is included in the Premises under this Lease only to and including such expiration date. Commencing February 1, 2001, either party shall have the right to terminate the Lease, as to the 36/th/ Floor space only, effective as of the last day of a given month, by written notice given to the other party no later than the first (1/st/) day of said month. If such notice is not given by the first (1/st/) day of a month, then the term of lease of the 36/th/ floor shall be extended at least until the last day of such month on the terms of this Lease. If such notice is given, the Lease shall terminate, as to the 36/th/ floor, as of the last day of the relevant month, Tenant shall surrender the 36/th/ floor in accordance with the terms of the Lease regarding surrender of space, and neither party shall have any further liability with respect to the 36/th/ floor, except for liabilities arising prior to such termination date. Rent for such space shall be payable as set forth on Exhibit
H. As of the expiration of the lease of the 36/th/ floor, Tenant's Proportionate Share shall be reduced to reflect expiration of the lease of the 36/th/ floor.

     C. Tenant represents and warrants to Landlord, with respect to Tenant's right in and occupancy of the Existing Premises, that the following are true as of the date hereof and will be true on the Existing Lease Termination Date:

         (i) Tenant owns and holds the entire interest of Tenant under the Existing Lease;

         (ii)  there exist no subleases affecting any of the Existing Premises;

         (iii) Tenant has not assigned or encumbered Tenant's interest under the Existing Lease or any part hereof; and

     D. Unless the Commencement Date is January 1, 2001, then for the Calculation Year in which the Commencement Date falls, (i) Tenant's Proportionate Share of Operating Expenses shall be payable without proration as provided in Section 4E, and (ii) Rent Adjustment under Exhibit J shall be payable under this Lease without proration as provided in Exhibit J and not as "Rent Adjustment" under the Existing Lease or prorated under the Existing Lease.

51.  RIGHT OF FIRST OFFER TO LEASE. Provided that Tenant has not theretofore
     -----------------------------
leased such space, Tenant is not in Default under this Lease and this Lease is in full force and effect from and after the Commencement Date, Tenant shall have the option for and during the Term of this Lease, on and subject to the terms and conditions hereinafter set forth, to lease all or any part of the space which is located on floors 1 through 27, both inclusive, and floors 35 through 38, both inclusive, in the Building ("First Offer Space").

     A. If, at any time and from time to time during the Term of this Lease, as the same may be extended, any First Offer Space is or will be Available for Lease (as hereinafter defined) then Landlord shall, before leasing such First Offer Space, notify Tenant of the location and Rentable Area of First Offer Space, a date for commencement of the term with respect to such portion of the First Offer Space if leased by Tenant (the "First Offer Space Commencement Date"), the term of lease of First Offer Space (if other than the balance of the Term, as described in Section 51C below) and the Market Rental Rate for such space as determined by Landlord for a term commencing on the First Offer Space
Commencement Date.   Landlord may use the form of notice set forth on Exhibit O or a similar form provided such form contains all the information set forth in Exhibit O. The First Offer Space Commencement Date shall be no earlier than 120 days after the date of the First Offer Notice, and not later than fifteen (15) months after the date of the First Offer Notice Tenant may not lease any Expansion Space as First Offer Space when it would be also be available as Expansion Space, unless Landlord otherwise agrees.

     B. If Tenant disputes Landlord's determination of the Market Rental Rate Tenant shall so notify Landlord as provided in Section 43 hereof and such dispute shall be determined in accordance with the provisions of Section 43C
hereof.   Tenant shall have the right to lease all, but not less than all, the
First Offer Space described in the First Offer Notice. Tenant's rights under this Section 51 to lease First Offer Space shall not apply to any First Offer Space whose First Offer Space Commencement Date would fall during the last year of the Term, as extended. Tenant may, within twenty (20) business days after its receipt of the First Offer Space Notice, elect to exercise its option to lease such First Offer Space Available for Lease included in the First Offer Space Notice, as of the First Offer Space Commencement Date and on the terms set forth in the First Offer Space Notice or other terms agreed to by Tenant and Landlord, or otherwise set forth in this Section.

     C.  First Offer Space shall be "Available for Lease" upon:

         (i) the expiration of one tenant's Building Lease (as hereinafter defined) of such portion of the First Offer Space, if such portion of the First Offer Space is not then subject to a right or option to lease such space granted in another Building Lease; or

          (ii) if such portion of the First Offer Space is subject to a right or option granted in another Building Lease (whether or not theretofore exercised), but such First Offer Space shall be deemed Available for Lease only for a term which expires on the date possession would be required to be delivered to the tenant holding such option or right.

          (iii) if such portion of the First Offer Space is subject to a right or option granted in another Building Lease, which right or option is not exercised, upon the later to occur of (1) the expiration of such right or option unexercised and (2) the expiration of the Building Lease; or

          (iv) if such portion of the First Offer Space is subject to a right or option granted in another Building Lease, which option is exercised, the expiration of the term of such other Building Lease or any later date on which the term of the demise of such portion of the First Offer Space created by the exercise of such right or option (including any renewals or extensions thereof) expires; and

          (v) the First Offer Space becoming vacant and there being no Building Leases for such space or legal rights to possession held by persons other than Landlord; or

          (vi)   circumstances described in Section 51E(iv).


     D. The term "Building Lease" shall mean a lease of any space in the Building in effect on the Commencement Date of this Lease is executed by Landlord and Tenant, any lease in the Building created by exercise of an option granted in a Building Lease, or any lease of space in the Building entered into after Tenant failed to exercise its option to lease such space under this Section.

     E. If Tenant has validly exercised its option pursuant to this Section 51, then, effective as of the First Offer Space Commencement Date, provided that this Lease is then in full force and effect, such First Offer Space which Tenant has elected to lease shall be included in the Premises, subject to all the agreements, terms and conditions of this lease, with the following exceptions and modifications:

          (i) the Rentable Area of the Premises shall be increased by the Rentable Area of First Offer Space which Tenant so leased during the term of lease of First Offer Space;

          (ii) the term of the demise covering such First Offer Space shall commence on the First Offer Space Commencement Date for such First Offer Space, and shall expire at the end of the Term, as extended, or such earlier date as provided in Section 51C above.

          (iii) the First Offer Space shall be leased in its "as is" condition as of the First Offer Space Commencement Date, and Landlord shall have no obligation to improve such space for Tenant's occupancy, unless the Market Rental Rate includes as a component thereof tenant improvement, specific base building condition of space or any construction allowance. In such case, Landlord shall provide any improvements. In any such case, Landlord shall furnish to Tenant a construction allowance in lieu of providing any tenant improvement or specific base building condition, which allowance shall be paid in the manner set forth in Section 48A(iv) hereof (except for the dollar amount), or other terms agreed to by Landlord and Tenant.

               (a) the Rent for the First Offer Space shall be the rent set forth in such First Offer Space Notice or as otherwise determined as set forth in this Section, or if Landlord and Tenant have agreed to other rent, then such other Rent agreed to by Landlord and Tenant.

               (b) If Tenant does not timely exercise its option to lease any particular First Offer Space covered by a First Offer Space Notice, then, except as hereinafter set forth in Section 53E(iv), Tenant shall not have the right to lease that particular First Offer Space under this Section 51 until and if it again becomes Available for Lease.

               (c) Upon the valid exercise by Tenant of its option to lease any First Offer Space and determination of applicable Rent, at the request of either party hereto, Landlord and Tenant shall enter into a written supplement to this lease incorporating the terms, conditions and provisions applicable to the First Offer Space so leased as determined pursuant to this Section 51.

          (iv) If Tenant does not timely exercise its option to lease any particular First Offer Space, Landlord may lease such space to another prospective tenant; provided, however, that if Landlord offers to lease First Offer Space to such prospective tenant (other than pursuant to an option to lease, such as right of first offer or expansion option) at a net effective rental rate (calculated on a "level pay" method as shown on Exhibit M) more than 15% below the net effective rental rate (calculated on a "level pay" method as shown on Exhibit M) evidenced in the First Offer Space Notice, then such space shall again be subject to the right to lease granted to Tenant pursuant to Section 51A, requiring delivery of a First Offer Space Notice. An increase in the length of term beyond the Term or change in amounts being amortized through rent affecting calculation of the net effective rental rate shall not constitute a reduction in rent requiring delivery of a First Offer Space Notice and shall not be subject to Tenant's rights under this Section 51E (iv).

     F. Landlord shall deliver possession of the First Offer Space on the First Offer Space Commencement Date. If Landlord is unable to deliver possession of the First Offer Space by the First Offer Space Commencement Date, Landlord shall not be subject to any liability for failure to deliver possession except as hereinafter provided. Any such failure to deliver possession shall not affect either the validity of this Lease or the other obligations of either Landlord or Tenant hereunder except as hereinafter provided, or be construed to extend the expiration of the term of this Lease either as to the First Offer Space or the balance of the Premises; provided, however, the applicable First Offer Space Commencement Date shall be delayed until Landlord is able to deliver possession. If the delay in delivery of possession is more than 90 days, and if such delay is not caused by the existing tenant or for other reasons outside Landlord's control as set forth in Section 35D, then Tenant shall have all remedies at law and equity (except Tenant shall not have any right to terminate this Lease). Further, if Landlord is unable for any reason to deliver possession of the First Offer Space within one year after First Offer Commencement Date, Tenant by notice to Landlord, may elect to cancel its obligation to take the First Offer Space in question.

52.  EXPANSION SPACE. Subject to the provisions hereinafter set forth, Landlord
     ---------------
hereby grants to Tenant four separate options to lease, on the terms and conditions hereinafter set forth, space ("Expansion Space") of a size and location and on the dates as provided below.

     A. The size and locations of Expansion Space and dates for commencement of the lease of such Expansion Space ("Expansion Space Commencement Date") are described in the chart below, which are identified serially as "First Expansion Option", "Second Expansion Option", "Third Expansion Option" and "Fourth Expansion Option", each of which may also be identified as an "Expansion Option".

                               EXPANSION OPTIONS
                               -----------------

--------------------------------------------------------------------------------
                                         Rentable              Expansion Space
                      Expansion Space    Area                 Commencement Date
                      ---------------    ----                 -----------------
--------------------------------------------------------------------------------
First                 21/st/ Floor       11,876               November 1, 2005
Expansion Option
--------------------------------------------------------------------------------
Second                17/th/ Floor       21,227               February 1, 2008
Expansion Option
--------------------------------------------------------------------------------
Third                 18/th/ Floor       20,848               November 1, 2012
Expansion Option
--------------------------------------------------------------------------------
Fourth                17/th/, 19/th/     Rentable Area for    August 1, 2015
Expansion Option      or 22/nd/ floor,   such floor shown on
                      as selected by     Exhibit B
                      Landlord
--------------------------------------------------------------------------------

         (i) Expansion Space available under the First Expansion Option shall be located on the 21st floor, unless the existing tenant on the 21st floor exercises any option in its lease which would preclude the delivery of possession to Tenant on the required date, in which case Landlord shall select space on another floor in the Lower Mid-Rise, or if not available, for the balance of the Term by the required Expansion Space Commencement Date then in the Upper

     Mid-Rise, of approximately the same Rentable Area (plus or minus 15%) to substitute for the space on the 21st floor.

          (ii) Expansion Space available under the Second Expansion Option shall be located on the 17/th/ floor, unless the existing tenant on the 17/th/ floor exercises any option in its lease which would preclude the delivery of possession to Tenant on the required date, in which case Landlord shall select another floor (or if acceptable to Tenant, up to two areas on two other floors) in the Lower Mid-Rise aggregating approximately the same square footage as the 17/th/ floor, plus or minus 15%), or if not available for the balance of the Term by the required Expansion Space Commencement Date, then in the Upper Mid-Rise, of approximately the same aggregate Rentable Area as the 17/th/ floor (plus or minus 15%) to substitute for the space on the 17/th/ floor.

          (iii) Landlord is not required to make any Expansion Space contiguous to any other portion of the Premises.

          (iv) Landlord shall notify Tenant no later than thirteen (13) months in advance, of its selection of Expansion Space, if not set forth in this
     Lease.   If a floor in the Lower Mid-Rise has not been selected because it would not be available by the required Expansion Space Commencement Date ("Unavailable Floor") (but would otherwise be available for the balance of the Term), Landlord shall also notify Tenant of the date it would be available. If Tenant is willing to delay the Expansion Space Commencement Date until the date such space is available then Tenant shall notify Landlord within thirty (30) days of its election to delay the Expansion Space Commencement Date to the date the Expansion Space would be available (but no such delay shall delay the time for exercise of the option under Section 52B) and the Unavailable Floor shall become the Expansion Space.

     B. Tenant's option to lease Expansion Space shall be exercisable by written notice from Tenant to Landlord given not less than twelve (12) months prior to the Expansion Space Commencement Date for such space. If Tenant's option is not so exercised, said option shall thereupon terminate and Tenant shall not thereafter have any right to lease any Expansion Space pursuant to that Expansion Option.

     C. Tenant may not elect to lease less than all Expansion Space in an Expansion Option.

     D. Tenant may only exercise said option, and an exercise thereof shall only be effective if, at the time of Tenant's exercise of said option and on the Expansion Space Commencement Date, this Lease is in full force and effect and Tenant is not in Default under this Lease.

     E. Landlord shall give Tenant written notice of the rental rate for the Expansion Space (determined as hereinafter provided) within thirty (30) days after Tenant's request made no earlier than eighteen (18) months prior to the applicable Expansion Space Commencement Date, but in no event later than sixteen
(16) months prior to the applicable Expansion Space Commencement Date.

If Tenant disagrees with Landlord's determination, then Tenant shall so notify Landlord as provided in Section 43C , and such dispute shall be determined in
accordance with the provisions of Section 43C.   If for any reason other than
Tenant's failure to timely request Market Rental Rate or otherwise comply with provisions of this Section on a timely basis, the arbitrators fail to arrive at a determination of Market Rental Rate by a date which is 60 days prior to the date on which Tenant must elect to exercise its option to Lease Expansion Space then the date for Tenant's exercise of its option shall be extended day for day by each day after such 60th day until such arbitrators' determination is made (but not extended more than 60 days in the aggregate). The Expansion Space Commencement Date shall not be extended.

     F. If Tenant has validly exercised its option to lease Expansion Space, then effective as of the Expansion Space Commencement Date, the Expansion Space which Tenant will Lease shall be included in the Premises, subject to all of the terms, conditions and provisions of this lease, except that:

          (i) Rent per square foot of Rentable Area shall be at the rate of 95% of the Market Rental Rate and shall commence five (5) months after the applicable Expansion Space Commencement Date;

          (ii) the Rentable Area of the Premises shall be increased by the Rentable Area of the Expansion Space; and

          (iii) the term of the demise covering the Expansion Space shall commence on the Expansion Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term of this Lease, as extended;

          (iv) the Expansion Space shall be leased in its "as is" condition as of the Expansion Space Commencement Date, and Landlord shall have no obligation to improve such space for Tenant's occupancy, unless the Market Rental Rate includes as a component thereof tenant improvements, specific base building condition or any construction allowance, in which case Landlord shall furnish a construction allowance in lieu of providing any tenant improvement or specific base building condition, which allowance to Tenant shall be paid in the manner set forth in Section 48A(iv) (except for the dollar amount) hereof.

          (v) As a material consideration for this Lease, Landlord shall deliver possession of the Expansion Space on the Expansion Space Commencement Date. In the event Landlord should be unable for any reason to deliver possession of Expansion Space on the applicable Expansion Space Commencement Date, Landlord shall not be subject to any liability for failure to deliver possession, except as hereinafter provided. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder, or be construed to extend the expiration of the term of this Lease either as to the Expansion Space or the balance of the Premises; provided, however, that (a) the applicable Expansion Space Commencement Date shall be delayed until Landlord is able to deliver possession, (b) if the delay is more than 90 days, Tenant shall have all remedies at law and equity (except Tenant shall not have any right to terminate this Lease), (c) if the delay was caused by the existing tenant, then Tenant shall be entitled to receive from Landlord any penalty which Landlord receives from the existing tenant on account of its retention of possession in the Expansion Space beyond the date provided in its lease for surrender of possession, and (d) if the delay is more than 24 months, Tenant may, at its election, by notice to Landlord within ten (10) days thereafter (but no later than delivery of such space), elect to terminate its lease of the Expansion Space.

          (vi) In the event any portion of Expansion Space consisting of floors 17, 18, 19, 21 or 22 is leased to Tenant other than pursuant to this Section or Section 48, such portion of Expansion Space shall thereupon be deleted from the specific Expansion Space and the total amount of Expansion Space (approximately 75,000) which Landlord is obligated to make available and which Tenant may lease under this Section.

53.  PARKING. During the Term, Tenant shall be entitled to have up to 13 cars
     -------
parked (by valet [with Tenant's consent] or self-parking, at Landlord's option) in the garage in the lower level of the Building in the location shown on Exhibit Q, during the hours of 6:00 a.m. to 7:00 p.m. on weekdays and 7:00 a.m. to 2:00 p.m. on Saturdays, so long as Tenant pays the parking charges in effect from time to time (at monthly rates, if monthly rates are then being charged), for the entire Term, subject to the terms and conditions, including parking rules and regulations, applicable from time to time to parking in the garage. Tenant shall pay parking charges for all parking provided for hereunder, whether or not Tenant does, in fact, utilize such parking, except if Landlord or the garage operator fails to provide such parking. If at any time Tenant elects not to have 13 cars parked in the garage at any time, unless Tenant is paying for such parking while not used, Tenant shall thereafter lose its rights to parking of those number of cars for which spaces were not continuously paid, except as hereinafter provided. Tenant shall be entitled to regain its right to park a car if (a) it notifies Landlord 60 days in advance that it no longer requires use of the right to park such car after such 60 day period but may require it in the future and (b) notifies Landlord at least 60 days in advance of the date it again requires such parking right. If at any time (i) a lease of space in the Building terminates, and the tenant was entitled to park a certain number of cars in the Building's parking garage pursuant to the terms of lease of that space, and (ii) Tenant leases the same space in the building and that lease commences within one month of the termination of the other tenant's lease, then Landlord shall offer to Tenant, in a written notice, the additional right to park that number of cars in the parking garage. If Tenant elects to use any or all of such parking rights, it shall notify Landlord within seven (7) business days after service of Landlord's notice, in which case Tenant shall have the right to park such additional cars in the parking garage on the terms set forth in this Section. Tenant not have the right to park any additional cars for which Tenant does not notify Landlord as set forth above. Tenant and Landlord may request the other party to confirm from time to time the number of cars which Tenant may park in the parking garage. Payments for parking shall be the responsibility of Tenant; Tenant (and not Landlord) shall be responsible for collecting payments from any employees whom it permits to park in the building. Particular spaces will not be reserved for Tenant, unless Landlord otherwise agrees. Tenant shall not park automobiles overnight in the garage. Landlord shall not be liable to

Tenant in damages or otherwise under any circumstances for failure to provide parking if at any time Landlord or the garage operator is legally restricted from operating a parking garage or providing parking in the lower level of the Building or otherwise unable to do so for reasons beyond its reasonable control, and in no event shall Tenant have any right to terminate this lease due to Landlord's failure to make parking available as required under this Section.

54.  BACK UP GENERATOR. Tenant has advised Landlord it may wish to install a
     -----------------
back up generator in the Building to service the Premises. Landlord needs more information about the generator, such as the type of generator, use, size, and location, in order to assess whether any space can be made available in the Building to Tenant for lease and the associated rent Landlord would require.

55.  KITCHEN FACILITIES. Tenant agrees that any cafeteria or dining room
     ------------------
("Kitchen Facilities") shall be operated subject to the following restrictions and conditions:

     A. Tenant shall, at its sole cost and expense, provide the necessary exhaust fans and systems, ductwork (but Landlord shall provide, at Tenant's cost, base building vertical duct and roof fans) and venting to ensure that all smoke, odors, vapors and steam are exhausted from the Kitchen Facilities. Such systems shall be installed so as to prevent the discharge of smoke, odors, vapors and steam into the common areas of the Building or into spaces leased to other tenants.

     B. No exhaust vents, flues, pipes or other outlets shall be installed through the walls, floor or ceiling of the Premises or through any portion of the Building (including but, not limited to the exterior walls or the roof of the Building) without the written consent of Landlord as to the location, construction and appearance thereof. Landlord may require that Tenant's exhaust system be connected to pipes, stacks, flues, vents or other facilities located outside the Premises and intended for use by Tenant and other food preparation facilities in the Building. In such event, Tenant shall provide the necessary pipes, vents, ductwork and other facilities to connect Tenant's exhaust system thereto.

     C. Tenant's exhaust or venting systems shall include fire prevention and extinguishment facilities or systems as may be reasonably required from time to time in view of Tenant's methods and volume of cooking and other food and beverage preparation. This shall be in addition to any sprinkler or other fire protection facilities installed in the Premises.

     D. Tenant shall regularly and adequately clean or provide for the cleaning of all exhaust and venting systems serving the Premises. This cleaning shall include decreasing of all hoods, fans, vents, pipes, flues, grease traps and other areas of such systems subject to grease buildup. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is doing such cleaning and decreasing or causing it to be done. In the event that Tenant shall refuse or fail to clean and degrease such systems or to arrange for the cleaning and decreasing of such systems, then Landlord may, after seven (7) days notice to Tenant, arrange for the cleaning and decreasing thereof, and Tenant shall pay the entire cost thereof plus a charge equal to ten percent (10%) of such cost as an over-head and supervision fee.

     E. Tenant shall, at its sole cost and expense, engage professional exterminators to service the Kitchen Facilities, including but not limited to all food preparation and, food storage areas, at such frequency and to the extent necessary to keep the Kitchen Facilities and the Premises free of insects, rodents, vermin and other pests and to prevent insects, rodents, vermin and other pests from the Kitchen Facilities and the Premises infesting spaces leased to other tenants or the common areas of the Building and the Land. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is causing such exterminating to be regularly performed. In the event that Tenant shall refuse or fail to have such exterminating regularly performed, then Landlord may, after seven (7) days notice to Tenant, arrange for such work to be done, and Tenant shall pay the entire cost thereof plus a charge equal to ten percent (10%) of such cost as an overhead and supervision fee.

     F. Tenant shall receive the delivery of all goods and merchandise to the Kitchen Facilities and the removal of all merchandise, supplies, equipment, garbage and waste from the Kitchen Facilities only by way of the loading dock, freight elevators and service corridors.

     G. Tenant shall, at its sole cost and expense, comply with local fire safety and building code requirements and with Landlord's requirements relating to sanitation, extermination and waste disposal.

     H. Tenant shall, at its sole cost and expense, remove all kitchen waste from the Premises and have all such waste taken away from the Building on a nightly basis.

     IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the date first above written.


LANDLORD:                                       TENANT:
--------                                        ------

LASALLE BANK NATIONAL ASSOCIATION, not          THE NORTHERN TRUST COMPANY,
individually but solely and only as             an Illinois banking corporation
Trustee aforesaid


By: /s/ David J. Lanciotti                    By: /s/ Wayne LaChance
   -----------------------------------            -----------------------------
  Its:  Vice President                          Its:  Vice President
      --------------------------------                -------------------------

                                   EXHIBIT A
                                   ---------

                               Plan of Premises
                               ----------------

     The Premises consist of that areas shown on the floor plans affixed (excluding from the foregoing any, if any: elevator shafts; flues; stacks; pipes; shafts; vertical and horizontal ducts; pillars; demising walls; electrical boxes; firehose cabinets; telephone closets; janitorial closets; mechanical closets; and stairways) together with the right to use in common with all other occupants of the Building, their invitees and the Landlord, the common areas of the Building consisting of corridors, elevators and lobby for ingress and egress to the Premises, washrooms and similar common facilities for their intended purposes), all subject to the terms and provisions of the Lease.

--------------------------------------------------------------------------------
              Floor(s) or Space                                 Rentable Area
--------------------------------------------------------------------------------
                      4                                            16,491
--------------------------------------------------------------------------------
                      5                                            17,202
--------------------------------------------------------------------------------
                      6                                            21,227
--------------------------------------------------------------------------------
                      7                                            21,227
--------------------------------------------------------------------------------
                      8                                            21,227
--------------------------------------------------------------------------------
                      9                                            21,227
--------------------------------------------------------------------------------
                      10                                           21,227
--------------------------------------------------------------------------------
                      11                                           21,227
--------------------------------------------------------------------------------
                      12                                           21,227
--------------------------------------------------------------------------------
                      14                                           21,227
--------------------------------------------------------------------------------
                  Suite 1500                                       12,982
--------------------------------------------------------------------------------
                  Suite 1550                                        8,245
--------------------------------------------------------------------------------
                  Suite 1600                                       15,952
--------------------------------------------------------------------------------
                      20                                           21,804
--------------------------------------------------------------------------------
                      23                                           21,804
--------------------------------------------------------------------------------
                      36                                           20,866
--------------------------------------------------------------------------------
                    Total                                         305,162
--------------------------------------------------------------------------------
               Total without 36                                   284,296
--------------------------------------------------------------------------------

                                   EXHIBIT B
                                   ---------

                                 Rentable Area
                                 -------------

                    38                   20,866 square feet
          -----------------------------------------------------
                    37                   20,866 square feet
          -----------------------------------------------------
                    36                   20,866 square feet
          -----------------------------------------------------
                    35                   20,866 square feet
          -----------------------------------------------------
                    34                   22,480 square feet
          -----------------------------------------------------
                    33                   22,480 square feet
          -----------------------------------------------------
                    32                   22,480 square feet
          -----------------------------------------------------
                    31                   22,480 square feet
          -----------------------------------------------------
                    30                   22,480 square feet
          -----------------------------------------------------
                    29                   21,453 square feet
          -----------------------------------------------------
                    28                   21,844 square feet
          -----------------------------------------------------
                    27                   21,844 square feet
          -----------------------------------------------------
                    26                   21,720 square feet
          -----------------------------------------------------
                    25                   21,804 square feet
          -----------------------------------------------------
                    24                   21,804 square feet
          -----------------------------------------------------
                    23                   21,804 square feet
          -----------------------------------------------------
                    22                   21,804 square feet
          -----------------------------------------------------
                    21                   21,804 square feet
          -----------------------------------------------------
                    20                   21,804 square feet
          -----------------------------------------------------
                    19                   21,645 square feet
          -----------------------------------------------------
                    18                   20,848 square feet
          -----------------------------------------------------
                    17                   21,227 square feet
          -----------------------------------------------------
                    16                   20,852 square feet
          -----------------------------------------------------
                    15                   21,227 square feet
          -----------------------------------------------------

                    14                   21,227 square feet
          -----------------------------------------------------
                    12                   21,227 square feet
          -----------------------------------------------------
                    11                   21,227 square feet
          -----------------------------------------------------
                    10                   21,227 square feet
          -----------------------------------------------------
                     9                   21,227 square feet
          -----------------------------------------------------
                     8                   21,227 square feet
          -----------------------------------------------------
                     7                   21,227 square feet
          -----------------------------------------------------
                     6                   21,227 square feet
          -----------------------------------------------------
                     5                   17,202 square feet
          -----------------------------------------------------
                     4                   16,491 square feet
          -----------------------------------------------------

                                   EXHIBIT C
                                   ---------

                             Rules and Regulations
                             ---------------------

                            181 WEST MADISON STREET

                               CHICAGO, ILLINOIS

     1.  Removal Permit.  Tenant shall list all furniture, equipment and similar
         --------------
articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the Rental Agent authorizing Building employees to permit such articles to be removed.

     2.  Doors To Be Locked.  Before leaving the Premises unattended, Tenant
         ------------------
shall close and securely lock all doors and transoms and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

     3.  Signs.  Except as provided in the Lease, Tenant shall not paint,
         -----
display, inscribe or affix any sign, trademark, picture, advertising, notice, lettering or direction on any part of the outside or inside of the Building, or on the Premises, except on the public hallway doors of the Premises, and then only such name or names or matter and of such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove any other matter, without notice to Tenant and at the cost and expense of Tenant.

     4.  Sound Devices.  Tenant shall not place any radio or television antenna
         -------------
on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

     5.  Cleanliness And Obstruction of Public Areas.  Tenant shall not place
         -------------------------------------------
anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

     6.  Additional Locks.  Tenant shall not attach or permit to be attached
         ----------------
additional locks or similar devices to any door, transom or window; or change existing locks or the mechanism thereof; or make or permit to be made any keys for any door other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.)

     7.  Defacing Premises.  Except as provided in the Lease, Tenant shall not
         -----------------
do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. (If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.)

     8.  Special Freight Elevator Service for Tenant.  Upon written application
         -------------------------------------------
by Tenant, and approval thereof by Landlord, Landlord shall furnish freight elevator service for Tenant at times other than those times provided for in the Lease at rates for such usage from time to time maintained in effect by Landlord.

     9.  Emergency Procedures.  Tenant shall appoint a floor warden from
         --------------------
Tenant's organization who shall be responsible for educating Tenant's employees in the proper fire evacuation procedures and the scheduling and conducting of at least one (1) fire drill per year for Tenant's employees who normally occupy the Tenant's Premises in the Building. The Tenant shall notify the Office of the Building of the date and time of Tenant's scheduled fire evacuation drill.

                                   EXHIBIT D
                                   ---------

               Cleaning Specifications - 181 West Madison Street
               -------------------------------------------------


I.   GENERAL TENANT FLOORS

     A.   Daily Service
          -------------

          1. Empty and damp wipe ashtrays and trash cans and dispose of at locations on loading dock.

          2. Dust all horizontal surfaces, desks, chairs, files, telephones, picture frames, etc.

          3. Damp wash and wipe dry all plastic or formica desk tops and glass furniture tops.

          4. Clean and sanitize drinking fountains, follow with stainless steel cleaners.

          5. Spot clean all windows and partition glass, including lobby doors, door frames, around light switches, private entrance glass, pictures, wall decorations and handrails.

          6.   Dust mop and spot clean all tiled areas.

          7. Vacuum all carpeted areas and remove gum, tar, etc., adhering to the floor.

          8. Clean restrooms (sinks, toilets, urinals, etc.) with germicides. Clean and polish all mirrors, chrome plumbing fixtures, etc. All partitions and tiled walls to be spot cleaned.

          9.   Damp clean all directory signage and tenant name signs.

          10.  Report immediately any graffiti marks which cannot be removed.

          11.  Damp dust all telephones, as needed.

          12.  Wash waste receptacles, as needed.

          13.  Dust and wash wooden doors, as needed.

     B.  Services as Required at an Additional Cost to Tenant
         ----------------------------------------------------

         1.   Spot clean carpeted areas.

         2.   Wash window sills.

         3.   Shampoo carpets.

         4.   Dust walls and spot wash.

         5.   Dust ceilings and vinyl base.


II.  GENERAL BUILDING

     A.  Elevators
         ---------

         1.   Clean light lenses and replace burned out bulbs.

         2.   Spot clean walls.

         3.   Use paste wax or appropriate treatment on finished metal.

         4.   Clean edges, corners and tracks.

         5.   Vacuum carpet and remove gum, tar, etc. adhering to floors.

         6.   Shampoo carpet, as necessary.

         7.   As necessary, dust ceiling.

         8.   Damp clean elevator doors and call buttons.

     B.  Lobby
         -----

         1.   Machine scrub lobby floor using only Ivory Liquid soap with water

         2.   Clean all class entrance ways and side panels.

         3.   Empty all ash urns.

         4.  Spot clean marble walls, mailboxes, security desk, etc.

         5.  Dust all horizontal ledges.

         6.  Damp clean elevator doors and call buttons.

     C.  Day Crew - Services
         -------------------

         1. Police and replenish supplies in all women's restrooms, to include sanitary supplies.

         2. Vacuum all passenger elevators twice each day - once before lunch and once after.

         3.   Clean all ash urns twice each day.

         4.   Clean all glass entrance doors in main lobby.

         5. Dust mop and/or damp mop all marble floors in main lobby once each day, as well as granite plaza area.

         6.   One utility man to clean service area, hallway and dock area.

         7. Supply toilet tissue, soap and towels in mens' and ladies' restrooms.

         8. There will be a constant surveillance of public areas to insure cleanliness.

     D.  Weekly Services
         ---------------

         Stairways
         ---------
              1.   Sweep from top to bottom using oil base sweeping compound.

              2.   Dust handrails and ledges.

              3.   Dust lights between floors.

              4.   Dust walls and spot wash.

         Tile Floors
         -----------
              1.   Damp mop all tile floors.

              2.   Machine buff all tile floors.

         Marble Floors
         -------------
              1.   Spray buff all public areas or as needed.

     E.   Monthly Services
          ----------------

          Marble Floors, Etc.
          -------------------
               1. Repair all traffic lanes and other "high wear" areas of marble floors.

               2. Vacuum all louvers, ventilating grills and dust light fixtures in restrooms.

               3. Wash and polish walls, partitions and enamel surfaces from trim to floor in restrooms.

               4.   Thoroughly dust ceilings.

     F.   Quarterly Services
          ------------------

               Ceramic Tile Floors, Etc.
               -------------------------
               1.   Strip and re-coat all tile floors.

               2.   Dust and wash lights.

               3.   Dust shelving in empty closets and dry mop/vacuum floors.

               4. Dust all vertical surfaces such as: walls, partitions, door bucks and other surfaces above shoulder height.

               5. Damp dust all ceiling AC diffusers, wall grills, registers and other ventilating louvers.

     G.   Annual Services
          ---------------

          General
          -------
               Wash down all restroom walls and partitions.

          Windows
          -------
               Clean all exterior windows minimum of three times per year.

                                   EXHIBIT E
                                   ---------

                       Tenant Lease Estoppel Certificate
                       ---------------------------------


LANDLORD:

TENANT:

TENANT TRADE NAME:

PREMISES:

AREA: __________________ Sq. Ft.

LEASE DATE:


     The undersigned Tenant, as the tenant under the above-referenced lease (as amended, modified, supplemented, extended, renewed or assigned, as set forth in Paragraph 1 below, the "Lease"), hereby ratifies the Lease and certifies to Lender, as mortgagee of the building in which the Leased Premises are located (the "Building"), as follows:

1. The Lease is a valid lease and in full force and effect, and represents the entire agreement between Landlord and Tenant. The Lease has (check one):

     ( ___ ) Not been amended, modified, supplemented, extended, renewed or assigned.

     ( ___ ) Not been amended, modified, supplemented, extended, renewed or assigned, except by the following agreements:

                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

2. The Lease provides for an initial term of ________________ years, _________ months. The term of the Lease commenced (or is anticipated to commence) on _______________, 19___, and will end on _________, ______. Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by Tenant.

3.   The Lease (check one):

     ( ___ ) Does not contain an option to extend or renew the term thereof, or for any additional term or terms.

     ( ___ ) Contains one or more options for _________ additional term(s) of ___________ year(s) and _____________ month(s) (each) at a rate to be determined as follows:

                         See Sections __ of the Lease

                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

4.   The description above of the Premises and Area is accurate.

5. The Lease provides for monthly Base Rent installments of $____________. Tenant has commenced payment of monthly installments of Rent in the amount of $________________.

6. No advance rental or other payment has been made in connection with the Lease, except rental for the current month, there is no "free rent" or other concession under the remaining term of the Lease and the Rent has been paid to and including ______________________, 19___.

7. A security deposit in the amount of $ ________________ is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

8. To the knowledge of Tenant, all obligations and conditions under the Lease (including construction obligations) to be performed or satisfied to date by Landlord have been performed or satisfied.

9. Landlord (to Tenant's knowledge) is not in default, nor is Tenant in Default of any of the terms and conditions of the Lease and no event to Tenant's knowledge has occurred which, with the giving of notice or mere passage of time, or both, would constitute an event of default thereunder. Tenant has no claims, demands or causes of action against Landlord arising out of the Lease or Tenant's occupancy of the Leased Premises.

10. Tenant has received no rent concessions or other inducements to execute the Lease which have not been fulfilled, except as follows:

                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

11. The Lease contains no options for Tenant to terminate the Lease (except on Landlord's default) or to expand or contract the Leased Premises, or any rights of first refusal, except as follows:

12. Tenant has not exercised (or given Landlord any notice of its intent to exercise) any option or right of first refusal set forth in Paragraph 11 above, except as follows:

                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

13. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

14. There are no actions, voluntary or involuntary (to Tenant's knowledge), pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

15. Tenant has not used or disposed of and will not use or dispose of, hazardous materials at the Leased Premises in violation of any environmental law, rule, regulation or ordinance at any time applicable to the Building or the Premises.

16. Tenant has dealt with no brokers other than Douglas Elliman-Beitler Management Corporation and _____________________________________________ in
     connection with the Lease.

17.  The address for notices to Tenant, as stated in the Lease, is correct.

18.  Tenant is presently using _______________ parking spaces in the Building.

19. The person executing this estoppel certificate on behalf of Tenant is duly authorized to do so.

20. Tenant understands and acknowledges that Lender is relying upon the representations herein made.

     IN WITNESS WHEREOF, the undersigned has executed this Tenant Lease Estoppel Certificate as of the ____ day of ____________, 200_.


                                               TENANT:
                                               ------

                                               ________________________________,
                                               a_______________________________


                                               By:_____________________________

                                               Typed Name:_____________________
                                               Title:__________________________

                                               Date:___________________________

                                               ATTEST:

                                               ________________________________
                                               Typed Name:_____________________
                                               Title:__________________________

                                   EXHIBIT F
                                   ---------

                               Legal Description
                               -----------------

PARCEL 1:
---------

SUB-LOTS 9, 10, 11 AND 12 IN THE SUBDIVISION OF LOTS 1 AND 2 IN BLOCK 95 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THOSE PARTS OF THE ALLEYS (VACATED IN PART BY ORDINANCE OF THE CITY COUNCIL OF THE CITY OF CHICAGO ON MARCH 27, 1905), LYING NORTH OF AND ADJOINING SAID SUB-LOT 9 AND EAST OF AND ADJOINING SAID SUB-LOTS 9, 10, 11 AND 12 AND WHICH PARTS LIE SOUTH AND WEST OF THE RESPECTIVE CENTERLINES, AND SAID CENTERLINES EXTENDED, ALSO THE NORTH HALF OF THAT PART OF THE 18 FOOT ALLEY, LYING SOUTH OF AND ADJOINING SAID SUB-LOT 12, AND SOUTH OF THAT PART OF THE ALLEY EAST OF AND ADJOINING SAID SUB-LOT 12, WHICH LIES WEST OF THE CENTERLINE EXTENDED SOUTH, IN COOK COUNTY, ILLINOIS.


PARCEL 2:
---------

SUB-LOT 6 IN THE SUBDIVISION OF LOTS 1 AND 2 IN BLOCK 95 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THE NORTH HALF OF THAT PART OF THE 10 FOOT ALLEY WHICH LIES SOUTH OF AND ADJOINING SAID SUB-LOT 6, IN COOK COUNTY, ILLINOIS.


PARCEL 3:
---------

SUB-LOTS 2, 3, 4 AND 5 IN THE SUBDIVISION OF LOTS 1 AND 2 IN BLOCK 95 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THOSE PARTS OF THE ALLEYS, LYING SOUTH OF AND ADJOINING SAID SUB-LOTS 3, 4 AND 5 AND WEST OF AND ADJOINING SAID SUB-LOT 2, AND WHICH PARTS LIE NORTH AND EAST OF THE RESPECTIVE CENTERLINES AND SAID CENTERLINES EXTENDED, ALSO THE NORTH HALF OF THAT PART OF THE 18 FOOT ALLEY LYING SOUTH OF AND ADJOINING SAID SUB-LOT 2, AND SOUTH OF THAT PART OF THE ALLEY WEST OF AND ADJOINING SAID SUB-LOT 2, WHICH LIES EAST OF THE CENTERLINE EXTENDED SOUTH, IN COOK COUNTY, ILLINOIS.

PARCEL 4:
---------

SUB-LOT 1 IN THE SUBDIVISION OF LOTS 1 AND 2 IN BLOCK 95 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THE NORTH HALF OF THAT PART OF THE 18 FOOT ALLEY WHICH LIES SOUTH OF AND ADJOINING SAID SUB-LOT 1, IN COOK COUNTY, ILLINOIS.


PARCEL 5:
---------

SUB-LOTS 7 AND 8 IN THE SUBDIVISION OF LOTS 1 AND 2 IN BLOCK 95 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THE NORTH HALF OF THAT PART OF THE 10 FOOT ALLEY WHICH LIES SOUTH OF AND ADJOINING SAID SUB-LOTS 7 AND 8, IN COOK COUNTY, ILLINOIS.

TOGETHER WITH ALL RIGHT, TITLE AND INTEREST, IF ANY, IN THE STREETS ABUTTING THE PROPERTY COMMONLY KNOWN AS WEST MADISON STREET AND SOUTH WELLS STREET.

STREET ADDRESS:    181 West Madison Street, Chicago, Illinois


PIN: 17-16-203-004-0000; 17-16-203-002-0000; 17-16-203-003-0000;
     17-16-203-005-0000; 17-16-203-001-0000

                                   EXHIBIT G
                                   ---------

                           ["Intentionally Deleted"]

                                   EXHIBIT H
                                   ---------

                                   Base Rent
                                   ---------

---------------------------------------------------------------------------------------------------------
Definition     Suite/     Rentable     Base Rent        Period              Base            Period
 of Space      Floor        Area        per RSF                           Rent per
                          (Square                                           RSF
                           Feet)
---------------------------------------------------------------------------------------------------------
Extension         400       16,491        $10.38     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension         500       17,202        $21.00     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension         600       21,227        $21.00     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension         700       21,227        $21.00     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension         800       21,227        $21.00     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension         900       21,227        $21.00     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension        1000       21,227        $25.50     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension        1100       21,227        $25.50     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension        1200       21,227        $25.50     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension        1400       21,227        $25.50     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension        1500       12,982        $25.50     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension        1550        8,245        $10.50     11/1/00 - 3/14/01      21.75     4/1/05 - 12/31/2020
                                          $18.25     3/15/01 - 3/14/02
                                          $18.80     3/15/02 - 3/14/03
                                          $19.36     3/15/03 - 3/14/04
                                          $19.94     3/15/04 - 3/14/05

Extension        1600       15,952        $29.89     11/1/00 - 3/31/05      21.75     4/1/05 - 12/31/2020

Extension        2000       21,804        $21.00     11/1/00 - 4/30/01      21.75     4/1/05 - 12/31/2020
                                          $21.63      5/1/01 - 4/30/02
                                          $22.28      5/1/02 - 4/30/03
                                          $22.95      5/1/03 - 4/30/04
                                          $23.64      5/1/04 - 3/31/05

23rd Floor       2300       21,804        $21.75   1/1/01 - 12/31/2020

36th Floor       3600       20,866        $10.00               2/28/00
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT I
                                   ---------

                              Items to be Removed
                              -------------------

The following are items which Landlord may require Tenant to remove from the
Premises:

     -    Stairways

     -    Dumbwaiters or elevators

     -    Pneumatic systems

     - Special fire suppression systems (except for existing [as of date of this Lease] telecom room on the 6th floor)

     -    Raised flooring system

     -    Hard finish flooring surfaces which modify slab

     - Equipment or fixtures permanently attached to the Premises or building system (except existing [as of date of this Lease] card-reader system and existing [as of date of this Lease] supplemental HVAC on 6th and 7th Floor training areas)

     - Any brick or block partitions constructed using mortar or other cementitious bonding materials.

     -    Vaults.

     -    Pedestrian bridge

     -    Items containing Hazardous Materials

                                   EXHIBIT J
                                  ----------

                          Payment of Rent Adjustment
                          --------------------------

     A. Definitions. For the purposes of this Exhibit, the following terms, words or phrases shall have the following meanings and definitions.

          (i) "Consumer Price Index" ("CPI") means the revised Consumer Price Index for Urban Wage Earners and Clerical Workers, Chicago, All Items, issued by the Bureau of Labor Statistics, United States Department of Labor (1982-84=100). If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord and Tenant shall agree to substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication. As used herein, the CPI "for" any calendar month means the CPI announced for such calendar month regardless of when the CPI for such calendar month is announced or published.

          (ii) "Rent Adjustment Deposits" means one-twelfth (1/12th) of the amounts of the Rent Adjustments, if any, for the then current Lease Year as Landlord shall reasonably estimate from time to time and communicate in writing to Tenant (until such amount is determinable, and an appropriate adjustment shall then be made).

          (iii)  "Rent Adjustment Termination Date" means March 31, 2005.

          (iv) "Adjusted Annual Base Rent" means Base Rent as adjusted by the Rent Adjustment made pursuant to this Exhibit J.

          (v) "Incremental Rent Adjustment" means the portion of the Rent Adjustment for the Subject Lease Year which is in excess of the Rent Adjustment that was added to Base Rent the preceding Lease Year.

          (vi) "Subject Lease Year" means the Lease Year for which Rent Adjustment is being calculated.

     B. Tenant shall pay for each Lease Year, to and including the Rent Adjustment Termination Date, the following amounts ("Rent Adjustment"):

          (i) an amount equal to $.90 per RSF plus thirty percent (30%) of the product of (a) the Base Rent for the Extension Premises (except the 4/th/ floor and Suite 1600, Suite 1550 and the 20/th/ floor) plus $.90 per RSF, multiplied by (b) the percentage change (positive or negative) of the CPI for January of the Subject Lease Year over the CPI for the first full month of 1990 (being 126.50); provided, however, that for any Lease Year the Incremental Rent Adjustment shall not exceed three percent (3%) of the Base Rent for the Extension Premises (except the 4/th/ floor and Suite 1600, Suite 1550 and 20/th/ floor) for the immediately preceding Lease Year; and

          (ii) with respect to Suite 1600, an amount equal to the product of $29.89 per RSF, multiplied by 35% of the percentage increase (if any) of the CPI for January of the Subject Lease Year over the CPI for the month of January, 1996 (being 149.70) (collectively "Rent Adjustment").

          Any abatement in Base Rent or Rent Adjustment provided by this Lease shall be applied to reduce the amount due and owing by Tenant after the amount of the Rent Adjustment for the Subject Year has been determined without regard to any past or present abatements. Neither the calculation of the amount of any Rent Adjustment nor the calculation of any limit on the amount of the Rent Adjustment provided in this paragraph shall include consideration of abatements in any component of the calculation;

          No Rent Adjustment is payable for the 4/th/ floor, Suite 1550, the 20/th/ floor or 23/rd/ floor or 36th floor.

          A sample calculation of Rent Adjustment (other than for Suite 1600) is shown on Exhibit J-1.

     C. Rent Adjustment Deposit - So long as Tenant is obligated to pay Rent Adjustment, Tenant agrees to pay to the Rental Agent on the first day of each and every month during the Term of this Lease the Rent Adjustment Deposit. The Rent Adjustment Deposits shall be deposited against the Rent Adjustment due or to become due for the Lease Year during which such deposits are required to be made. All Rent Adjustment Deposits may be commingled and need not be segregated by the Landlord or the Landlord's Rental Agent, and may be held and utilized by the Landlord without payment to the Tenant of interest or any sums for the use of any of said deposits. During the last Lease Year or during any partial Lease Year during which this Lease terminates or Rent Adjustment obligation ends, Landlord may include in Rent Adjustment Deposits its reasonable estimates of the Rent Adjustment which may not finally be determined until after the expiration or termination of this Lease.

     D. Landlord's Statement - Payment of Rent Adjustment. Not later than one hundred twenty (120) days after the expiration of each Lease Year, the Landlord shall cause to be furnished to the Tenant a statement showing the following:

          (i)    CPI for the Calculation Year.

          (ii)   CPI for January 1990 and January 1996, as applicable.

          (iii) The amount of Rent Adjustment due Landlord for the Calculation Year, less credit for Rent Adjustment Deposits both paid by the Tenant in and allocable to the said Calculation Year.

          (iv) The Rent Adjustment Deposit due monthly as aforesaid during the Lease Year next following the Calculation Year for which the statement is given (subject to revision as aforesaid), including the amount or revised amount for the months prior to the rendition of the statement.

     Within fifteen (15) business days after the receipt of such statement, the Tenant shall pay to the Rental Agent the amount of Rent Adjustment to the Landlord for the Calculation Year, as reflected in said statement and the amount of the Rent Adjustment Deposit due for the months between the expiration of the Calculation Year described in the statement to and including the month in which the statement is furnished. If such statement shall reflect an amount due from the Landlord to the Tenant, the Landlord shall refund such amount to Tenant within fifteen (15) business days after Tenant's receipt of such statement.

     E. Allocation - Survival. If the Term ends or Rent Adjustment Termination Date occurs on any day other than the last day of December, any Rent Adjustment due Landlord or Tenant shall be prorated, and the Tenant shall pay such amount within fifteen (15) business days after being billed or Landlord shall pay such amount to Tenant within fifteen (15) business days after determining such calculation, as the case may be. The Tenant's obligation and covenants to pay the Rent Adjustment and the Rent Adjustment Deposits each and all independent of every other covenant set forth in this Lease shall survive the expiration or termination of this Lease.

     Rent Adjustment shall not be prorated for the Lease Year in which the Commencement Date falls, it being intended that such rent be paid as if the obligation to pay Rent Adjustment for such Lease Year under this Lease commenced January 1 of such year.

                             Exhibit J-1
                Sample Calculation of Rent Adjustments

                                                                                Year 1
                                                                      (of the Existing       Year 2         Year 3        Year 4
                                                                       ---------------       ------         ------        ------
                                                                                 Lease)
                                                                                 -----
    A      Annual Base Rent (amount used for example purposes only)      $ 4,000,000.00 $ 4,000,000.00 $ 4,000,000.00 $ 4,000,000.00

    B      Rent Adjustment (exhibit J Para B)                            $   200,000.00 $   180,000.00 $   180,000.00 $   180,000.00
                                                                         -----------------------------------------------------------
    C      Annual Base Rent + Rent Adjustment (Row A + Row B)            $ 4,200,000.00 $ 4,180,000.00 $ 4,180,000.00 $ 4,180,000.00

    D      Base Year CPI                                                          126.5          126.5          126.5          126.5

    E      Current Year CPI (assumed)                                                              135            150            160
                                                                                        --------------------------------------------
    F      Change in CPI (Row E-Row D)/Row D                                                     0.067          0.186          0.265

    G      Rent Adjustment (Base Year to Subject Year
           30% x C x F)                                                                 $    84,018.00 $   233,244.00 $   332,310.00

           Annual Rent Adjustment Calc.
    H      Incremental Rent Adjustments Subject Year G - Prior Year J                   $    84,018.00 $   149,226.00 $   120,371.46

    I      Annual Cap Amount (3% of Prior Year Adj. Annual Base Rent) (3% x
           Prior Year K)                                                                $   126,000.00 $   127,920.54 $   131,758.16

           Cap Application If H greater than I Cap Applies                                Cap Not Appl      Cap Appls  Cap Not Appls
                                                                                        --------------------------------------------

    J      Subject Lease Year Rent Adjustment If cap not Appl: G                        $    84,018.00 $   211,938.54 $   332,310.00
                          If cap Applies: I plus Previous Year J
                                                                         -----------------------------------------------------------
    K      Adjusted Annual Base Rent                A+B+J                $ 4,200,000.00 $ 4,264,018.00 $ 4,391,938.54 $ 4,512,310.00
                                                                         ===========================================================

                                     J-1-1

                                   EXHIBIT K
                                   ---------

                 Example of Calculation of Special Tenant Fee
                 --------------------------------------------


                                                                                         4% of Prior     Tax and
                                                                                           Year Tax      Expense
                                     Annual                                                & Expense    Component         Annual
                      Tax and      Percentage         Tax and                               Amount      (Lesser of    Special Tenant
                      Expense       Increase        Expense Cap                          (Prior Year     Col D or          Fee
       Lease      Amount per RSF    (Note 1)         (Col. C)                            Col A x 4%)   Col C x 4%)    Amount per RSF
       Year          (Col. A)       (Col. B)    (Prior Year X 1.03)      Fiscal Year       (Col D)        Col. E         (Col. F)
------------------------------------------------------------------------------------------------------------------------------------
2000 base year        $16.43
2001                  $16.84         2.50%            $16.92
2002                  $17.35         3.00%            $17.43         4/1/2002-3/31/2003     $0.67         $0.67           $0.67
2003                  $17.90         3.20%            $17.95         4/1/2003-3/31/2004     $0.69         $0.69           $1.36
2004                  $18.98         6.00%            $18.49         4/1/2004-3/31/2005     $0.72         $0.72           $2.08
2005                  $18.25        -3.82%            $19.05         4/1/2005-3/31/2006     $0.76         $0.74           $2.82
2006                  $18.84         3.25%            $19.62         4/1/2006-3/31/2007     $0.73         $0.73           $3.55
2007                  $19.50         3.50%            $20.21         4/1/2007-3/31/2008     $0.75         $0.75           $4.30
                                                                     4/1/2008-3/31/2009     $0.78         $0.78           $5.08

Note 1:           The annual % increases illustrated is not intended to be
                    indicative of the future year Tax and Expense Amount % increase, but have been derived for purposes of this example only

Note 2:           The year 2000 Tax and Expense amount of $16.43 represents an estimate only

Note 3:           The Amount shown are per RSF. These amounts must be multiplied by the RSF of the Premises.
RSF = Rentable Square Feet

                                   EXHIBIT L
                                   ---------

                                 Stacking Plan
                                 -------------

                        181 West Madison Stacking Plan
                        ------------------------------


                    Floor                 Net Rentable
                    -----                 ------------

                    49                    13,163
                    48                    13,163
                    47                    17,397
                    46                    17,397
                    45                    17,397
                    44                    17,397
                    43                    17,397
                    42                    20,466
                    41                    20,466
                    40                    20,505
                    39                    20,866
                    38                    20,866
                    37                    20,866
                    36                    20,866
                    35                    20,866
                    34                    22,480
                    33                    22,480
                    32                    22,480
                    31                    22,480
                    30                    22,480
                    29                    21,453
                    28                    21,844
                    27                    21,844
                    26                    21,804
                    25                    21,804
                    24                    21,804
                    23                    21,804
                    22                    21,804
                    21                    21,804
                    20                    21,804
                    19                    21,645
                    18                    20,848
                    17                    21,227

                    16                       20,852
                    15                       21,227
                    14                       21,227
                    12                       21,227
                    11                       21,227
                    10                       21,227
                    09                       21,227
                    08                       21,227
                    07                       21,227
                    06                       21,227
                    05                       17,202
                    04                       16,491
                                             ------
               Total Rentable Area           918,555 Square Feet

                                 EXHIBIT M
                                 ---------

                                 Level Pay
                                 ---------


     The Level Pay Equivalent (LPE) is derived by discounting all elements of a transaction's contracted and actual costs and cash flow back to the initial investment date, at a pre-determined interest factor (resulting in a Net Present Value, or NPV). The NPV is then amortized over the contract lease term, utilizing the same interest factor. The initial month of the lease (in which the Landlord's cash costs are theoretically incurred, unless stated otherwise) is referred to as Month Zero (as costs are typically incurred prior to receiving revenue), and each Lease Year of revenue is depicted in twelfths to properly account for timing of monthly receipts. Correspondingly, the interest rate is calculated on a monthly basis. Rental abatements (if any) are shown as a negative cash flow in the year they occur.

     An example of an LPE calculation for a hypothetical lease is on the following spreadsheet titled Sample LPE Calculation. This sample is intended for example purposes only, and should not be construed to represent any actual or factual information.

                                   Exhibit M
                            Sample LPE Calculation
                         -----------------------------

------------------------------------------------------------------------------
                      Sum of
         Sum of     Commission      Misc
        Base Rent, Construction   Expenses         Net
         % Escn,    and Lease      (Legal,      Total at
                                                                                ----------------------------------------------------
       Fixed Escn,  Assumption  Architectural  Beginning     NPV    LPE of               Lease Assumptions for Sample Calculation
 Month  and CPI      Expense         Etc.)      of Month     10%    NPV10%      ----------------------------------------------------
------------------------------------------------------------------------------
   0      $0.00      ($20.00)     ($1.00)       ($21.00)                        Lease Term (Yrs)                    5  Years
   1      $2.08       $ 0.00       $0.00         $ 2.08                         Net Base Rent                  $25.00  PSF
   2      $2.08       $ 0.00       $0.00         $ 2.08                         Annual Esculation               3.00%  Per Year
   3      $2.08       $ 0.00       $0.00         $ 2.08                         Tenant Improvements            $14.75  PSF
   4      $2.08       $ 0.00       $0.00         $ 2.08                         Legal Expense                   $0.50  PSF
   5      $2.08       $ 0.00       $0.00         $ 2.08                         Architectural Exp.              $0.50  PSF
   6      $2.08       $ 0.00       $0.00         $ 2.08                         Commission                      $5.25  PSF
                                                                                                         ------------
   7      $2.08       $ 0.00       $0.00         $ 2.08                         Total Landlord Cost            $21.00  PSF
                                                                                ----------------------------------------------------
   8      $2.08       $ 0.00       $0.00         $ 2.08                                     Landlord Cash Flow Analysis
                                                                                ----------------------------------------------------
   9      $2.08       $ 0.00       $0.00         $ 2.08                         Total Landlord Cost          ($ 21.00) PSF
  10      $2.08       $ 0.00       $0.00         $ 2.08                         Net Escl. Rent Year 1         $ 25.00  PSF
  11      $2.08       $ 0.00       $0.00         $ 2.08                         Net Escl. Rent Year 2         $ 25.75  PSF
  12      $2.08       $ 0.00       $0.00         $ 2.08   $ 2.70   $ 2.85       Net Escl. Rent Year 3         $ 26.52  PSF
  13      $2.15       $ 0.00       $0.00         $ 2.15                         Net Escl. Rent Year 4         $ 27.32  PSF
  14      $2.15       $ 0.00       $0.00         $ 2.15                         Net Escl. Rent Year 5         $ 28.14  PSF
                                                                                                           ----------
  15      $2.15       $ 0.00       $0.00         $ 2.15                         Total Net Eff. Rent           $111.73  PSF
                                                                                ----------------------------------------------------
  16      $2.15       $ 0.00       $0.00         $ 2.15                                       Economic Analysis Summary
                                                                                ----------------------------------------------------
  17      $2.15       $ 0.00       $0.00         $ 2.15                         Return After            NPV @10%          LPE@ 10%
                                                                                                    --------------------------------
  18      $2.15       $ 0.00       $0.00         $ 2.15                         Lease Year One           $ 2.70            $ 2.85
  19      $2.15       $ 0.00       $0.00         $ 2.15                         Lease Year Two           $24.79            $13.73
  20      $2.15       $ 0.00       $0.00         $ 2.15                         Lease Year Three         $45.39            $17.58
  21      $2.15       $ 0.00       $0.00         $ 2.15                         Lease Year Four          $64.60            $19.66
  22      $2.16       $ 0.00       $0.00         $ 2.15                         Lease Year Five          $82.51            $21.04
  23      $2.15       $ 0.00       $0.00         $ 2.15                         ----------------------------------------------------
  24      $2.15       $ 0.00       $0.00         $ 2.15   $24.79   $13.73
  25      $2.21       $ 0.00       $0.00         $ 2.21
  26      $2.21       $ 0.00       $0.00         $ 2.21
  27      $2.21       $ 0.00       $0.00         $ 2.21
  28      $2.21       $ 0.00       $0.00         $ 2.21
  29      $2.21       $ 0.00       $0.00         $ 2.21
  30      $2.21       $ 0.00       $0.00         $ 2.21
  31      $2.21       $ 0.00       $0.00         $ 2.21
  32      $2.21       $ 0.00       $0.00         $ 2.21
  33      $2.21       $ 0.00       $0.00         $ 2.21
  34      $2.21       $ 0.00       $0.00         $ 2.21
  35      $2.21       $ 0.00       $0.00         $ 2.21
  36      $2.21       $ 0.00       $0.00         $ 2.21   $45.39   $17.58
  37      $2.28       $ 0.00       $0.00         $ 2.28
  38      $2.28       $ 0.00       $0.00         $ 2.28
  39      $2.28       $ 0.00       $0.00         $ 2.28
  40      $2.28       $ 0.00       $0.00         $ 2.28
  41      $2.28       $ 0.00       $0.00         $ 2.28
  42      $2.28       $ 0.00       $0.00         $ 2.28
  43      $2.28       $ 0.00       $0.00         $ 2.28
  44      $2.28       $ 0.00       $0.00         $ 2.28
  45      $2.28       $ 0.00       $0.00         $ 2.28
  46      $2.28       $ 0.00       $0.00         $ 2.28
  47      $2.28       $ 0.00       $0.00         $ 2.28
  48      $2.28       $ 0.00       $0.00         $ 2.28   $64.60   $19.66
  49      $2.34       $ 0.00       $0.00         $ 2.34
  50      $2.34       $ 0.00       $0.00         $ 2.34
  51      $2.34       $ 0.00       $0.00         $ 2.34
  52      $2.34       $ 0.00       $0.00         $ 2.34
  53      $2.34       $ 0.00       $0.00         $ 2.34
  54      $2.34       $ 0.00       $0.00         $ 2.34
  55      $2.34       $ 0.00       $0.00         $ 2.34
  56      $2.34       $    0       $0.00         $ 2.34
  57      $2.34       $ 0.00       $0.00         $ 2.34
  58      $2.34       $ 0.00       $0.00         $ 2.34
  59      $2.34       $ 0.00       $0.00         $ 2.34
  60      $2.34       $ 0.00       $0.00         $ 2.34   $82.51   $21.04
        -----------------------------------------------
TOTALS  $132.73      ($20.00)     ($1.00)       $11,173  NPV @ 10% LPE @ 10%

                                   EXHIBIT N
                                   ---------

  Short Form of Lease
  -------------------



                              SHORT FORM OF LEASE
                              -------------------


     This Short Form of Lease ("Short Form Lease") made as of the ________day of __________________, 200__, by and between ____________, a _______ corporation
("Tenant"), and ____________________________________________________, a
_____________________________ company ("Landlord").

                                  WITNESSETH:

     1.  Premises.  Landlord hereby leases to Tenant, and Tenant leases from
         --------
Landlord that certain premises (the "Premises") identified on Exhibit A hereto in the building located at 181 West Madison Street on a parcel of real property ("Real Property") lying, being and situate in Cook County, City of Chicago, State of Illinois, which Real Property is particularly described on Exhibit B attached hereto and made a part hereof, on the terms of the lease of the Premises between Landlord and Tenant dated ________________.


THIS DOCUMENT PREPARED BY
AND AFTER RECORDING RETURN TO:

Sue Ann Fishbein                              Address of Property:
PIPER MARBURY RUDNICK & WOLFE                 181 West Madison Street
                                              -----------------------
203 North LaSalle Street                      Chicago, IL
                                              -----------------------
                                              _______________________
Suite 1800                                    PIN:
Chicago, IL 60601-1293

     2.  Term and Renewal Options. The term of the Lease is for ________________
         ------------------------
( ) years, commencing. Tenant shall have two successive five-year options to extend the term, on the terms and conditions set forth in the Lease.

     3.  Right to Lease Additional Space.  Tenant shall have the rights to lease
         -------------------------------
additional space in the Building as are set forth in the Lease.

     4.  Right of First Offer to Purchase the Building.  Tenant shall have the
         ---------------------------------------------
right to purchase the Real Property on the terms set forth in the Lease.

     5.  Incorporation of Lease.  This Short Form Lease is for informational
         ----------------------
purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a shortened form of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.

     6.  Binding Effect.  The rights and obligations set forth herein shall be
         --------------
binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          IN WITNESS WHEREOF, the parties have executed this Short Form of Lease as of the day and year first above written.

                                            LANDLORD:

                                            ____________________________________
                                            a(n)________________________________

                                            By:_________________________________
                                            Print Name:_________________________
                                            Print Title:________________________


                                            TENANT:
                                            ________________ a______ corporation
                                            ____________________________________

                                            By:_________________________________
                                            Print Name:_________________________
                                            Print Title:________________________

STATE OF____________)
                    ) SS:
COUNTY OF___________)

     I HEREBY CERTIFY that on this day before me, a Notary Public duly authorized in the State and County named above to take acknowledgments, personally appeared, ___________________, to me known to be the person described as the _________________ of _________________, a ________, who signed the foregoing instrument in such capacity, and acknowledged the execution thereof to be his free act and deed as such person in such capacity for the uses and purposes therein mentioned, and that the said instrument is the act and deed of said _________________.

     WITNESS my hand and official seal in the State and County last aforesaid this ____ day of ______________, 2000.

                                               _________________________________
                                               Notary Public
                                               State of_________________________
                                               My Commission expires: __________

STATE OF __________ )
                    ) SS:
COUNTY OF__________ )

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the state and county named above to take acknowledgments, personally appeared ______________ as Assistant Secretary of , a corporation, to me known to be the person who signed the foregoing instrument as such officer and he acknowledged that the execution thereof was his free act and deed as such officer for the use and purposes therein expressed and that the instrument is the act and deed of said corporation.

WITNESS my hand and official seal this _______ day of _____________, 2000 in the county and state first above written.

                                             ___________________________________
                                             Notary Public
                                             State of___________________________
                                             My Commission expires:_____________

                                   EXHIBIT O
                                   ---------

                          Form of First Offer Notice
                          --------------------------

                             [LANDLORD LETTERHEAD]


                                                    [Date]
CERTIFIED MAIL, RETURN RECEIPT REQUESTED
----------------------------------------
[The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
Attention: Vice President, Corporate Real Estate]

Re: Lease dated ____________, 2000, by and between LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, not individually, but solely and only as Trustee under Trust Agreement dated April 5, 1990, and known as Trust Number 1105513-07, as Landlord, and The Northern Trust Company, an Illinois banking corporation, as Tenant.

Pursuant to Section 51 of the Lease, Landlord hereby notifies you that the First Offer Space described below is Available for Lease at the rent and on the commencement date set forth below.


Location:

Floor Plan:  ____ attached    ____ not attached

Rentable Area:

First Offer Space Commencement Date (possession date):

Date for commencement of rent, if other
than First Offer Space Commencement Date:

Market Rental Rate:


Term of lease of First Offer Space to expire _________, because a right or option to lease such space granted in another Building Lease described in
Section 51C (ii) or (iii).

     Capitalized terms used in this letter have the meaning set forth in the Lease.

Please respond within twenty (20) business days after receipt of this notice if you elect to lease the First Offer Space.

Very truly yours,

[Landlord, or its agent]



______   Tenant hereby elects to lease the First Offer Space described above on the terms of this First Offer Space Notice.

______   Tenant waives its right to lease First Offer Space described above on the terms of this First Offer Space Notice, subject to reinstatement as provided in Section 51(D)(iv).


[Name of Tenant]

By:   _________________________
      Name:____________________
      Title:___________________
Date: _________________________




cc:  The Northern Trust Company
     50 South LaSalle Street
     Chicago, IL 60675
     Attention: General Counsel

                                   EXHIBIT P
                                   ---------

                                Landlord's Work
                                ---------------



1)  Work of Landlord specifically set forth in Section 14.

2)  HVAC design specifications set forth in Section 7A.

3)  Landlord's obligations with respect to ADA set forth in Section 29B.

4)  Electrical design standards set forth in Section 10A.

                                   EXHIBIT Q
                                   ---------

                            Parking Space Location
                            ----------------------



                    (Map of Northern Trust Parking Spaces)

                                      Q-1